UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LGBTQ Loyalty Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7389	80-0671280
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

2435 Dixie Highway

Wilton Manors, FL 33305

310-957-5231

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive office)

Please send copies of all communications to:

Robert A. Blair, CEO

LGBTQ Loyalty Holdings, Inc.

2435 Dixie Highway

Wilton Manors, FL 33305

310-957-5231

(Name, address, including zip code, and telephone, including area code, of agent for service)

Copies of all correspondence to::

Peter J. Gennuso, Esq.

McCarter & English, LLP

Worldwide Plaza, 825 Eighth Ave., 31st Flr.

New York, NY 10019

212-609-6862

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee(5)

Common Stock, par value $0.001	220,000,000	(3)	$0.02	$4,400,000	$480.04
Common Stock, par value $0.001	16,906,002	(4)	$0.02	$338,120.04	$36.89
Total:	236,906,002				$516.93

(1)	In accordance with Rule 416(a), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and is based upon the closing price of $0.02 per share of the registrant’s common stock on the OTC Pink on July 16, 2021.
(3)	Consists of up to 220,000,000 shares of common stock which may be issuable in connection with the Offering. Assuming all of these shares are sold, the Company’s total number of issued and outstanding shares of common stock will be 889,390,677 calculated on the total number of shares issued and outstanding on July 16, 2021. The total number of registered shares will then represent 24.7% of the issued and outstanding shares.
(4)	Represents shares of common stock issued to selling stockholders named in this prospectus (the “Resale Shares”). See “Selling Security Holders”.
(5)	The fee is calculated by multiplying the aggregate offering amount of the shares subject to the Offering and the Resale Shares by 0.0001091, pursuant to Section 6(b) of the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION DATED JULY 22, 2021

LGBTQ Loyalty Holdings, Inc.

236,906,002 Shares of Common Stock

This prospectus relates to (a) the offering of 220,000,000 common stock shares of the Company on a “best efforts” basis through its management to be sold at a fixed price to be determined upon effectiveness (the “Offering”), (b) the registration of 16,906,002 shares of common stock on behalf of certain selling security holders named in this prospectus (the “Resale Shares) and (c) pursuant to Rule 416 under the Securities Act, an indeterminate number of shares of common stock that are issuable upon stock splits, stock dividends, recapitalizations or other similar transactions affecting the shares of the selling stockholders.

The aggregate 220,000,000 amount of shares of common stock which may be sold pursuant to the Offering would constitute approximately 24.7% of the Company’s issued and outstanding shares as of July 16, 2021, assuming that we sell all 220,000,000 shares.

Our common stock is subject to quotation on OTC Pink, operated by OTC Markets Group, Inc., under the symbol “LFAP”. On July 21, 2021, the last reported sales price for our common stock was $0.019 per share. We urge prospective purchasers of our common stock to obtain current information about the market prices of our common stock. We will not receive proceeds from the sale of shares of our common stock in the open market or negotiated prices by the selling stockholders. However, we will receive cash proceeds in connection with the Offering. The selling stockholders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. We provide more information about how the selling stockholders may sell their shares of common stock in the section titled “Plan of Distribution”. We will pay for all expenses of the Offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of legal counsel applicable to the sale of the shares.

We have applied for admission to the OTCQB on July 19, 2021. While we believe that we will qualify for quotation on the OTCQB we cannot assure you that our common stock will, in fact, be quoted on the OTCQB and, further, when we will receive such qualification.

The prices at which the selling stockholders may sell the shares of common stock in this offering will be determined by the prevailing market prices for the shares of common stock or in negotiated transactions.

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

We urge you to read carefully the “Risk Factors” section beginning on page 5 where we describe specific risks associated with an investment in these securities before you make your investment decision.

This offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial Public Offering Price	$	$
Discounts and Commission	$	$
Proceeds to us, before expenses	$	$

The date of this prospectus is ________________, 2021.

Table of Contents

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Please read this prospectus carefully and in its entirety. This prospectus contains disclosure regarding our business, our financial condition and results of operations and risk factors related to our business and our common stock, among other material disclosure items. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have never done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

The selling stockholders named in this prospectus may not sell the securities listed in this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and our common stock offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

i

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that should be considered before investing in our common stock. Potential investors should read the entire prospectus carefully, including the more detailed information regarding our business provided below in the “Description of Business” section, the risks of purchasing our common stock discussed under the “Risk Factors” section, and our financial statements and the accompanying notes to the financial statements.

Unless the context indicates otherwise, all references in this prospectus to “LGBTQ Loyalty,” “LFAP,” the “Company,” “we,” “us” and “our” refer to LGBTQ Loyalty Holdings, Inc. and its wholly owned consolidated subsidiary, Advancing Equality Preference, Inc.

Organizational History

Through our formerly wholly owned subsidiary LifeApps, Inc., we were a licensed developer and publisher of apps for the Apple Apps Store for iPhone, iPod touch, iPad and iPad mini. We were also a licensed developer on both Google Play and Amazon Appstore for Android. We have distributed apps on all three platforms.

On January 25, 2019, we entered into and closed a securities exchange under a Securities Exchange Agreement (the “Securities Exchange Agreement”) with LGBT Loyalty LLC, a New York limited liability company (“LGBT Loyalty”), and Maxim Partners, LLC (“Maxim”), pursuant to which we acquired all of the membership interests of LGBT Loyalty, making LGBT Loyalty a wholly owned subsidiary of ours, in exchange for 120,959,996 shares of our restricted common stock and one share of our newly created Series A Convertible Preferred Stock (the “Series A Preferred Stock”). The common stock issued to Maxim represented, upon issuance, 49.99% of our then issued and outstanding shares of common stock. Effective March 26, 2019, the shares of Series A Convertible Preferred Stock was converted into 8,598,578 shares of our common stock.

Effective April 25, 2019, we filed a Certificate of Amendment to our Certificate of Incorporation (the “Charter Amendment”) with the Delaware Secretary of State to change our name from LifeApps Brands Inc. to LGBTQ Loyalty Holdings, Inc. The form of and filing of the Certificate of Amendment was approved by our Board of Directors.

On June 3, 2019 we filed a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Series C COD”) with the Delaware Secretary of State to create a new class of preferred stock, $0.001 par value per share, designated Series C Convertible Preferred Stock (“Series C Preferred Stock”) and authorized the issuance of up to 129,559 shares of Series C Preferred Stock. On the Closing Date, all of the 129,559 shares of Series C Preferred Stock were issued to Pride Partners, LLC (“Pride”), the assignee of Maxim. On June 4, 2019 we entered into a Securities Exchange Agreement with Maxim (the “Holder”) pursuant to which the Holder exchanged 129,558,574 shares of Common Stock for 129,559 shares (the “Exchange Shares”) of our Series C Preferred Stock (the “Share Exchange”).

On October 30, 2019, through our wholly-owned subsidiary Loyalty Preference Index, Inc. (“LPI”), we launched the LGBTQ100 ESG Index (or “LGBTQ100”) which references LGBTQ community survey data in the methodology for a benchmark listing of the nation’s highest financially performing companies that our respondents believe are most committed to advancing equality. In 2020, LPI was renamed to Advancing Equality Preference, Inc. (“AEP”)

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Business Overview

On January 25, 2019, we acquired LGBT Loyalty LLC, a New York limited liability company, with the goal of creating the first LGBTQ Loyalty Preference Index ETF (the “Index ETF”) to provide the LGBTQ community with the power to influence the allocation of capital within a financial Index ETF based upon LGBTQ consumer preferences. The Index ETF is intended to link the growing economic influence of the LGBTQ community and their allies with many of the top Fortune 500 companies that support and implement diversity, inclusion and equality policies within their organizations. The incorporation of diversity and inclusion in a company’s recruitment and human resource policies is becoming a key concern to investors as part of their growing focus on ESG allocations. Our data and analytics unequivocally reinforce that corporations that have embraced diversity and inclusion policies within their corporate culture perform at a higher level financially than their peers. This includes advancing a more invigorated workforce that attracts and retains the best talent. Innovation and agility have been identified as great benefits of diversity, and there is an increasing awareness of what has come to be known as ‘the power of difference’.

On October 30, 2019, through our wholly-owned subsidiary Loyalty Preference Index, Inc. (“LPI”) and our strategically aligned partnerships with crowd sourced data and analytic providers, we launched the LGBTQ100 ESG Index which integrates LGBTQ community survey data into the methodology for a benchmark listing of the nation’s highest financially performing large-cap publicly listed corporations that our respondents believe are most committed to advancing equality. LPI is the index provider for the LGBTQ + ESG100 ETF; LGBTQ Loyalty was the Sponsor for the prospectus that was filed by the highly regarded licensed Fund Adviser ProcureAM, a wholly owned subsidiary of Procure Holdings, LLC., which is through our platform service agreement (“PSA”), and was approved by the Securities and Exchange Commission (“SEC”) in early January 2020. The LGBTQ + ESG100 ETF (the “Fund”) seeks to track the investment results (before fees and expenses) of the LGBTQ100 ESG Index. The Fund earns management fees based on assets under management (“AUM”) and is expected to launch in Q3 - 2021 on the NASDAQ.

LGBTQ Loyalty has generated an abundance of media coverage for our premier LGBTQ Index product with the launch and listing on NYSE of the LGBTQ100 ESG Index. The exclusive media launch with Bloomberg Media was instrumental in propelling the LGBTQ100 brand to center stage overnight in the financial sector. In addition, LGBTQ Loyalty was featured at the Inside ETFs Summit in early 2020 with Board Members, Barney Frank and Billy Bean speaking on the “The Power of Inclusion & Equality” for investors. Our media strategy objective is to lay the groundwork for additional high-profile positioning of the brand as we work to achieve the desired increased financial media coverage and growth in AUM valuation for our company and shareholders.

Our Brand

Our mission is to build a sustainable and well recognized brand focused on unlocking the growing purchasing power of the LGTBQ community globally by offering a robust LGBTQ Index and licensing ETF portfolios that attract key institutional investors and corporations.

At the nucleus of our LGBTQ Loyalty Preference Index is our partner-driven Crowd Preference Index Methodology (CPIM) which we believe disrupts ESG investing. This is achieved through an elevated screening process of financial performance data and ESG standards and practices, whereby LGBTQ community data on diversity and inclusion compliance directly impacts corporate financial results and transparently identifies and recognizes high performance companies who have consistently outperformed the S&P 500 index or equivalent sector standards and norms.

We intend to extend the LGBTQ Loyalty Index brand with future plans to develop indices with a focus on the ‘Social’ component of ESG utilizing our proprietary financial slogan of “Advancing Equality” within other gender, minority interest groups.

Revenue

The Company focus in 2019 and 2020 was to create and launch our first of many financial Index products through an equality driven thematic ESG screened and alpha performance benchmark. The Company achieved this through its LGBTQ100 ESG Index listing and performance on the NYSE starting on October 30, 2019. In 2021, our collective efforts and focus is to monetize and scale our model by capturing recurring revenue streams through our current financial Index product. Our goal is to accelerate our revenue pursuits through our partnership and licensed relationships to achieve a break-even point when we have secured AUM benchmarked against the LGBTQ100 Index in excess of $50,000,000.

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We intend to introduce a new key partnered revenue source derived from Direct Index Licensing Fees generated by financial institutions and asset management companies for creating a product (e.g. , Index Funds, Structured Financial Products, Turnkey Asset Management Providers) based on or linked to the LGBTQ100 index. This includes fees to use the LGBTQ100 index to track the performance of funds or as benchmarks for actively managed portfolios. We plan to capture Data Subscriptions which could provide recurring subscription revenue from our LGBTQ Index. This includes ongoing and historical data and information generated by our wholly owned division Advancing Equality Preference Inc., and through our strategic partnerships for new potential financial equality-driven Indices.

New initiatives in 2021 include a plan to create ancillary revenue streams to complement and support this unique platform for the top 100 Equality driven Corporations in America represented in the LGBTQ100 Index. We believe our index will reward and elevate the status of those corporations that have adopted diversity and inclusion best practices, cared for their employees and positively impacted LGBTQ communities. Expert LGBTQ economists have repeatedly stressed the value of the LGBTQ brand loyalty to corporations. We consider the companies that best capture the spending trends and loyalty of the LGBTQ consumer will be better positioned for financial growth and success. Given the opportunity to link to the power and status generated between the LGBTQ community, these companies and their own workforce, we will launch a Partner Loyalty Program which includes benefits afforded to defined sponsorship tiers.

Our initial investments in creating a high performing product with a well-recognized brand have been established. As we begin to move into planning for the post-COVID-19 world, we will now shift our efforts to cultivate new revenue stream opportunities while building AUM as we construct a profitable business platform.

We have achieved no revenues to date from our LGBTQ related operations and have been focused on building our product and achieving performance results and media branding over the course of the past twelve months. There are no assurances that can be given that we will achieve revenues or profitability in the future.

Selected Risks Associated with an Investment in Shares of Our Common Stock

An investment in shares of our common stock is highly speculative and is subject to numerous risks described in the section entitled “Risk Factors” and elsewhere in this prospectus. You should carefully consider these risks before making an investment. Some of these risks include:

●	We have a limited operating history with respect to our LGBTQ business upon which investors can evaluate our business and future prospects.

●	We have a history of losses, will need substantial additional funding to continue and expand our operations and may not achieve or sustain revenues and profitability in the future.

●	If we are unable to obtain additional financing on acceptable terms, we may have to curtail our growth or cease our development plans and operations.

●	You could lose all of your investment.

●	You may experience dilution of your ownership interests because of the future issuance of additional shares of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.

●	Our LGBTQ-related business operations may subject us to the prejudices of those opposed to the existence and expansion of LGBTQ rights.

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Corporate Information

Our principal executive office and mailing address and phone number are: 2435 Dixie Highway, Wilton Manors, FL 33305; telephone number (858)-577-1746. Our Internet address is https://lgbtqloyalty.com/. The information on, or that may be, accessed from our website is not part of this prospectus.

Our Filing Status as a “Smaller Reporting Company”

We are a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. As a “smaller reporting company,” the disclosure we will be required to provide in our SEC filings are less than it would be if we were not considered a “smaller reporting company.” Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being permitted to provide two years of audited financial statements in annual reports rather than three years. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

The Offering

Issuer	LGBTQ Loyalty Holdings, Inc.

Common stock shares outstanding before the Offering:	669,390,677(1)

Common stock shares outstanding after the Offering:	889,390,677

Common stock in public float before the Offering:	413,254,678(1)

Securities being offered	220,000,000 shares of common stock

Shares being offered by the selling stockholders:	16,906,002(2)

Offering Price per share:	The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Use of Proceeds:	We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. However, we will receive proceeds pursuant to the Offering. We estimate that we will receive net proceeds of approximately [$ ] from our sale of Shares in this offering, after deducting discounts and estimated offering expenses payable by us. The proceeds from the Offering will be used for the purpose of working capital and for potential acquisitions. See “Use of Proceeds.”

Offering Period	The Offering will conclude upon such time as all the common stock has been sold pursuant to the registration statement, or 24 months after the effective date.

OTC Markets (OTC Pink) Symbol:	LFAP

Risk Factors:	See “Risk Factors” beginning on page 5 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Transfer Agent:	Action Stock Transfer Corporation

(1) As of July 16, 2021.

(2) See “Selling Security Holders” for additional information.

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RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed, and the value of our stock could go down. This means you could lose all or a part of your investment.

Special Information Regarding Forward-Looking Statements

The information contained in this Prospectus, including in the documents incorporated by reference into this Prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our management’s expectations, hopes, beliefs, intentions and/or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

RISKS RELATED TO OUR BUSINESS

We have a limited operating history and are subject to the risks encountered by early-stage companies.

Because we have a limited operating history, you should consider and evaluate our operating prospects in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. For us, these risks include:

●	risks that we may not have sufficient capital to achieve our growth strategy;

●	risks that we may not develop and operate our proposed LGBTQ related businesses in a manner that enables us to be profitable and meet our customers’ requirements;

●	risks that our growth strategy may not be successful; and

●	risks that fluctuations in our operating results will be significant relative to our revenues.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern.

Our financial statements have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm has issued a report that includes an explanatory paragraph referring to our recurring net losses and expressing substantial doubt in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional Securities Purchase or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, to generate revenue. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. However, if adequate funds are not available to us when we need it, and we are unable to enter into some form of strategic relationship that will give us access to additional cash resources, we will be required to even further curtail our operations which would, in turn, further raise substantial doubt about our ability to continue as a going concern.

5

Our LGBTQ related business operations may subject us to the prejudices of those opposed to the existence and expansion of LGBTQ rights.

As an LGBTQ focused company, we recognize that certain individuals or groups will not look favorably upon our LGBTQ related operations and strategies and may seek to impede the development and expansion of our businesses.

We have a history of net losses, may incur substantial net losses in the future and may not achieve profitability.

We have incurred significant losses since inception. As of March 31, 2021, we had an accumulated deficit of $14,858,316. We expect to incur increased costs in order to implement additional initiatives designed to increase revenues. If our revenues do not increase to offset these additional expenses or if we experience unexpected increases in operating expenses, we will continue to incur significant losses and will not become profitable. If we are not able to significantly increase our revenues, we will likely not be able to achieve profitability in the future.

We may not be able to secure additional financing as and when needed.

We will need to raise significant additional funds to develop and support our business operations, respond to competitive pressures, acquire or invest in complementary or competitive businesses or technologies, or take advantage of unanticipated opportunities. We cannot be sure that this financing will be available on acceptable terms or at all. Furthermore, any debt financing, if available, may involve restrictive covenants, which may limit our operating flexibility with respect to business matters. If additional funds are raised through the issuance of equity securities, the percentage ownership of our existing shareholders will be reduced, our shareholders may experience additional dilution in net book value, and such equity securities may have rights, preferences, or privileges senior to those of our existing shareholders. If adequate funds are not available on acceptable terms or at all, we may be unable to develop or enhance our services and products, take advantage of future opportunities, repay debt obligations as they become due, or respond to competitive pressures, any of which would have a material adverse effect on our business, prospects, financial condition, and results of operations.

An occurrence of an uncontrollable event such as the COVID-19 pandemic is likely to negatively affect our operations.

The occurrence of an uncontrollable event such as the COVID-19 pandemic is likely to negatively affect our operations. A pandemic typically results in social distancing, travel bans and quarantine, and this has limited access to our facilities, customers, management, support staff and professional advisors. These, in turn, will not only impact our operations, financial condition and demand for our services but our overall ability to react timely to mitigate the impact of this event. Also, it may substantially hamper our efforts to provide our investors with timely information and comply with our filing obligations with the Securities and Exchange Commission.

Any failure to maintain effective internal control over our financial reporting could materially adversely affect us.

Section 404 of the Sarbanes-Oxley Act of 2002 requires us to include in our annual reports on Form 10-K an assessment by management of the effectiveness of our internal control over financial reporting. In addition, at such time, if any, as we are no longer a “smaller reporting company,” our independent registered public accounting firm will have to attest to and report on management’s assessment of the effectiveness of such internal control over financial reporting. Based upon the last evaluation conducted as of June 30, 2020, our management concluded that our internal control over financial reporting was effective as of such date to ensure that information required to be disclosed in the reports that we file or submit under the Exchange Act, is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. If we fail to maintain effective internal control, we may be unable to prevent or detect fraud or provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements. This could result in a loss of investor confidence in the reliability of our financial statements, which in turn could negatively affect the price of our common stock.

RISKS ASSOCIATED WITH OUR COMMON STOCK

We do not expect to pay dividends on our common stock.

We have no plans to pay dividends on our common stock for the foreseeable future. Because we do not plan to pay dividends on our common stock, our stock may be less attractive to some investors, which could adversely affect our stock price.

6

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our Common Stock. In addition, if our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

Trading on the OTC Markets may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Pink operated by the OTC Market Group. Trading in stock quoted on OTC Markets is often thin and characterized by wide fluctuations in trading prices due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, OTC Markets is not a stock exchange, and trading of securities on the OTC Markets is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like the American Stock Exchange. Accordingly, our shareholders may have difficulty reselling any of their shares. We have applied for admission to the OTCQB on July 19, 2021. While we believe that we will qualify for quotation on the OTCQB we cannot assure you that our common stock will, in fact, be quoted on the OTCQB and, further, when we will receive such qualification.

Our common stock is considered a “penny stock,” which is likely to limit its liquidity and make it more difficult for us to raise additional capital in the future.

The market price of our common stock is, and will likely remain for the foreseeable future, less than $5.00 per share, and therefore will be a “penny stock” according to SEC rules, unless our common stock is listed on a national securities exchange. The OTC Bulletin Board is not a national securities exchange. Designation as a “penny stock” requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of current holders of our common stock to sell their shares. Such rules may also deter broker-dealers from recommending or selling the common stock, which may further limit its liquidity. This may also make it more difficult for us to raise additional capital in the future.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission (see above for a discussion of penny stock rules), FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

The price of our common stock may become volatile, which could lead to losses by investors and costly securities litigation.

The future trading price of our common stock may become highly volatile and could fluctuate in response to factors such as:

●	actual or anticipated variations in our operating results;
●	announcements of developments by us or our competitors; announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
●	adoption of new accounting standards affecting our industry;
●	additions or departures of key personnel;
●	sales of our common stock or other securities in the open market; and
●	other events or factors, many beyond our control.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 2,010,000,000 shares of capital stock consisting of 2,000,000,000 shares of common stock and 10,000,000 shares of preferred stock with preferences and rights to be determined by our Board of Directors. As of July 16, 2021, there were 669,390,677 shares of our common stock, 50,000 shares of our Series B Preferred Stock, 76,959 shares of our Series C Preferred Stock and 800 shares of our Series D Preferred Stock outstanding. There are 2,753,312 shares of our common stock reserved for issuance under our 2012 Equity Incentive Plan (the “2012 Plan”). Under the Plan, options to purchase 1,800,000 shares of our common stock are presently outstanding.

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Any future issuance of our equity or equity-backed securities may dilute then-current stockholders’ ownership percentages and could also result in a decrease in the fair market value of our equity securities, because our assets would be owned by a larger pool of outstanding equity. As described above, we may need to raise additional capital through public or private offerings of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock. We may also issue such securities in connection with hiring or retaining employees and consultants, as payment to providers of goods and services, in connection with future acquisitions or for other business purposes. Our Board of Directors may at any time authorize the issuance of additional common or preferred stock without common stockholder approval, subject only to the total number of authorized common and preferred shares set forth in our certificate of incorporation. The terms of equity securities issued by us in future transactions may be more favorable to new investors, and may include dividend and/or liquidation preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect. Also, the future issuance of any such additional shares of common or preferred stock or other securities may create downward pressure on the trading price of the common stock. There can be no assurance that any such future issuances will not be at a price (or exercise prices) below the price at which shares of the common stock are then traded.

We may obtain additional capital through the issuance of preferred stock, which may limit your rights as a holder of our common stock.

Without any stockholder vote or action, our Board of Directors may designate and approve for issuance shares of our preferred stock. The terms of any preferred stock may include priority claims to assets and dividends and special voting rights which could limit the rights of the holders of our common stock. The designation and issuance of preferred stock favorable to current management or stockholders could make any possible takeover of us or the removal of our management more difficult.

RISKS RELATED TO THE OFFERING

Our existing stockholders will experience significant dilution from the sale of our common stock pursuant to the Offering.

The sale of our common stock will have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline upon the effectiveness of this prospectus. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

We may fail to qualify our common stock for the OCTQB.

The sale of our common stock in this offering may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. As a result, our common stock may not qualify for the OTCQB. While we believe that we will qualify for quotation on the OTCQB we cannot assure you that our common stock will, in fact, be quoted on the OTCQB and, further, when we will receive such qualification.

There could be unidentified risks involved with an investment in our securities.

The foregoing risk factors are not a complete list or explanation of the risks involved with an investment in the securities. Additional risks will likely be experienced that are not presently foreseen by us. Prospective investors must not construe this the information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire Prospectus and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in us for an indefinite period of time and who can afford to lose their entire investment. We make no representations or warranties of any kind with respect to the likelihood of the success or the business of our Company, the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in us.

Our management has broad discretion for the funds.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering to provide funding for the following purposes: research and development; engineering, operations, quality inspection, information technology and sales force expansion; marketing and sales and working capital. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our operating results or enhance the value of our securities.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including amount of cash used in our operations, which can be highly uncertain, subject to substantial risks and can often change. Our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

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***

The risks above do not necessarily comprise all of those associated with an investment in the Company. This prospectus contains forward looking statements that involve unknown risks, uncertainties and other factors that may cause the actual results, financial condition, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Factors that might cause such a difference include, but are not limited to, those set out above.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Form S-1 and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form S-1 and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ‘should,’ ‘can have,’ ‘likely’ and other words and terms of similar, meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form S-1, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form S-1, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form S-1 or any documents incorporated by reference herein speaks only as of the date of this Form S-1 or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Although the forward-looking statements in this Prospectus are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Form S-1 or otherwise make public statements updating our forward-looking statements.

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Because the risk factors referred to above, as well as other risks not mentioned above, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which ones will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Cautionary Note

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE OR SHOULD THE UNDERLYING ASSUMPTIONS OF OUR BUSINESS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.

THE OFFERING

This Prospectus relates to the sale of 220,000,000 shares of common stock, par value $0.001, of the Company at a fixed price of $[ ]. This Offering will terminate 24 months after commencement. We are offering the shares on a self-underwritten “best efforts” basis directly through our management. There is no minimum amount of shares required to be purchased, and the total proceeds received by us might not be enough to continue. No commissions or other compensation related to the sale of the shares will be paid. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

USE OF PROCEEDS

We will not receive any proceeds from the disposition and/or resale of the shares of common stock by the selling stockholders or their transferees.

We estimate the net proceeds to us from this Offering will be approximately [$    ], based on an assumed initial offering price of [$  ], per share, after deducting estimated offering expenses payable by us.

We anticipate that the net proceeds of the Offering will be used primarily to execute our business plan as follows: [$ ] for general working capital, and [$         ] remaining in cash reserves. Additionally, proceeds will be used for paying other general and administrative expenses associated with this offering, and paying general and administrative expenses associated with being a public company, such as accounting, auditing, transfer agent, EDGAR filing, and legal expenses. In the event that we sell less than the maximum shares offered in the Offering, our first priority is to pay fees associated with registration of our stock and general working capital. The following table summarizes how we anticipate using the gross proceeds of the Offering, depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in the Offering:

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold

Gross Proceeds	$	$	$	$

Expected offering expenses	$	$	$	$

Net Proceeds	$	$	$	$

Marketing & Sales	$	$	$	$

Debt Repayment	$	$	$	$

Working Capital	$	$	$	$

Total	$	$	$	$

The Company anticipates that the estimated [$    ] gross proceeds from the offering would enable it for debt reduction, acquisitions and working capital, and fund its other capital needs for the next fiscal year. In the event that the offering is not completed, the Company will likely be required to seek additional financing as the Company needs a minimum of approximately [$   ] in gross proceeds to implement its business plan and support its operations over the next twelve months. There can be no assurance that additional financing will be available when needed, and, if available, that it will be on terms acceptable to the Company.

DETERMINATION OF OFFERING PRICE

The shares for sale by the Company in the Offering of 220,000,000 shares will be sold at a fixed price of [$ ]. The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

DILUTION

Just prior to the Offering there are 669,390,677 shares of common stock outstanding as of July 16, 2021. The 220,000,000 shares of common stock of the Company being offered in the Offering represent a dilution event to common stockholders that will result in a new total for outstanding and issued common shares of 889,390,677.

SELLING SECURITY HOLDERS

In addition to registering 220,000,000 shares of common stock pursuant to the Offering, we are also registering 16,906,002 shares of common stock that were issued to selling security holders, or selling stockholders, named in this prospectus. If 220,000,000 shares of common stock are issued presently, such shares of common stock would represent 24.7% of our issued and outstanding shares of common stock as of July 16, 2021.

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We may require the selling stockholders to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

The selling stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

The selling stockholders may be deemed to be an underwriter within the meaning of the Securities Act. Any profits realized by such selling stockholders may be deemed to be underwriting commissions.

Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholders upon termination of this offering, because the selling stockholders may offer some or all of the common stock under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold, hereunder, will not exceed the number of shares offered, hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The manner in which the selling stockholders acquired or will acquire shares of our common stock is discussed below under “The Offering.”

The following table sets forth the name of each selling stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 669,390,677 shares of our common stock outstanding as of July 16, 2021.

Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, and (b) no selling stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

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	Shares Owned by the Selling Stockholders	Shares of Common Stock	Number of Shares to be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares
Name of Selling Stockholder	before the Offering (1)	Being Offered	# of Shares(2)	% of Class (2)
Robert Gayman (3)	8,080,582	8,080,582	0	*	%
Debra Lynn Slater (3)	2,247,710	2,247,710	0	*
Thomas Chester Gayman (3)	2,247,710	2,247,710	0	*
Sterling Financial Consultants LLC (4)	24,330,000	3,330,000	21,030,000	3.1
Dan Roemer(5)	5,437,500	1,000,000	4,437,500	*

*	Percentage not listed if less than 1%.

Notes:

(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.
(2)	Because the selling stockholders may offer and sell all or only some portion of the shares of our common stock being offered pursuant to this prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that any of the selling stockholders will hold upon termination of the offering.
(3)	Represents shares originally issued to Robert Gayman in connection with loans made to the Company and the exercise of options awarded as compensation for prior service to the Company. Mr. Gayman subsequently transferred 2,247,710 shares of common stock to each of Debra Lynn Slater and Thomas Chester Gayman, respectively. Mr. Robert Gayman has an address of: 3042 Soft Horizon Way, Las Vegas, NV 89135. Debra Lynn Slater has an address of: 1718 Applewood Place, NE, Cedar Rapids, IA 52402. Thomas Chester Gayman has an address of: 4424 70th Place, Urbandale, IA 50322. Each security holder has sole voting and dispositive over its shares.
(4)	Represents shares issued in connection with loans made to the Company and as compensation for prior consulting services to the Company. Jeffrey Sterling, the Company’s Chief Operating Officer, exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Sterling Financial Consultants LLC. Sterling Financial Consultants LLC has an address of: 2435 N Dixie Highway, Wilton Manors, FL 33305.
(5)	Represents shares issued in connection with loans made to the Company and as compensation for prior consulting services to the Company. Mr. Roemer has an address of: 4738 West Blvd, Naples, FL 34103.

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PLAN OF DISTRIBUTION

Offering

Our Shares of common stock subject to the Offering are referred to herein collectively as the “Shares.” The Shares will be sold through our management, who may be considered an underwriter as that term is defined in Section 2(a)(11) of the Securities Act. Our management will not receive any commission in connection with the sale of Shares, although we may reimburse them for direct expenses incurred by them in connection with the offer and sale of the Shares. We estimate our total offering registration costs to be approximately $[ ] and our legal, auditor, miscellaneous and related fees will be $[ ] equaling at total expense to the Company of $[ ] relating to the registration. There is no minimum number of Shares that must be sold by us for the offering to proceed. We will retain any proceeds from the Offering.

Our management will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sale of the Shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a) (4) (ii), each must be in compliance with all of the following:

●	an individual must not be subject to a statutory disqualification;
●	an individual must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
●	an individual must not be an associated person of a broker-dealer;
●	an individual must primarily perform, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the Company otherwise than in connection with transactions in securities; and
●	an individual must perform substantial duties for the Company after the close of the Offering not connected with transactions in securities, and not have been an associated person of a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months.

Each member of our management will comply with the guidelines enumerated in Rule 3a4-1(a) (4) (ii). Neither our management nor any of their affiliates will be purchasing Shares in the Offering.

You may purchase Shares by completing and manually executing a simple subscription agreement and delivering it with your payment in full for all Shares you wish to purchase to our offices. A copy of the form of that subscription agreement is attached as an exhibit to our registration statement of which this Prospectus is a part. Your subscription shall not become effective until accepted by us and approved by our counsel. Our subscription process is as follows:

●	this Prospectus, with subscription agreement, is delivered by the Company to each offeree;
●	the subscription is completed by the offeree, and submitted with check back to the Company where the subscription and a copy of the check is emailed to counsel for review;
●	each subscription is reviewed by counsel for the Company to confirm the subscribing party completed the form, and to confirm the state of acceptance;
●	once approved by counsel, the subscription is accepted by management and the funds shall be deposited within four days of acceptance;
●	subscriptions not accepted are returned with all funds sent with the subscription within three business days of the Company’s receipt of the subscription, without interest or deduction of any kind.

Selling Security Holders

The selling stockholders may, from time to time, sell any or all of their shares of our common stock on otcmarkets.com or any other stock exchange, market or trading facility on which the shares of our common stock are traded, or in private transactions. These sales may be at fixed prices, prevailing market prices at the time of sale, at varying prices, or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

●	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchases;
●	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	Privately negotiated transactions;
●	Broker-dealers may agree with the Selling Stockholder to see a specified number of such shares at a stipulated price per share; or
●	A combination of any such methods of sale.

Additionally, broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commissions in compliance with FINRA Rule 2440; and in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-2440. Broker-dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in one or more transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above and pursuant to the one or more of the methods described above) at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above. To the extent required under the Securities Act, an amendment to this prospectus or a supplemental prospectus will be filed, disclosing:

●	the name of any such broker-dealers;
●	the number of shares involved;
●	the price at which such shares are to be sold;
●	the commission paid or discounts or concessions allowed to such broker-dealers, where applicable;
●	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and
●	other facts material to the transaction.

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There can be no assurance that the selling stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended (“Securities Act”) and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. Any commissions received by such broker-dealers or agents, and any profit on the resale of the shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. The selling stockholders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute our common stock. Pursuant to a requirement by FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated under the Securities Act.

Discounts, concessions, commissions, and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders. The selling stockholders may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We will not receive any proceeds from the resale of any of the shares of our common stock by the selling stockholders.

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DESCRIPTION OF SECURITIES

General

We have authorized capital stock consisting of 2,000,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of July 16, 2021, we have 669,390,677 shares of common stock issued and outstanding, 50,000 shares of Series B convertible preferred stock issued and outstanding, 76,959 shares of Series C convertible preferred stock issued and outstanding, 800 shares of Series D convertible preferred stock issued and outstanding, and 1,800,000 stock options issued and outstanding. As described below, we also have common stock purchase warrants and convertible debentures outstanding which are exercisable for or convertible into shares of our common stock.

Common Stock

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of common stock is duly and validly issued, fully paid and non-assessable.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our Board of Directors prior to the issuance of any shares thereof. Preferred stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

The issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the Board of Directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

●	Restricting dividends on the common stock;

●	Diluting the voting power of the common stock;

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●	Impairing the liquidation rights of the common stock; or

●	Delaying or preventing a change in control of the Company without further action by the stockholders.

Other than in connection with shares of preferred stock (as explained above), which preferred stock is not currently designated nor contemplated by us, we do not believe that any provision of our charter or By-Laws would delay, defer or prevent a change in control.

Series B Convertible Preferred Stock

On April 3, 2019 we filed a Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock with the Delaware Secretary of State to create a class of preferred stock, $0.001 par value per share, designated Series B Convertible Preferred Stock and authorized the issuance of up to 1,500,000 shares of Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock has no voting, liquidation or other rights other than the right to receive dividends and to convert into shares of our common stock. The stated value of each share of Series B Convertible Preferred Stock for purposes of conversions and dividends is $1.15 (the “Conversion/Dividend Stated Value”). The stated value of each share of Series B Convertible Preferred Stock for purposes of redemptions is $1.35 (the “Redemption Stated Value”). Subject to earlier conversion or redemption, the Series B Convertible Preferred Stock will automatically convert into fully paid and non-assessable shares of our common stock 24 months following the date of issuance of such Series B Convertible Preferred Stock without any action or payment required on the part of the holder of the Series B Convertible Preferred Stock. Subject to a floor price limitation of $0.03 per share, the automatic conversion price to which the Conversion/Dividend Stated Value will be applied will be the lower of (i) $0.10 per share of common stock; or (ii) a 20% discount to the lowest volume weighted average price for our common stock on our principal trading market during the five trading days immediately prior to the automatic conversion date.

Subject to earlier conversion or redemption, the Series B Convertible Preferred Stock will also automatically convert into fully paid and non-assessable shares of common stock upon the conversion terms provided above if (i) the closing sale price for our common stock on our principal trading market closes at or above $0.20 for 10 consecutive trading days;(ii) our common stock is uplisted to NASDAQ or a national securities exchange; or (iii) we complete an offering of securities resulting in aggregate gross proceeds of not less than $3,000,000. Notwithstanding the foregoing, the automatic conversion events set forth in (i), (ii) and (iii) above are not applicable during the 180 day period following the issuance date or if the common stock issuable upon conversion is not registered or subject to sale pursuant to Rule 144 or another exemption from the registration requirements of the Securities Act of 1933, as amended.

Commencing 180 days after the issuance date, the holders of Series B Convertible Preferred Stock have the right to convert their Series B Convertible Preferred Stock at any time into shares of our common stock on the same conversion terms applicable to automatic conversions.

Absent our prior written approval, all automatic and optional conversions of Series B Convertible Preferred Stock must be for a minimum of 5,000 shares of Series B Convertible Preferred Stock except in cases where the holder owns less than 5,000 shares and is converting all Series B Convertible Preferred Stock then owned by the holder. No fractional shares of common stock will be issued upon conversions of the Series B Convertible Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, we will round up to the next full share.

Dividends at the rate of 12% per annum (1% per month) are payable on the Conversion/Dividend Stated Value of the Series B Convertible Preferred Stock in cash or stock at our discretion. Dividends are payable at the end of each month following the applicable issuance date. Dividends payable in stock will be calculated based on the 5-day volume weighted average price during each of the last 5 trading days of the month for which payment is being made. To the extent that a month for which dividends are payable does not involve a full month because shares of Series B Convertible Preferred Stock were issued, redeemed, or converted during such month, the dividend payable shall be pro-rated to reflect the number of days of such month that the dividend applies to. In all events, dividends shall not be payable for periods following redemption, conversion or the 24 month anniversary of the applicable issuance date.

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The Series B Convertible Preferred Stock is redeemable in cash by us at any time prior to conversion upon five business days prior written notice to the holder at the Redemption Stated Value for each share being redeemed.

The automatic and optional conversion price will be appropriately adjusted to reflect stock splits, stock dividends (exclusive of the dividends payable on the Series B Convertible Preferred Stock) business combinations and similar recapitalization.

Series C Convertible Preferred Stock

On June 3, 2019 we filed a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Series C COD”) with the Delaware Secretary of State to create a class of preferred stock, $0.001 par value per share, designated Series C Convertible Preferred Stock and authorized the issuance of up to 129,559 shares of Series C Preferred Stock. On June 4, 2019, all of the 129,559 authorized shares of Series C Convertible Preferred Stock were issued to Pride Partners LLC, the assignee of Maxim Partners LLC. The Series C Convertible Preferred Stock has no voting or other rights other than the right to receive dividends on a pari passu basis with holders of our common stock, the right to receive assets in the event of liquidation, dissolution or winding up on a pari passu basis with holders of our common stock and the right to convert into our common stock. The stated value of each share of Series C Convertible Preferred for purposes of conversions is $1,000 (the “Stated Value”).

Each share of Series C Convertible Preferred Stock is convertible, at any time and from time to time, at the option of the holder thereof, into that number of shares of our common stock (subject in each case to a 4.99% beneficial ownership limitation) determined by dividing the Stated Value of such share of Series C Convertible Preferred Stock by the Series C Convertible Preferred Stock conversion price of $1.00 per share. Consequently, each Share of Series C Convertible Preferred Stock is presently convertible into 1,000 shares of our common stock.

Not later than two trading days after each conversion date we are required to deliver to the converting holder the number of conversion shares being acquired upon the conversion of the Series C Convertible Preferred Stock, which conversion shares will, subject to applicable securities laws, be issued free of restrictive legends and trading restrictions. In the event we fail to deliver Series C Convertible Preferred Stock conversion shares by the applicable share delivery date, the holder may rescind any requested conversion and we will be subject to penalties in the form of partial liquidated damages. We will, under certain circumstances, also be subject to buy-in liability should the holder have to purchase shares of our common stock in the open market in satisfaction of a sale by holder of convertible shares that the holder was entitled to receive by the share delivery date.

Pursuant to the Series C COD, we are required to reserve and keep available out of our authorized and unissued shares of common stock sufficient shares for the sole purpose of issuance upon conversion of the Series C Convertible Preferred Stock.

The Series C COD provides for conversion price adjustments in the event of stock dividends, stock splits and similar transactions. It also provides for certain adjustments in connection with subsequent rights offerings, pro rata distributions to holders of our common stock and fundamental transactions.

Series D Convertible Preferred Stock

On April 8, 2021, the Company issued 400 shares of Series D Convertible Preferred Stock (the Series D Preferred Stock”) to GHS pursuant to a Securities Purchase Agreement (“GHS Agreement”) for net proceeds of $800,000. In conjunction with the GHS Agreement, the Company issued warrants to purchase 40,000,000 shares of common stock at an exercise price of $0.001. In conjunction with the GHS Agreements, the Company issued two (2) five-year warrants, one to purchase up to 40,000,000 shares of common stock and the other to purchase up to 1,500,000 shares of common stock (the “Warrant”). The exercise price for both warrant is $0.001 per share.

Notwithstanding, on June 23, 2021, GHS and the Company entered into a Rescission Agreement (the “Rescission Agreement”) pursuant to which the Company and GHS agreed to rescind, ab initio, the issuances of Warrants to GHS. Pursuant to the Rescission Agreement, GHS and the Company agreed that the issuance of the Warrants are unconditionally and irrevocably rescinded ab initio by GHS and the Company, and the Warrants are neither valid nor effective in any manner whatsoever. Further, GHS and the Company acknowledged that each has been restored to the position in which such party found itself on the date that the respective GHS Agreement was executed but without any references, rights or obligations relative to the Warrants contained in, or otherwise granted in, either the GHS Agreements or the Warrants. As a result, GHS has no rights whatsoever to the Warrants and the Company has no rights whatsoever to the any exercise price that it may have received pursuant to the Warrants.

In connection with the execution and delivery of the Rescission Agreement, the Company and GHS entered into two (2) Amended and Restated Purchase Agreements, as more fully detailed in the respective agreements, which each seek to amend and restate the terms and conditions contained in the April Agreement and the May Agreement.

In connection with the issuance of the Series D Preferred Stock, on April 7, 2021 and May 12, 2021, we filed a Certificates of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Series D COD”) with the Delaware Secretary of State to create a new class of preferred stock, $0.001 par value per share, designated Series D Convertible Preferred Stock and authorized the issuance of up to one thousand (1,000) shares of Series D Preferred Stock. On the April 9, 2021, four hundred (400) shares of Series D Preferred Stock were issued to GHS; on May 12, 2021, one hundred and fifty (150) shares of Series D Preferred Stock were issued to the GHS; on July 13, 2021, two hundred and fifty (250) shares of Series D Preferred Stock were issued to GHS; and pursuant to the securities purchase agreement, dated as of July 13, 2021, the Company may sell an additional 250 shares of Series D Preferred Stock to GHS . The Series D Preferred Stock has a stated value of $1,200 per share (“Stated Value”) and the holder of the Series D Preferred Stock has the right to receive a dividend equal to eight percent (8%) per annum, payable quarterly, beginning on the issuance date of the Series D Preferred Stock and ending on the date that Series D Preferred Share has been converted or redeemed. Dividends may be paid in cash or in shares of Series D Preferred Stock at the discretion of the Company. Further, the holders of the Series D Preferred Stock has the right to receive assets in the event of liquidation, dissolution or winding up before any distribution or payment shall be made to the holders of any securities junior to the Series D Preferred Stock.

The conversion price (the “Conversion Price”) for the Series D Preferred Stock shall be $0.008109, equal to 90% of the average VWAP for the ten (10) Trading Days immediately preceding the date of the SPA. The Conversion Price will be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock. Following an “Event of Default,” as defined in the SPA, the Conversion price shall equal the lower of: (a) the then applicable Conversion Price; or (b) a price per share equaling eighty percent (80%) of the lowest traded price for the Company’s common stock during the fifteen (15) Trading Days immediately preceding, but not including, the Conversion Date.

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Each share of Series D Preferred Stock is convertible, at any time and from time to time, at the option of the holder thereof, into that number of shares of Common Stock (subject in each case to a 4.99% beneficial ownership limitation) determined by dividing the Stated Value of such share of Series D Preferred Stock by the Series D Preferred Stock Conversion Price.

Additionally, the Company shall have the right to redeem (a “Corporation Redemption”), all (but not less than all), shares of the Series D Preferred Stock issued and outstanding at any time after the issuance date, upon five (5) business days’ notice, at a redemption price per Series D Preferred Stock then issued and outstanding (the “Corporation Redemption Price”), equal to the product of (i) the Premium Rate multiplied by (ii) the sum of (x) the Stated Value, (y) all accrued but unpaid dividends, and (z) all other amount due to the holder pursuant to the Series D COD and the SPA including, but not limited to late fees, liquidated damages and the legal fees and expenses of the holder’s counsel relating to the Series D COD and/or the SPA. “Premium Rate” means (a) 1.15 if all of the Series D Preferred Stock is redeemed within ninety (90) calendar days from the issuance date thereof; (b) 1.2 if all of the Series D Preferred Stock is redeemed after ninety (90) calendar days and within one hundred twenty (120) calendar days from the issuance date thereof; (c) 1.25 if all of the Series D Preferred Stock is redeemed after one hundred twenty (120) calendar days and within one hundred eighty (180) calendar days from the issuance date thereof; and (iv) each share of Series D Preferred Stock shall be redeemed on the date that is one (1) calendar year from the date of its issuance.

Pursuant to the Series D COD, we are required to reserve and keep available out of our authorized and unissued shares of Common Stock two times the number of Common Stock needed to convert or exercise all Series D Preferred Stock and Warrants. Further, the holders of the Series D Preferred Stock and Warrants are entitled to vote with all holders of the Common Stock on an as converted or as exercised basis.

The Series D COD provides for conversion price adjustments in the event of stock dividends, stock splits and similar transactions. It also provides for certain adjustments in connection with subsequent rights offerings, pro rata distributions to holders of our Common Stock and fundamental transactions. Additionally, from the date of the SPA until the date when the holder no longer holds any Series D Preferred Stock, upon any issuance by the Company or any of its subsidiaries of Common Stock or common stock equivalents (as defined in the Series D COD) for cash consideration, indebtedness or a combination of units thereof (a “Subsequent Financing”), the holder may elect, in its sole discretion, to exchange (in lieu of conversion), if applicable, all or some of the shares of Series D Preferred Stock then held for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis.

Following an “Event of Default” (as defined in the Series D COD), all outstanding shares of Series D Preferred Stock shall come immediately due for redemption and the redemption amount shall accrue interest at the lesser of: (a) eighteen percent (18%) per annum; or (b) the maximum legal rate. Redemption following an Event of Default shall occur at an amount equaling: 1.35 multiplied by the sum of the Stated Value, all accrued but unpaid dividends and all other amounts due pursuant to the Series D COD for all Series D Preferred Stock outstanding. Additionally, following an Event of Default, the Conversion Price shall equal the lower of: (a) the then applicable conversion price; or (b) a price per share equaling eighty percent (80%) of the lowest traded price for the Company’s Common Stock during the fifteen (15) trading days preceding the relevant conversion.

The Series D Preferred Stock will vote together with the common stock on an as-converted basis subject to the Beneficial Ownership Limitation (as defined in the Series D COD). However, as long as any shares of Series D Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series D Preferred Stock directly and/or indirectly (a) alter or change adversely the powers, preferences or rights given to the Series D Preferred Stock or alter or amend the Series D COD, (b) authorize or create any class of stock ranking as to redemption or distribution of assets upon a Liquidation (as defined in the Series D COD) senior to, or otherwise pari passu with, the Series D Preferred Stock or, authorize or create any class of stock ranking as to dividends senior to, or otherwise pari passu with, the Series D Preferred Stock, (c) amend its Articles of Incorporation or other charter documents in any manner that adversely affects any rights of the Holders (as defined in the Series D COD), (d) increase the number of authorized shares of Series D Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

Debentures

On June 4, 2019 (the “Closing Date”), we entered into and closed a Securities Purchase Agreement (the “SPA”) with Pride (or the “Purchaser” or “Pride”) pursuant to which for a purchase price of $500,000, the Purchaser purchased $550,000 in principal amount of a 10% Original Issue Discount Senior Convertible Debenture (the “Debenture”) due 15 months following the date of issuance and an 18 month common stock purchase warrant (the “Warrant”) exercisable for up to 6,250,000 shares (subject to adjustment thereunder) of our common stock. As of the date of the prospectus, the Warrant was fully exercised.

Subject to earlier conversion or redemption, the Debenture is due on June 4, 2020 (the “Maturity Date”). At any time after June 4, 2019, the Debenture is convertible, in whole or in part, into shares of common stock (the “Conversion Shares”) at the option of the holder, at any time and from time to time (subject to a 4.99% beneficial ownership limitation). If, on the Maturity Date, the outstanding principal balance of the Debenture is $50,000 or less, the Debenture, including all accrued and unpaid interest then due thereon, is automatically convertible into common stock. Subject to adjustment, the per share conversion price for the Debenture on any conversion date is the lesser of (i) $0.1069 or (ii) 85% of the lowest single trading date volume weighted average price for our Common stock during the 5 trading days prior to the conversion date. No later than the earlier of (i) 2 trading days after our receipt of a notice of conversion and (ii) the number of trading days comprising the standard settlement period after our receipt of a notice of conversion, we are required to deliver Conversion Shares which, when permitted under applicable securities laws, will be delivered free of restrictive legends and trading restrictions. In the event that we fail to deliver Conversion Shares by the applicable delivery date, the holder may rescind such conversion until such time that the Conversion Shares are received by the holder. Our failure to timely deliver Conversion Shares subjects us to the payment of liquidated damages to the holder as well as buy-in liability under circumstances where the holder is required to purchase Common Stock in the open market in satisfaction of a sale by the holder of Conversion Shares which the holder was entitled to receive. We are required to reserve and keep available from our authorized and unissued shares of Common Stock a sufficient number of shares to cover conversions of the Debenture. The number and amount of Conversion Shares issuable upon conversion is subject to adjustment in the event of stock splits and stock dividends. The Debenture also provides for full ratchet anti-dilution price adjustments under circumstances where, during the term of the Debenture, we issue Common Stock or common stock equivalents, exclusive of certain exempt issuances, at prices below the then applicable Debenture conversion price. The Debenture further provides for adjustments in the event of certain rights offerings, pro rata distributions to shareholders and fundamental transactions. The Debenture is subject to optional redemption by us, for cash, in whole or in part, upon 20 trading days prior written notice by us but only in the event, unless waived by the holder, we satisfy certain equity conditions (as such term is defined in the Debenture) during such 20 trading day period. Penalty interest is payable by us if we fail to effect an optional redemption by the applicable optional redemption date. The Debenture subjects us to negative covenants while the Debenture is outstanding.

On August 27, 2019, the Company entered into Amendment No. 1 to the Securities Purchase Agreement (the “First Amendment”) with Pride. Pursuant to the terms of the Amendment, Pride agreed to purchase an additional $220,000 in principal amount of 10% Original Issue Discount Senior Convertible Debenture for $200,000 in cash proceeds. As a result of this additional investment, the Company amended the currently outstanding 10% Original Issue Discount Senior Convertible Debenture that was issued to Pride on June 4, 2019 to increase the face value of the debenture from $550,000 to $770,000. No additional warrants were included in the amended agreement.

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On October 14, 2019 the Company entered into Amendment No. 2 to the Securities Purchase Agreement (the “Second Amendment”) with Pride. Pursuant to the terms of Amendment. Pride agreed to purchase an additional $330,000 in principal amount of 10% Original Issue Discount Senior Convertible Debenture for $300,000 in cash proceeds. As a result of this additional investment, the Company amended the currently outstanding 10% Original Issue Discount Senior Convertible Debenture that was issued to Pride on June 4, 2019 and amended on August 27, 2019 to increase the face value of the debenture from $770,000 to $1,100,000.

Pursuant to the terms of the Second Amendment, the shares of common stock underlying the additional $330,000 in principal amount of 10% Original Issue Discount Senior Convertible Debenture (the “Additional Underlying Shares”) are not subject to the registration rights agreement entered into between the parties on June 4, 2019, but the Company has granted certain demand registration rights to Pride in connection with the Additional Underlying Shares.

From July to August 2019, Pride converted $21,910 in principal into 427,500 shares of our common stock. The Company recognized $18,925 of interest expense related to the write-off of discounts related to the conversion amounts.

On February 12, 2020, the Company entered into a Securities Purchase Agreement with Cavalry Fund I LP (the “Calvary Note”). Pursuant to the terms of the Calvary Note, the lender agreed to purchase from the Company, for a purchase price of $100,000, a 10% convertible note in the principal amount of $115,500. The Cavalry Note matured and became due and payable on November 11, 2020 and accrues interest at a rate of 10% per annum. The Calvary Note, plus all accrued but unpaid interest, may be prepaid at any time prior to the maturity date.

The Calvary Note is convertible into shares of the Company’s common stock at any time at a conversion price (the “Conversion Price”) equal to the lower of: (i) the lowest closing price of the common stock during the preceding twenty (20) trading day period ending on the latest complete trading day prior to the issuance date of the Note (the “Closing Price”), (ii) $0.04, or (iii) 60% of the lowest traded price for the Common Stock on the principal market on which the Common Stock is then trading during the twenty (20) consecutive trading days on which at least 100 shares of Common Stock were traded including and immediately preceding the date of conversion. Upon an event of default, the holder may elect to convert at an alternate conversion price which is the lower of: (i) the closing price of the Common Stock on the Principal Market on the Trading Day immediately preceding the issue date of the Calvary Note or (ii) 60% of either the lowest traded price or the closing bid price, whichever is lower for the common stock on the principal market during any trading day in which the event of default has not been cured. The conversion price of the Note will be further adjusted by another 15% reduction, regardless of whether there is an event of default, if (A) the Common stock is no longer a reporting company pursuant to the Securities Exchange Act of 1934, as amended, (B) the Note cannot be converted into free trading shares after 181 days from the issuance date of the Note, (C) the Common Stock is chilled for deposit at DTC or becomes chilled at any point while the Note remains outstanding, (D) deposit or other additional fees are payable due to a Yield Sign, Stop Sign or other trading restrictions, or (E) if the closing price at any time falls below $0.015. The conversion price is subject to customary adjustments. The conversion price is not subject to a floor.

Effective July 14, 2020, the Company and Calvary Fund I LP entered into an amendment to the Calvary Note to extend the maturity date of the note from November 11, 2020 to December 31, 2020, prohibit any conversions of the note prior to October 31, 2020, and extend the prepayment option from August 9, 2020 to December 31, 2020. As of the date of this prospectus, the entire outstanding principal and accrued interest has been converted into shares of the Company’s common stock.

On March 10, 2020, the Company entered into a Securities Purchase Agreement with Power Up Lending Group Ltd (“Power Up Note”). Pursuant to the terms of the Power Up Note, the lender agreed to purchase from the Company, for a purchase price of $75,000, a 10% convertible note in the principal amount of $85,800. The Power Up Note matures and becomes due and payable on March 10, 2021 and accrues interest at a rate of 10% per annum. The Power Up Note, plus all accrued but unpaid interest, may be prepaid at any time prior to the maturity date.

The Power Up Note is convertible into shares of the Company’s common stock at any time at a conversion price (the “Conversion Price”), which shall equal the Variable Conversion Price. The “Variable Conversion Price” shall mean 60% multiplied by the Market Price, which is the lowest Trading Price for the common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date. The conversion price is subject to customary adjustments. The conversion price is not subject to a floor. As of the date of this prospectus, the entire outstanding principal and accrued interest has been converted into shares of the Company’s common stock.

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On May 26, 2020, the Company entered into a Securities Purchase Agreement with Power Up Lending Group Ltd (“Power Up May Note”). Pursuant to the terms of the Power Up May Note, the lender agreed to purchase from the Company, for a purchase price of $75,000, a 10% convertible note in the principal amount of $85,800. The Power Up May Note matures and becomes due and payable on May 26, 2021 and accrues interest at a rate of 10% per annum. The Power Up Note, plus all accrued but unpaid interest, may be prepaid at any time prior to the maturity date.

The Power Up May Note is convertible into shares of the Company’s common stock at any time at a conversion price (the “Conversion Price”), which shall equal the Variable Conversion Price. The “Variable Conversion Price” shall mean 60% multiplied by the Market Price, which is the lowest Trading Price for the common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date. The conversion price is subject to customary adjustments. The conversion price is not subject to a floor. As of the date of this prospectus, the entire outstanding principal and accrued interest has been converted into shares of the Company’s common stock.

On September 29, 2020, the Company entered into a Securities Purchase Agreement with Power Up (“Power Up September Note”). Pursuant to the terms of the Power Up September Note, the lender agreed to purchase from the Company, for a purchase price of $80,000, a 10% convertible note in the principal amount of $91,300. The Power Up September Note matures and becomes due and payable on September 29, 2021 and accrues interest at a rate of 10% per annum. The Power Up September Note, plus all accrued but unpaid interest, may be prepaid at any time prior to the maturity date.

The Power Up September Note is convertible into shares of the Company’s common stock at any time at a conversion price (the “Conversion Price”), which shall equal the Variable Conversion Price. The “Variable Conversion Price” shall mean 60% multiplied by the Market Price, which is the lowest Trading Price for the common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date. The conversion price is subject to customary adjustments. The conversion price is not subject to a floor. As of the date of this prospectus, the entire outstanding principal and accrued interest has been converted into shares of the Company’s common stock.

As of December 31, 2020, Power Up fully converted the March and May notes, consisting of $150,000 in principal and accrued interest, into an aggregate of 49,110,485 shares of common stock.

On August 11, 2020, the Company entered into a Securities Purchase Agreement (the “SPA”) with Auctus Fund, LLC (“Auctus”). Pursuant to the terms of the SPA, the Purchaser agreed to purchase from the Company, for a purchase price of $132,000, a 12% Convertible Note in the principal amount of $150,000. The Note matures and becomes due and payable on August 11, 2021 and accrues interest at a rate of 12% per annum while the Note remains outstanding. The Note may be prepaid on a monthly basis commencing six months after closing. The Note is convertible into shares of the Company’s common stock at any time at a conversion price (“Conversion Price”) equal to the lesser of (i) Current Market Price and (ii) the Variable Conversion Price. The Variable Conversion Price shall mean 100% multiplied by the Market Price (representing a discount rate of 0%). Market Price means the average of the previous 5 days volume weighted average price. In connection with the Note, the Company issued two common stock purchase warrants to purchase up to an aggregate of 15,000,000 shares of common stock (separately, “Warrant A” and “Warrant B”, and together, the “Warrants” and each a “Warrant”), upon the terms and subject to the limitations and conditions set forth in the Note. As of December 31, 2020, one warrant to purchase 7,500,000 shares was issued and outstanding to Auctus. The fair value of the warrants was determined to be $45,068 and was recorded as a debt discount to the note.

On October 8, 2020, the Company entered into a Securities Purchase Agreement (the “Auctus October Note”) with Auctus Fund, Pursuant to the terms of the Auctus October Note, Auctus agreed to purchase from the Company, for a purchase price of $300,000: (i) a Convertible Promissory Note in the principal amount of $300,000 (the “Auctus Note”); (ii) a common stock purchase warrant permitting Auctus to purchase up to 100,000,000 shares of the Company’s common stock at an exercise price of $0.015 per share (the “Warrant A”); and (iii) a common stock purchase warrant permitting Auctus to purchase up to 100,000,000 shares of the Company’s Common Stock at an exercise price of $0.015 per share (the “Warrant B”) and together with the Warrant A, the “Warrants”). As of December 31, 2020, two warrants to purchase an aggregate of 200,00,000 shares was issued and outstanding to Auctus. The fair value of the warrants was determined to be $1,237,906, which was recorded as origination interest and included in interest expense in the consolidated statements of operations.

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The Auctus October Note accrues interest at a rate of 12% per annum and matures on October 8, 2021. The Auctus October Note is convertible into shares of the Company’s Common Stock, subject to the adjustments described therein. The conversion price shall be the “Market Price” which is defined as the volume weighted average price for the Common Stock during the 5 trading day period ending on the latest complete trading day prior to the conversion date.

On September 28, 2020, the Company entered into a convertible promissory note (“JSJ Note”) with JSJ Investments, Inc., pursuant to which JSJ purchased from the Company, at a purchase price of $100,000, a 10% Convertible Note in the principal amount of $108,000.

The JSJ Note accrues interest at a rate of 10% per annum and matures on September 28, 2021. The JSJ Note, plus all accrued but unpaid interest and other amounts due on the JSJ Note, may be prepaid at any time prior to the maturity date. Upon an event of default, the interest rate shall increase to 18% for as long as the event of default is continuing (“Default Interest”). At any time on or after the Maturity Date, the Company may repay the then outstanding principal plus accrued interest and Default Interest, if any, to JSJ.

The JSJ Note is convertible into shares of the Company’s common stock at any time after 180 days from the issuance date. The conversion price is 60% multiplied by the lowest trading price for the common stock during the 20 trading day period ending on the latest complete trading day prior to the date of a conversion notice. As of the date of this prospectus, the entire outstanding principal and accrued interest has been converted into shares of the Company’s common stock.

On March 11, 2020, the Company entered into a Securities Purchase Agreement (the “EMA Note”) with EMA Financial, LLC. Pursuant to the terms of the EMA Note, EMA agreed to purchase from the Company, for a purchase price of $75,000, a 10% Convertible Note in the principal amount of $85,000.

The EMA Note accrues interest at a rate of 10% per annum and matures on November 5, 2020. The EMA Note, plus all accrued but unpaid interest and other amounts due on the EMA Note, may be prepaid at any time prior to the maturity date.

The EMA Note is convertible into shares of the Company’s common stock. The conversion price shall be the lower of: (i) the lowest closing price of the common stock during the preceding 20 trading day period ending on the latest complete trading day prior to March 11, 2020, (ii) $0.04, or (iii) 60% of the lowest traded price for the common stock on the principal market during the 20 consecutive trading days on which at least 100 shares of common stock were traded including and immediately preceding the conversion date. Additional discounts to the conversion price and penalties will apply if certain events occur, including if the closing price drops below $0.015, if the Company’s stock is subject to a DTC chill, or if the EMA Note cannot be converted in free trading shares after 181 days from the issuance date.

Effective as of September 29, 2020, the Company and EMA entered into an Amendment to the Note (the “EMA Amendment”), pursuant to which EMA and the Company agreed to amend the issuance date of the EMA Note from March 11, 2020 to September 29, 2020 and to extend the maturity date of the EMA Note from November 5, 2020 to September 29, 2021.

As of December 31, 2020, the EMA Note was in default and the parity value of the EMA Note was determined to be $615,134. As a result, the Company recorded an expense of $530,134, which is included in interest expense in the consolidated statements of operations.

On January 21, 2021, the Company entered into a Securities Purchase Agreement with Power Up Lending Group Ltd (“Power Up January 2021 Note”). Pursuant to the terms of the Power Up January 2021 Note, the lender agreed to purchase from the Company, for a purchase price of $75,000, a 10% convertible note in the principal amount of $86,350. The Power Up January 2021 Note matures and becomes due and payable on March 5, 2022 and accrues interest at a rate of 10% per annum. The Power Up January 2021 Note, plus all accrued but unpaid interest, may be prepaid at any time prior to the maturity date.

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The Power Up January 2021 Note is convertible into shares of the Company’s common stock at any time at a conversion price (the “Conversion Price”), which shall equal the Variable Conversion Price. The “Variable Conversion Price” shall mean 60% multiplied by the Market Price, which is the lowest Trading Price for the common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date. The conversion price is subject to customary adjustments. The conversion price is not subject to a floor.

On March 5, 2021, the Company entered into a Securities Purchase Agreement with Power Up Lending Group Ltd (“Power Up March 2021 Note”). Pursuant to the terms of the Power Up March 2021 Note, the lender agreed to purchase from the Company, for a purchase price of $75,000, a 10% convertible note in the principal amount of $86,350. The Power Up March 2021 Note matures and becomes due and payable on March 5, 2022 and accrues interest at a rate of 10% per annum. The Power Up March 2021 Note, plus all accrued but unpaid interest, may be prepaid at any time prior to the maturity date.

The Power Up March 2021 Note is convertible into shares of the Company’s common stock at any time at a conversion price (the “Conversion Price”), which shall equal the Variable Conversion Price. The “Variable Conversion Price” shall mean 60% multiplied by the Market Price, which is the lowest Trading Price for the common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date. The conversion price is subject to customary adjustments. The conversion price is not subject to a floor.

On May 4, 2021, the Company entered into a Securities Purchase Agreement with Power Up Lending Group Ltd (“Power Up May 2021 Note”). Pursuant to the terms of the Power Up 2021 Note, the lender agreed to purchase from the Company, for a purchase price of $150,000, a 10% convertible note in the principal amount of $169,125. The Power Up 2021 Note matures and becomes due and payable on May 4, 2022 and accrues interest at a rate of 10% per annum. The Power Up May 2021 Note, plus all accrued but unpaid interest, may be prepaid at any time prior to the maturity date.

The Power Up May 2021 Note is convertible into shares of the Company’s common stock at any time at a conversion price (the “Conversion Price”), which shall equal the Variable Conversion Price. The “Variable Conversion Price” shall mean 60% multiplied by the Market Price, which is the lowest Trading Price for the common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date. The conversion price is subject to customary adjustments. The conversion price is not subject to a floor.

Stock Options

As of July 16, 2021, we have 1,800,000 stock options issued and outstanding. (See “Market for Common Equity and Related Stockholder Matters—Securities Authorized for Issuance Under Equity Compensation Plans”.)

Transfer Agent

The transfer agent for our common stock is Action Stock Transfer. The transfer agent’s address is 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121 and its telephone number is (801) 274-1088.

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Anti-Takeover Effects of Provisions of Delaware State Law

In general, Delaware corporations are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer;

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 662/3% of the outstanding voting stock that is not owned by the interested stockholder; or

●	the corporation does not have a class of voting stock that is: (i) listed on a national securities exchange; or (ii) held of record by more than 2,000 stockholders, unless any of the foregoing results from action taken, directly or indirectly, by an interested stockholder or from a transaction in which a person becomes an interested stockholder

In general, Section 203 defines business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

Section 203 defines interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

While we are currently not subject to the restrictions contained in Section 203, we will become subject to these restrictions if our common stock is listed on a national securities exchange or we have more than 2,000 stockholders of record of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

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DESCRIPTION OF BUSINESS

Organizational History

We were incorporated in the state of Delaware as Prime Time Travel, Inc. on November 23, 2010, for the purpose of creating and managing trips to destination locations for youth basketball teams. On August 23, 2012, we filed an Amended and Restated Certificate of Incorporation with the Delaware Secretary of State to, among other things, change our name from Prime Time Travel, Inc. to LifeApps Digital Media Inc., and increase our authorized capitalization to 310,000,000 shares, consisting of 300,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of blank check preferred stock, $0.001 par value per share.

On September 5, 2012, we effected a 15-for-1 forward stock split in the form of a dividend to holders of our common stock as of record on September 4, 2012.

On September 20, 2012, LifeApps Acquisition Corp., a wholly owned Nevada subsidiary of ours, merged with and into LifeApps Inc., which had been organized as a California limited liability company on July 13, 2009, and was converted to a Nevada corporation on September 7, 2012 in anticipation of the merger. In connection with the merger, each share of LifeApps Inc. common stock was cancelled and converted into the right to receive 400 shares of our common stock. LifeApps Inc. was the surviving corporation of that merger. As a result of the merger, we acquired the business of LifeApps Inc. Immediately following the merger, we split off our wholly owned subsidiary, Prime Time Split Corp., a Delaware corporation, through the exchange of 6,000,000 shares of our common stock for all of the issued and outstanding shares of common stock of Prime Time Split Corp. All of our assets and liabilities immediately following the merger, excluding any assets and liabilities assumed in the merger, were transferred to Prime Time Split Corp.

On December 31, 2015, we filed a Certificate of Amendment to our Amended and Restated Certificate of Incorporation with the Delaware Secretary of State to (i) change our name to LifeApps Brands Inc., (ii) effect a one-for-fifteen (1:15) reverse stock split of our common stock, $0.001 par value per share, and (iii) increase our authorized capitalization from 300,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of blank check preferred stock, par value $0.001 per share, to 500,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. The reverse split and name change took effect on OTC Markets at the commencement of business on January 7, 2016, at which time our common stock began trading on a post-reverse split basis.

From approximately January 1, 2013, through approximately June 1, 2019, we were a licensed developer and publisher of apps for the Apple Apps Store for iPhone, iPod touch, iPad and iPad mini. We were also a licensed developer on both Google Play and Amazon Appstore for Android. We distributed apps on all three platforms.

On January 25, 2019, we acquired LGBT Loyalty LLC, a New York limited liability company, with the goal of creating a LGBTQ Loyalty Preference Index (the “Index”) that will provide the LGBTQ community with the power to influence the allocation of capital within the Index based upon their consumer preferences. The Index is intended to link the economic power of the LGBTQ community with many of the top companies that support and market their products to the LGBTQ demographic. We also plan to create ancillary businesses that are intended to complement and support the Index including LGBTQ Loyalty Sponsorship which will be established to promote the Index along with the companies from around the world that desire to market and advertise directly to LGBTQ consumers. We intend to join forces with some of the most recognizable LGBTQ community leaders from around the world and have them become LGBTQ Loyalty Sponsorship members. The LGBTQ Loyalty Sponsorship is expected to incorporate marketing and support of the companies included in the Index. All companies will be offered the opportunity to purchase LGBTQ Loyalty Sponsorship packages. We also plan to develop a digital media network that will specialize in targeting highly sought-after niche demographic audiences. In that regard, we intend to focus on two core businesses, an LGBTQ Advertising Network and an LGBTQ Media Network. Through our digital platform, we expect to aggregate content from around the world. We also intend to create original content along with sponsored content in a 24/7 digital network. The LGBTQ Advertising Network is intended to assist brands in global targeting of the LGBTQ demographic. The LGBTQ Advertising Network is expected to provide advertisers and brands with over 300 mainstream digital platforms and access to this loyal, affluent and ever-expanding audience. We intend to deliver to our audience relevant sponsored content marketing message across all spectrums of digitally connected devices. We believe that our unique value proposition to our audience and sponsors will be the ability to deliver aggregated and original content, with emphasis on interactive content and captive video.

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On January 24, 2019 we filed a Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock with the Delaware Secretary of State to create a series of preferred stock designated Series A Convertible Preferred Stock consisting of one share. The share of Series A Convertible Preferred Stock was issued to Maxim Partners, LLC, a New York limited liability company, in connection with the January 25, 2019 Securities Exchange Agreement described below.

On January 25, 2019, we entered into and closed a securities exchange under a Securities Exchange Agreement with LGBT Loyalty LLC, and Maxim Partners, LLC, pursuant to which we acquired all of the membership interests of LGBT Loyalty LLC, making LGBT Loyalty LLC a wholly owned subsidiary of ours, in exchange for 120,959,996 shares of our restricted common stock and one share of our Series A Convertible Preferred Stock. The common stock issued to Maxim Partners, LLC represented, upon issuance, 49.99% of our then issued and outstanding shares of common stock. Effective March 26, 2019, the share of Series A Convertible Preferred Stock was converted into 8,598,578 shares of our common stock.

On March 26, 2019, we filed a Certificate of Amendment to our Certificate of Incorporation to increase our authorized capitalization from 500,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share, to 1,000,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share.

On April 3, 2019 we filed a Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock with the Delaware Secretary of State to create a class of preferred stock, $0.001 par value per share, designated Series B Convertible Preferred Stock and authorized the issuance of up to 1,500,000 shares of Series B Convertible Preferred Stock. The Series B Preferred Stock has no voting, liquidation or other rights other than the right to receive dividends and to convert into shares of our common stock. (See – “Description of Securities—Preferred Stock”) Effective April 3, 2019, we issued 125,000 shares of our Series B Convertible Preferred Stock to five persons at a price of $1.00 per share or an aggregate of $125,000.

On April 25, 2019, we filed a Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State to change our name from LifeApps Brands Inc. to LGBTQ Loyalty Holdings, Inc.

On June 3, 2019 we filed a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Series C COD”) with the Delaware Secretary of State to create a class of preferred stock, $0.001 par value per share, designated Series C Convertible Preferred Stock and authorized the issuance of up to 129,559 shares of Series C Convertible Preferred Stock. On June 4, 2019, all of the 129,559 shares of Series C Convertible Preferred Stock were issued to Pride Partners, LLC, the assignee and an affiliate of Maxim Partners LLC. The Series C Convertible Preferred Stock has no voting or other rights other than the right to receive dividends on a pari passu basis with holders of our common stock, the right to receive assets in the event of liquidation, dissolution or winding up on a pari passu basis with holders of our common stock and the right to convert into common stock. (See - “Description of Securities”)

On June 4, 2019, we entered into and closed a Securities Purchase Agreement with Pride Partners, LLC pursuant to which for a purchase price of $500,000, Pride Partners, LLC purchased $550,000 in principal amount of a 10% Original Issue Discount Senior Convertible Debenture (the “Debenture”) due 15 months following the date of issuance and an 18 month common stock purchase warrant (the “Warrant”) exercisable for up to 6,250,000 shares (subject to adjustment thereunder) of our common stock. Pursuant to the Securities Purchase Agreement, Pride Partners, LLC was given an 18 month right of first refusal to participate in up to 50% of any subsequent financings by us. The Securities Purchase Agreement also provides that without the prior written consent of Pride Partners, LLC, from June 4, 2019 until the earlier of (i) September 4, 2020 and (ii) the date on which the Debenture has been converted or paid in full, neither we nor any subsidiary of ours may issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of our common stock or common stock equivalents, except for Exempt Issuances (as such term is defined in the Securities Purchase Agreement), unless 50% of the proceeds from such issuance are used towards an Optional Redemption (as such term is defined in the Debenture) of the Debenture pursuant to the terms thereof, provided further, however, that at such time that all of the Registrable Securities (as such term is defined in the June 4, 2019 Registration Rights Agreement (the “Registration Rights Agreement”) between us and Pride Partners, LLC) have been registered, only 10% of the proceeds from such issuance need to be used towards an Optional Redemption. The Securities Purchase Agreement further provides that, without the written consent of Pride Partners, LLC, from June 4, 2019 through the date on which Pride Partners, LLC no longer holds any Warrants, we shall be prohibited from effecting or entering into any agreement to effect any issuance by us or any of our subsidiaries of common stock or common stock equivalents involving a variable rate transaction except for Exempt Issuances (as such term is defined in the Securities Purchase Agreement).

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Our Brand

Our mission is to build a sustainable and well recognized brand focused on unlocking the growing purchasing power of the LGTBQ community globally by offering a robust LGBTQ Index and core ETF portfolio that attracts key institutional investors and corporations.

At the nucleus of our LGBTQ Loyalty Preference Index is our partner-driven Crowd Preference Index Methodology (CPIM) which disrupts ESG investing. This is achieved through an elevated screening process of financial performance data and ESG standards and practices, whereby LGBTQ community data on diversity and inclusion compliance directly impacts corporate financial results and transparently identifies and recognizes high performance companies who have consistently outperformed the S&P 500 index or equivalent sector standards and norms.

We intend to extend the LGBTQ Loyalty Index brand with future plans to develop indices with a focus on the ‘Social’ component of ESG utilizing our proprietary financial slogan of “Advancing Equality” within other gender, minority interest groups.

Revenue

The Company focus in 2019 and 2020 was to create and launch our first of many financial Index products through an equality driven thematic ESG screened and alpha performance benchmark. The Company achieved this through its LGBTQ100 ESG Index listing and performance on the NYSE starting on October 30, 2019. In 2020 our collective efforts and focus is to monetize and scale our model by capturing recurring revenue streams through our current financial Index product. Our goal is to accelerate our revenue pursuits through our partnership and licensed relationships to achieve a break-even point when we have secured AUM benchmarked against the LGBTQ100 Index in excess of $50,000,000.

We intend to introduce a new key partnered revenue source derived from Direct Index Licensing Fees generated by financial institutions and asset management companies for creating a product (e.g. , Index Funds, Structured Financial Products, Turnkey Asset Management Providers) based on or linked to the LGBTQ100 index. This includes fees to use the LGBTQ100 index to track the performance of funds or as benchmarks for actively managed portfolios. We plan to capture Data Subscriptions which could provide recurring subscription revenue from our LGBTQ Index. This includes ongoing and historical data and information generated by our wholly owned division Advancing Equality Preference Inc., and through our strategic partnerships for new potential financial equality-driven Indices.

New initiatives in 2021 include a plan to create ancillary revenue streams to complement and support this unique platform for the top 100 Equality driven Corporations in America represented in the LGBTQ100 Index. We believe our index will reward and elevate the status of those corporations that have adopted diversity and inclusion best practices, cared for their employees and positively impacted LGBTQ communities. Expert LGBTQ economists have repeatedly stressed the value of the LGBTQ brand loyalty to corporations. We consider the companies that best capture the spending trends and loyalty of the LGBTQ consumer will be better positioned for financial growth and success. Given the opportunity to link to the power and status generated between the LGBTQ community, these companies and their own workforce, we will launch a Partner Loyalty Program which includes benefits afforded to defined sponsorship tiers. The LGBTQ Loyalty Sponsorship is designed to attract the significant marketing dollars Fortune 500 companies are allocating to D&I programs with an opportunity to purchase LGBTQ Loyalty Sponsorship packages, including participation and brand exposure at planned conferences and events. Companies will be offered the opportunity to purchase LGBTQ Loyalty Sponsorship packages starting in Q2-2021.

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Our initial investments in creating a high performing product with a well-recognized brand have been established. As we begin to move into planning for the post-COVID-19 world, we will now shift our efforts to cultivate new revenue stream opportunities while building AUM as we construct a profitable business platform.

We have achieved no revenues to date from our LGBTQ related operations and have been focused on building our product and achieving performance results and media branding over the course of the past twelve months. There are no assurances that can be given that we will achieve revenues or profitability in the future.

Business Strategy

Our business strategy is targeted to the estimated three trillion-dollar global purchasing power of the LGBTQ consumer demographic. More than nineteen million people identify themselves as LGBTQ in the US and four-hundred-fifty million globally while the LGBTQ community is composed of some of the most loyalty driven consumers in the world.

We believe that the LGBTQ demographic is one of the most highly sought-after economic groups in the world from corporate America down to the local business owner because of their higher median income and brand loyalty. What makes targeting and supporting this dynamic demographic even more extraordinary and rewarding is that friends, family, employers, employees, teachers, coaches and fans of our community so loyally support the brands, products and services that in turn support us. We further believe that this loyalty across the board is time tested, proven, growing and expanding and ultimately extremely rewarding to all that are embraced by the LGBTQ community. Connecting the world’s most supportive LGBTQ companies to the dynamic, loyal and ever-increasing spending power of the LGBTQ community is a consequential step forward for the LGBTQ movement and investment community.

Many Fortune 500 companies are directing more of their consumer advertising and promotional spend towards celebrating diversity and equality. Our long-term goal is to reinforce the financial performance of those Corporations as they foster and integrate LGBTQ equality practices through their Diversity and Inclusion policies as a cornerstone of their corporate culture. Our LGBTQ100 Index of the top 100 corporate constituents have already embraced and enacted this standard of Equality excellence. See our top LGBTQ100 Index constituents on our website.

Competition

We created the first-ever LGBTQ Loyalty Preference Index. We have identified Pride Performance & Holdings issuer UBS, an entity which gives individuals an opportunity to invest in companies that support equality in the workplace for their lesbian, gay, bisexual and transgender employees, as a competitor. However, Pride Performance appears to focus mainly on the hiring of LGBTQ individuals and we do not see this as direct competition as our Index will be created through surveying and preferencing the top companies in the S&P 500 that best support and align with the LGBTQ community. To date no other financial index provider has focused on including the feedback from direct constituents in constructing an Index methodology that empowers the voice of the LGBTQ community.

Intellectual Property

The following Trademark applications have been filed with the US Patent and Trademark Office:

●	Application serial no. 90322860

●	Application serial no. 90324408

●	Application serial no. 90324642

●	Application serial no. 90324689

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Government Regulation

We are subject to a number of domestic and foreign laws and regulations that affect our business. Not only are these laws constantly evolving, which could result in them being interpreted in ways that could harm our business, but legislation is also continually being introduced that may affect both the content of our products and their distribution.

Further, because our services are available worldwide, certain foreign jurisdictions and others may claim that we are required to comply with their laws, including in jurisdictions where we have no local entity, employees or infrastructure.

Employees

As of July 16, 2021, we had a total of three employees, all of whom were full time employees. None of our employees are represented by a collective bargaining agreement. We consider our relations with our employees to be good.

DESCRIPTION OF PROPERTY

Our principal executive office is located 4235 Dixie Highway, Wilton Manors, FL 33305 and our telephone number is (954) 947-6133. The property is currently being rented on a month to month basis at a rate of $250 per month. We do not own any real estate.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on business, financial condition or operating results.

MARKET PRICE OF THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Common Stock

Our common stock is not traded on any exchange but is currently available for trading in the over-the-counter market and is quoted on the OTC Pink operated by OTC Markets Group, Inc. under the symbol “LFAP”. We have applied for admission to the OTCQB on July 19, 2021. While we believe that we will qualify for quotation on the OTCQB we cannot assure you that our common stock will, in fact, be quoted on the OTCQB and, further, when we will receive such qualification. Trading in stocks quoted on these markets is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities listed on certain national exchanges, provided that the current price and volume information with respect to transactions in that security is provided by the applicable exchange or system). The penny stock rules require a broker/dealer, before effecting a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing before effecting the transaction, and must be given to the customer in writing before or with the customer’s confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for shares of our common stock. As a result of these rules, investors may find it difficult to sell their shares.

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Set forth below are the range of high and low bid quotations for the periods indicated as reported by the OTC Bulletin Board. The market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

	High $	Low $
June 30, 2021	0.0896	0.0060
March 31, 2021	0.0088	0.0078
December 31, 2020	0.0061	0.0052
September 30, 2020	0.0100	0.0079
June 30, 2020	0.0144	0.0120
March 31, 2020	0.0134	0.0105
December 31, 2019	0.0349	0.0320
September 30, 2019	0.0980	0.0702
June 28, 2019	0.1000	0.0850

Holders of Record

As of July 16, 2021, we had 62 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

Dividends

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future, if at all. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following management’s discussion and analysis should be read in conjunction with the historical financial statements and the related notes thereto contained in this prospectus. The management’s discussion and analysis contains forward-looking statements, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those under “Risk Factors” in this prospectus that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. The Company’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

The following discussion highlights the results of operations and the principal factors that have affected our financial condition, as well as our liquidity and capital resources for the periods described, and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on the audited financial statements contained in this prospectus, which we have prepared in accordance with United States generally accepted accounting principles. You should read the discussion and analysis together with such financial statements and the related notes thereto.

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Business Overview

On January 25, 2019, we acquired LGBT Loyalty LLC, a New York limited liability company, with the goal of creating the first LGBTQ Loyalty Preference Index ETF (the “Index ETF”) to provide the LGBTQ community with the power to influence the allocation of capital within a financial Index ETF based upon LGBTQ consumer preferences. The Index ETF is intended to link the growing economic influence of the LGBTQ community and their allies with many of the top Fortune 500 companies that support and implement diversity, inclusion and equality policies within their organizations. The incorporation of diversity and inclusion in a company’s recruitment and human resource policies is becoming a key concern to investors as part of their growing focus on ESG allocations. Our data and analytics unequivocally reinforce that corporations that have embraced diversity and inclusion policies within their corporate culture perform at a higher level financially than their peers. This includes advancing a more invigorated workforce that attracts and retains the best talent. Innovation and agility have been identified as great benefits of diversity, and there is an increasing awareness of what has come to be known as ‘the power of difference’.

On October 30, 2019, through our wholly-owned subsidiary Loyalty Preference Index, Inc. (“LPI”) and our strategically aligned partnerships with crowd sourced data and analytic providers, we launched the LGBTQ100 ESG Index which integrates LGBTQ community survey data into the methodology for a benchmark listing of the nation’s highest financially performing large-cap publicly listed corporations that our respondents believe are most committed to advancing equality. LPI is the index provider for the LGBTQ + ESG100 ETF; LGBTQ Loyalty was the Sponsor for the prospectus that was filed by the highly regarded licensed Fund Adviser ProcureAM, a wholly owned subsidiary of Procure Holdings, LLC., which is through our platform service agreement (“PSA”), and was approved by the Securities and Exchange Commission (“SEC”) in early January 2020. The LGBTQ + ESG100 ETF (the “Fund”) seeks to track the investment results (before fees and expenses) of the LGBTQ100 ESG Index. The Fund earns management fees based on assets under management (“AUM”) and is expected to launch in Q3 - 2021 on the NASDAQ.

LGBTQ Loyalty has generated an abundance of media coverage for our premier LGBTQ Index product with the launch and listing on NYSE of the LGBTQ100 ESG Index. The exclusive media launch with Bloomberg Media was instrumental in propelling the LGBTQ100 brand to center stage overnight in the financial sector. In addition, LGBTQ Loyalty was featured at the Inside ETFs Summit in early 2020 with Board Members, Barney Frank and Billy Bean speaking on the “The Power of Inclusion & Equality” for investors. Our media strategy objective is to lay the groundwork for additional high-profile positioning of the brand as we work to achieve the desired increased financial media coverage and growth in AUM valuation for our company and shareholders.

Our Products

Our mission is to build a sustainable and well recognized brand focused on unlocking the growing purchasing power of the LGTBQ community globally by offering a robust LGBTQ Index and core ETF portfolio that attracts key institutional investors and corporations.

At the nucleus of our LGBTQ Loyalty Preference Index is our partner-driven Crowd Preference Index Methodology (CPIM) which disrupts ESG investing. This is achieved through an elevated screening process of financial performance data and ESG standards and practices, whereby LGBTQ community data on diversity and inclusion compliance directly impacts corporate financial results and transparently identifies and recognizes high performance companies who have consistently outperformed the S&P 500 index or equivalent sector standards and norms.

We intend to extend the LGBTQ Loyalty Index brand with future plans to develop indices with a focus on the ‘Social’ component of ESG utilizing our proprietary financial slogan of “Advancing Equality” within other gender, minority interest groups.

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Revenue

The Company focus in 2019 and 2020 was to create and launch our first of many financial Index products through an equality driven thematic ESG screened and alpha performance benchmark. The Company achieved this through its LGBTQ100 ESG Index listing and performance on the NYSE starting on October 30, 2019. In 2020 our collective efforts and focus is to monetize and scale our model by capturing recurring revenue streams through our current financial Index product. Our goal is to accelerate our revenue pursuits through our partnership and licensed relationships to achieve a break-even point when we have secured AUM benchmarked against the LGBTQ100 Index in excess of $50,000,000.

We intend to introduce a new key partnered revenue source derived from Direct Index Licensing Fees generated by financial institutions and asset management companies for creating a product (e.g. , Index Funds, Structured Financial Products, Turnkey Asset Management Providers) based on or linked to the LGBTQ100 index. This includes fees to use the LGBTQ100 index to track the performance of funds or as benchmarks for actively managed portfolios. We plan to capture Data Subscriptions which could provide recurring subscription revenue from our LGBTQ Index. This includes ongoing and historical data and information generated by our wholly owned division Advancing Equality Preference Inc., and through our strategic partnerships for new potential financial equality-driven Indices.

New initiatives in 2021 include a plan to create ancillary revenue streams to complement and support this unique platform for the top 100 Equality driven Corporations in America represented in the LGBTQ100 Index. We believe our index will reward and elevate the status of those corporations that have adopted diversity and inclusion best practices, cared for their employees and positively impacted LGBTQ communities. Expert LGBTQ economists have repeatedly stressed the value of the LGBTQ brand loyalty to corporations. We consider the companies that best capture the spending trends and loyalty of the LGBTQ consumer will be better positioned for financial growth and success. Given the opportunity to link to the power and status generated between the LGBTQ community, these companies and their own workforce, we will launch a Partner Loyalty Program which includes benefits afforded to defined sponsorship tiers. The LGBTQ Loyalty Sponsorship is designed to attract the significant marketing dollars Fortune 500 companies are allocating to D&I programs with an opportunity to purchase LGBTQ Loyalty Sponsorship packages, including participation and brand exposure at planned conferences and events. Companies will be offered the opportunity to purchase LGBTQ Loyalty Sponsorship packages starting in Q2-2021.

Our initial investments in creating a high performing product with a well-recognized brand have been established. As we begin to move into planning for the post-COVID-19 world, we will now shift our efforts to cultivate new revenue stream opportunities while building AUM as we construct a profitable business platform.

We have achieved no revenues to date from our LGBTQ related operations and have been focused on building our product and achieving performance results and media branding over the course of the past twelve months. There are no assurances that can be given that we will achieve revenues or profitability in the future.

Liquidity and Capital Resources

Historically, we have been financed through advances from related parties, issuances of convertible debt, and the sale of our common and preferred stock. Our existing sources of liquidity will not be sufficient for us to implement our business plans. There are no assurances that we will be able to raise additional capital as and when needed. As of March 31, 2021, we had $20,556 of cash on hand. Based on our current planned expenditures, we will require approximately $2.5 million over the next 12 months. Our existing sources of liquidity may not be sufficient for us to implement our continuing business plan. Our need for future capital will be dependent upon the speed at which we expand our product offerings. There are no assurances that we will be able raise additional capital as and when needed.

As of March 31, 2021, we had a working capital deficit of $5,238,743 as compared to a working capital deficit of $5,338,865 at December 31, 2020.

During the three months ended March 31, 2021 and 2020, operations used cash of $159,256 and $295,772, respectively.

During the three months ended March 31, 2021 and 2020, net cash used in investing activities was $0 and $31,000, respectively, primarily attributable to capitalized costs pertaining to the development of the LGBTQ100 ESG Index and ETF website.

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In 2021, we received $150,000 in proceeds from the issuance of two convertible debentures and repaid notes payable of $500. From February to March 2020, we received $175,000 in proceeds from the issuance of two convertible debentures. In January 2020, we received $47,500 pursuant to a bridge note agreement. We also received $93,343 from the exercise of warrants.

We will continue to seek out additional capital in the form of debt or equity under the most favorable terms we can find.

The Company is currently, and has for some time, been in financial distress. It has no cash resources and current assets and has no ongoing source of revenue. Management is continuing to address numerous aspects of the Company’s operations and obligations, including, without limitation, debt obligations, financing requirements, and regulatory compliance, and has taken steps to continue to raise new debt and equity capital to fund the Company’s business activities.

The Company is continuing its efforts to raise additional capital in order to be able to pay its liabilities and fund its business activities on a going forward basis and regularly evaluates various measures to satisfy the Company’s liquidity needs. Though the Company actively pursues opportunities to finance its operations through external sources of debt and equity financing, there can be no assurance that such financing will be available on terms acceptable to the Company, or at all.

We have no off-balance sheet arrangements.

We are a smaller reporting company as defined by Rule 12b-2 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and are not required to provide the information required under this item.

Results of Operations

Three months ended March 31, 2021 compared with the three months ended March 31, 2020

There were no revenues during the three months ended March 31, 2021, and revenues of $540 for the three months ended March 31, 2020.

The following is a breakdown of our operating expenses for the three months ended March 31, 2021 and 2020:

	Three Months Ended
	March 31,
	2021	2020	Change $	Change %
Personnel costs	$1,295,998	$214,955	$1,081,043	503%
Consulting fees	33,000	74,500	(41,500)	-56%
Legal and professional fees	105,123	126,995	(21,872)	-17%
Sales and marketing	-	7,545	(7,545)	-100%
General and administrative	28,123	49,992	(21,869)	-44%
Depreciation and amortization	6,448	6,448	-	0%
	$1,468,692	$480,435	$988,258	206%

Personnel costs include officer salaries and directors’ compensation. The increase in personnel costs is primarily due to $1,141,666 in stock compensation for shares issued to the board and executives in March 2021.

Consulting fees decreased by $41,500 during the three months ended March 31, 2021, primarily due to limited operations in developing the Index in 2021. Consulting fees represent our efforts to launch the LGBTQ100 ESG Index and LGBTQ + ESG100 ETF.

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Legal and professional fees decreased by $21,872, primarily because of lower legal costs.

We did not incur any sales and marketing costs in three months ended March 31, 2021.

General and administrative expenses decreased by $21,869 in 2021 due to decreased travel and other cost cutting measures in our operations.

Depreciation and amortization expense was $6,448 in the three months ended March 31, 2021, which represents amortization on our index development costs.

The following is a breakdown of our other income (expenses) for the three months ended March 31, 2021 and 2020:

	Three Months Ended
	March 31,
	2021	2020	Change $	Change %
Interest expense	$(561,687)	$(360,839)	(200,847)	56%
Change in derivative liability	412,974	(117,754)	530,728	-451%
	$(148,713)	$(478,594)	$329,881	-69%

Interest expense increased by $200,847 in the three months ended March 31, 2021, primarily attributable to origination interest and amortization of debt discount of the various debentures.

Change in derivative liability includes the mark-to-market adjustment of the derivative liability in connection with our convertible debenture.

Net loss was $1,617,405 and $958,468 for the three months ended March 31, 2021 and 2020, respectively.

Critical Accounting Estimates

Going Concern

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with GAAP, which contemplates our continuation as a going concern. We have incurred losses to date of $14,858,316 and have negative working capital of $5,238,743 as of March 31, 2021. To date we have funded our operations through advances from a related party, issuance of convertible debt, and the sale of our common stock. We intend to raise additional funding through third party equity or debt financing. There is no certainty that funding will be available as needed. These factors raise substantial doubt about our ability to continue operating as a going concern. Our ability to continue our operations as a going concern, realize the carrying value of our assets, and discharge our liabilities in the normal course of business is dependent upon our ability to raise capital sufficient to fund our commitments and ongoing losses, and ultimately generate profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the years reported. Actual results may differ from these estimates.

Derivative Financial Instruments:

The Company has financial instruments that are considered derivatives or contain embedded features subject to derivative accounting. Embedded derivatives are valued separately from the host instrument and are recognized as derivative liabilities in the Company’s balance sheet. The Company measures these instruments at their estimated fair value and recognizes changes in their estimated fair value in results of operations during the period of change. The Company has a sequencing policy regarding share settlement wherein instruments with a fixed conversion price or floor would be settled first, and interest payable in shares settle next. Thereafter, share settlement order is based on instrument issuance date – earlier dated instruments settling before later dated. The sequencing policy also considers contingently issuable additional shares, such as those issuable upon a stock split, to have an issuance date to coincide with the event giving rise to the additional shares. The policy includes all shares issuable pursuant to debenture and preferred stock instruments as well as shares issuable under service and employment contracts and interest on short term loans.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in, and no disagreements with our accountants on accounting and financial disclosure.

DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until the earlier of his resignation or removal. Information on our Board of Directors and executive officers is included below. Our executive officers are appointed annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or their successor is elected and qualified.

The following sets forth information about our director and executive officer as of the date of this report:

NAME	AGE	POSITION	DATE FIRST ELECTED OR APPOINTED

Robert Blair	56	Chief Executive Officer	December 19, 2017

Eric Sherb	34	Chief Financial Officer	August 1, 2019

Jeffrey Sterling	50	Chief Operating Officer	September 1, 2020

Lawrence Patrick Roan	60	Director	September 15, 2018

Barney Frank	79	Director	March 8, 2019

William “Billy” D. Bean	55	Director	March 8, 2019

Martina Navratilova	62	Director	March 25, 2019

Robert Tull	67	Director	April 18, 2019

Orlando Reece	52	Director	March 10, 2020

Andrea Breanna	45	Director	July 6, 2021

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Executive officers are appointed by the Board of Directors and serve at its pleasure.

The principal occupation and business experience during at least the past five years for our executive officers and directors is as follows:

Robert A. Blair, Chief Executive Officer

Robert A. Blair, the Company’s founder, has served as its Chief Executive Officer since January 2018 and as Chief Financial Officer from January 2018 to April 2019. Prior to joining the Company, Mr. Blair served as the Chief Executive Officer of Multimedia Platforms Inc. (“MPI”), a multimedia, technology and publishing company from January 2015 until May 2016 and served as its Chairman from May 2016 to December 2017. From 1975 to 1988, Mr. Blair played competing junior, collegiate and professional tennis, from 1990 to 1992, he served as the General Manager & Head Coach for Billie Jean King and World Team Tennis and from 1990 to 1990 he started up and led a tennis academy. In 1992, Mr. Blair started a home development company, Blair Investment Properties, Inc., which still exists through today. Mr. Blair brings to us a rich history in professional tennis, sports management and directing digital media platforms. His skill in developing and delivering cutting edge marketing techniques and his passion for serving the community in the highly desired LGBTQ marketspace is expected to enable us to become a global leader in this market. We believe that Robert A. Blair is qualified to serve on our board of directors based upon his entrepreneurial background, his commitment to the LGBTQ community and his significant marketing and management experience.

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Eric Sherb, Chief Financial Officer

Mr. Sherb has been a Certified Public Accountant since May 2011. He founded EMS Consulting in 2018 which provides CFO services and accounting advisory services for both private and public entities. From March 2015 to October 2018, Mr. Sherb was a Senior Manager at CFGI, with roles including audit readiness, IPO readiness, technical accounting and M&A advisory. He has several years of experience within the OTC and NASDAQ capital markets. Eric has a Bachelor of Business Administration degree in accounting and Finance from Emory University.

Jeffrey Sterling, Chief Operating Officer

Jeff Sterling is a high-profile and charismatic entrepreneur, business leader, philanthropist and community organizer whose substantive contributions to the LGBTQ community have earned him widespread recognition and praise in South Florida. From October 2008 to the present, he has been the Chief Managing Partner of Sterling Holdings and affiliated entities, a group of companies headquartered in the LGBTQ mecca of Wilton Manors, whose services include tax preparation, accounting, tax planning, corporate management, CFO services, real estate sales and property management. As an experienced outsourced CFO to multiple South Florida-based companies over the past ten years, Jeff has financially managed and operated several private and public micro-cap entities. This has provided him with an extensive understanding of the SEC regulatory requirements and compliance for publicly traded companies. Jeff also serves as the principal of the Wilton Manors Entertainment Group, a non-profit partnership that produces numerous civic and cultural events including the annual Stonewall Pride Festival, one of the largest LGBTQ events in South Florida. Highly regarded for his business acumen, he is active in numerous other non-profits and sits on the board of Wilton Manors Taste of the Island, Art Walk Wilton Manors, Wilton Manors Development Alliance and the Wilton Manors Business Association, a 300-member strong business organization. A native of Fort Wayne, Indiana, he earned his undergraduate degree in Business Management and Administration from Indiana University in 2001. Prior to relocating to Wilton Manors in 2006, Jeff held management positions and gained invaluable experience in several sectors including retail, accounting, real estate, property management, and rental services. He has been honored with the Key to The City of Wilton Manors as well as the Karl Clark community service award in recognition of his outstanding contributions to the LGBTQ community.

Lawrence Patrick Roan, Executive Director

Lawrence Patrick Roan has been a National Account Manager for Poly Print Packaging Company since February 2018. From April 2008 until September 2016, Mr. Roan served as a National Account Manager for Ultra Flex Packaging Company in their consumer packaging division. He has over twenty years of sales and marketing experience in the commercial printing and consumer packaging business. Mr. Roan was previously with Exopack, LLC, as a National Account Manager for their consumer plastics business. He managed high volume national accounts as well as key developmental market accounts, and was responsible for transitioning customers with multiple manufacturing sites throughout the U.S. He is a graduate of the University of Iowa and resides in Iowa. We believe that Lawrence Roan is qualified to serve on our board of directors based upon his management experience.

Barney Frank, Director

Barney Frank is a graduate of Harvard College and Harvard Law School. He was the Executive Assistant to the mayor of Boston from 1968-1970; he was the Administrative Assistant to former Congressman Michael Harrington from 1971-1972 and a Massachusetts State Representative from 1973-1980. Mr. Frank was a US Congressman, representing the 4th District of Massachusetts from 1981-2013. As Chair of the House Financial Services Committee, from 2007-2010, he was the co-author of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the regulatory overhaul signed into law in July 2010. In 1987 he became the first Member of Congress voluntarily to acknowledge that he is gay, and in 2012 became the first sitting Member of Congress to marry a same-sex partner, James Ready. He has written two books: Speaking Frankly, in 1992, a critique of some aspects of the Democrats approach to public policy; and a political memoir published in 2015 titled “Frank: From the Great Society to Same Sex Marriage.” The book was nominated for a Triangle Award and co-won the Randy Shilts Award for Gay Nonfiction. He has also written chapters in two other books, one on LGBT rights and more recently on the response to the financial crisis. He has taught at Harvard, Boston University, the University of Massachusetts Boston and the University of Massachusetts Dartmouth. Before joining government, he was a political activist, including his participation as a volunteer in the Mississippi Freedom Summer in 1964. Mr. Frank also serves on the Board of directors of Signature Bank Corp. We believe Mr. Frank is qualified to serve on our Board of Directors based upon his industry and professional background.

William (“Billy”) D. Bean, Director

Billy Bean is a former professional baseball player and is currently a major league baseball (“MLB”) front office executive serving as Vice President and Special Assistant to the Commissioner. As a senior advisor to Commissioner Rob Manfred, his role focuses on baseball’s social responsibility initiatives and LGBT inclusion. Among his responsibilities, Mr. Bean works with MLB’s 30 clubs to bring awareness to all players, coaches, managers, umpires, employees, and stakeholders throughout baseball to ensure an equitable, inclusive, and supportive workplace for everyone. On July 14, 2014, Mr. Bean was announced as MLB’s first-ever Ambassador for Inclusion. He played major league baseball from 1987-1995. He broke into the big leagues with the Detroit Tigers, and tied a major-league record with four hits in his first game. He went on to play for the Los Angeles Dodgers and the San Diego Padres. Mr. Bean was a two-time “All-America” outfielder at Loyola Marymount University before graduating with a degree in Business Administration. During the 1986 season, Bean led the Loyola Marymount Lions to a midseason #1 national ranking and a berth into the College World Series in Omaha, Nebraska. Mr. Bean is a member of the MLB Owner’s Diversity and Inclusion Committee, and was instrumental in the development of MLB’s ‘Shred Hate’ bullying prevention program, a ground breaking educational youth campaign and partnership with ESPN. He is also the author of the book, “Going the Other Way: Lessons from a Life in and out of Major League Baseball.” We believe Mr. Bean is qualified to serve on our Board of Directors based upon his industry and management experience.

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Martina Navratilova, Director

Martina Navratilova is a former professional tennis player deemed by many to be the most successful female tennis player of the U.S. Open era. Over a career spanning four decades, Ms. Navratilova won 59 Grand Slam titles, including a record 9 Wimbledon singles championships, 167 singles and 177 doubles championships. Over the course of her tennis career, Ms. Navratilova was distinguished as the Women’s Tennis Association’s (“WTA”) “Tour Player of the Year” seven times, named the Associated Press’s “Female Athlete of the Year” and declared one of the “Top Forty Athletes of All-Time” by Sports Illustrated. After being inducted into the International Tennis Hall of Fame, she continued to take part in WTA events as well as the 2004 Olympics Games. As she approached her 50th birthday in 2006, she decided to leave the tour circuit behind after her final Grand Slam, a mixed-doubles championship with Bob Bryan at the U.S. Open making her the oldest player to ever win a Grand Slam title. Ms. Navratilova provides commentary to the Tennis Channel’s audience during its coverage of the Grand Slams. She is an ambassador for the WTA and is a regular commentator for the British Broadcasting Corporation and Tennis Channel at Wimbledon. Ms. Navratilova also works for Amazon Prime Video and appears regularly on their tennis commentary. She spends as much time as she can with her family in Miami, and often finds herself traveling the world, speaking at events, playing in numerous exhibition matches, and tirelessly promoting all of the issues that are close to her heart. As one of the first openly gay sports figures, she has spent much of her career overcoming prejudices and stereotypes, giving up millions of dollars in endorsements and sponsorships as a result of her insistence on living a life of integrity and honesty. Since coming out in 1981, she has been an inspiring and vocal advocate for equal rights and a strong supporter of many charities benefiting the LGBT community. She has received numerous awards from many of the most influential organizations within the LGBT community. We believe Ms. Navratilova is qualified to serve on our Board of Directors based upon her industry and professional background.

Robert Tull, Director

A leading figure in the ETF market since 1996, Mr. Tull played a critical role in the launch of the first ETFs that provided access to international, country-specific indexes. Mr. Tull was a key member of the American Stock Exchange’s New Products division, overseeing product and index development and consulting to many companies within the domestic ETF marketplace, as well as several traditional mutual fund managers. He has engineered ETF development in 17 country-specific ETFs known as the World Equity Benchmark Shares (WEBS) and later rebranded iShares after the sale of WEBS to BGI in 1999. Mr. Tull served as a Vice President of the Amex from 2000 to 2005. Prior to joining the Company, during the period from October 1, 2005 until February 2018 he was an outsourced COO for five ETF issuers and employed as a COO by GlobalShares an ETF issuer with roots in South Africa. Mr. Tull is a named inventor on multiple financial products and currently has a pending patent at the USPTO for non-transparent ETFs. We believe Mr. Tull is qualified to serve on our Board of Directors based upon his industry and management experience.

Orlando Reece, Director

As Chief Executive Officer for Pride Media, Orlando Reece is the steward of the world’s largest media company dedicated to serving the LGBTQ+ community. He is responsible for expanding brands like The Advocate and Out beyond their print titles into digital, social and events while maximizing revenue growth across all of the company’s businesses units. His strategic vision for the company focuses on three pillars: great creative content, innovative use of technology and expanding the brands to a larger audience with a “queer” lens. Prior to taking on the CEO role, he served as the Chief Revenue and Marketing Officer growing revenue over 26%. Before joining Pride Media, Mr. Reece was a co-founder and the Chief Operating Officer of Swoup, a fast-growing shopping and saving mobile app. He played a key role in growing the app’s user base and developing the state-of-the-art app, which allows consumers to save money on everyday purchases and repurpose the saved money for higher education expenses, charitable donations, savings and retirement. Throughout his career, Mr. Reece has developed a reputation for transforming and disrupting business models at major media and entertainment companies, with a proven history of success in corporate growth, revenue maximization, strategic planning and cross-media sales and marketing. We believe Mr. Reece is qualified to serve on our Board of Directors based upon his industry and management experience.

Andrea Breanna, Director

Andrea Breanna, formerly known as Paul Berry, is currently the CEO of RebelMouse, a creative agency and content management system software company for enterprise brands and media companies. She also serves on the American Express Consumer Advisory Board and early-stage venture capital fund Lerer Hippeau Ventures. Prior to founding RebelMouse, Ms. Breanna was the chief technology officer of The Huffington Post. She has a master’s in technology from NYU’s ITP Program. We believe Ms. Breanna is qualified to serve on our Board of Directors based upon her work as a transgender person and respected advocate for LGBTQ rights in addition to her significant industry and management experience.

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Family Relationships

There are no family relationships among our Directors or Executive Officers.

Involvement in Certain Legal Proceedings

Except as described above, none of our directors or executive officers has been involved in any of the following events during the past ten years:

●	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

●	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Board Committees

The Company currently has not established any committees of the Board of Directors. Our Board of Directors may designate from among its members an executive committee and one or more other committees in the future. We do not have a nominating committee or a nominating committee charter. Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. To date, other than as described above, no security holders have made any such recommendations. The entire Board of Directors performs all functions that would otherwise be performed by committees. Given the present size of our board it is not practical for us to have committees. If we are able to grow our business and increase our operations, we intend to expand the size of our board and allocate responsibilities accordingly.

Audit Committee Financial Expert

We have no separate audit committee at this time. The entire Board of Directors oversees our audits and auditing procedures. The Board of Directors has determined that no director is an “audit committee financial expert” within the meaning of Item 407(d)(5) for SEC regulation S-K.

Board of Directors and Corporate Governance

Our Board of Directors consists of eight members, Robert A. Blair, Lawrence P. Roan, Barney Frank, Billy Bean, Martina Navratilova, Robert Tull, Orlando Reece and Andrea Breanna.

Board Independence

We are not currently listed on any national securities exchange or quoted on an inter-dealer quotation system that has a requirement that certain of the members of the Board of Directors be independent. However, the Board of Directors has made a determination as to which of its members are independent. In evaluating the independence of its members and the composition of the committees of the Board of Directors, the Board utilizes the definition of “independence” developed by the Nasdaq Stock Market and in SEC rules, including the rules relating to the independence standards in audit committee members and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

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The Board of Directors expects to continue to evaluate whether and to what extent the members of the Board are independent. The Company intends to appoint persons to the Board who will meet the corporate governance requirements imposed by a national securities exchange. Therefore, the Company expects that a majority of its directors will be independent directors of which at least one director will qualify as an “audit committee financial expert,” within the meaning of SEC rules.

Five of our current directors, Barney Frank, Billy Bean, Martina Navratilova, Robert Tull and Orlando Reece are “independent” directors as that term is defined by the listing standards of the Nasdaq Stock Market and SEC rules, including the rules relating to the independence standards for audit committee members and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

Shareholder Communications

Currently, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. To date, no security holders have made any such recommendations.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation paid or accrued by us during the fiscal years ended December 31, 2020 and 2019 to all individuals that served as our principal executive officers.

The particulars of the compensation paid to the following persons:

(a)	our principal executive officer;

(b)	our principal financial officer;

(c)	each of our three most highly compensated executive officers who were serving as executive officers at the end of the years ended December 31, 2020 and 2019; and

(d)	up to two additional individuals for whom disclosure would have been provided under (c) but for the fact that the individual was not serving as our executive officer at the end of the years ended December 31, 2020 and 2019,

Summary Compensation Table

Name & Principal Position	Fiscal Year ended December 31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)

Robert A. Blair, Chief Executive Officer and Director	2020	200,000	-	19,366	-	-	-	219,366
	2019	150,000	-	24,391	-	-	-	174,391

Eric Sherb, Chief Financial Officer	2020	50,000	-	-	-	-	-	50,000
	2019	20,000	-	28,000	-	-	-	48,000

Jeffrey Sterling, Chief Operating Officer	2020	150,000	-	-	-	-	-	150,000

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Outstanding Equity Awards at December 31, 2020

None.

Director Compensation

During the year ended December 31, 2020, we incurred a total of $312,728 in directors’ compensation, including $100,011 in issued stock awards. In 2020, we issued an aggregate of 12,942,161 shares of common stock to the board of director members, including the Chief Executive Officer who serves on the board, and in conjunction cancelled 7,000,000 previously issued warrants in 2019. During the year ended December 31, 2019, we incurred a total of $826,134 in directors’ compensation, including $805,300 in issued stock awards. In 2019, we issued an aggregate of 5,000,000 shares of common stock to five board of director members.

Employment Agreements

On December 19, 2017 we entered into an Employment Services Agreement which was amended effective January 1, 2018 and November 1, 2018 (as amended, the “Blair Agreement”) with Robert A. Blair pursuant to which Mr. Blair is serving as our Chief Executive Officer, Chief Financial Officer and a Director. The Blair Agreement runs through January 31, 2023 and is subject to automatic renewal for successive periods of one year unless either we or Mr. Blair gives the other written notice of intention to not renew at least 30 days prior to the end of the existing term. The Blair Agreement provides for a base annual salary of $150,000, a one-year severance period in the event the Blair Agreement is terminated by us without cause or by Mr. Blair for good reason, and the issuance of 2,000,000 shares of our common stock to Mr. Blair. Mr. Blair’s base salary payments are payable in bi-weekly installments. In the event any salary payments are not made within 30 days of the due date, they will accrue interest at the rate of 10% per annum. The Blair Agreement contains customary termination provisions including terminations with or without cause, for good reason or voluntarily, non-competition and non-solicitation provisions, and an inventions and patents provision which provides that all of the work produced by Mr. Blair, which is created, designed, conceived or developed by Mr. Blair in the course of his employment under the Blair Agreement belongs to us. Effective January 1, 2020, Mr. Blair’s salary was increased to $200,000 per year.

On November 1, 2018 we entered into an Employment Services Agreement (the “Roan Agreement”) with Lawrence Roan pursuant to which Mr. Roan is serving as our Executive Director. The Roan Agreement has a 63-month term and is subject to automatic renewal for successive periods of one year unless either we or Mr. Roan gives the other written notice of intention to not renew at least 30 days prior to the end of the existing term. The Roan Agreement provides for a base annual salary of $100,000 and a two-year severance period in the event the Roan Agreement is terminated by us without cause or by Mr. Roan for good reason. Mr. Roan’s base salary payments are payable in bi-weekly installments. The Roan Agreement contains customary termination provisions including terminations with or without cause, for good reason or voluntarily, non-competition and non-solicitation provisions, and an inventions and patents provision which provides that all of the work produced by Mr. Roan, which is created, designed, conceived or developed by Mr. Roan in the course of his employment under the Roan Agreement belongs to us.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock, our only outstanding class of voting stock, known by us as of July 16, 2021, by:

●	each person or entity known by us to be the beneficial owner of more than 5% of our common stock;

●	each of our directors;

●	each of our executive officers; and

●	all of our directors and executive officers as a group.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse.

Unless otherwise noted, the address of each person below is c/o LGBTQ Loyalty Holdings, Inc., 2435 Dixie Highway, Wilton Manors, FL 33305.

Title of Class: Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)
Greater than 5% Beneficial Owners
Brian Neal	44,322,206	6.6%
Lawrence P. Roan	35,315,899	5.3%

Directors and Executive Officers
Robert A. Blair	27,561,374	4.1%
Eric Sherb	1,556,673	0.2%
Jeffrey Sterling	24,330,000	3.6%
Lawrence P. Roan	35,315,899	5.3%
Barney Frank	22,000,000	3.3%
Billy Bean	22,661,374	3.4%
Martina Navratilova	22,661,374	3.4%
Robert Tull	22,648,333	3.4%
Orlando Reece	21,148,174	3.2%
Andrea Breanna	0	0
All directors and executive officers as a group (10 persons)	199,883,201	29.9%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). For this purpose, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares (a) the power to vote, or to direct the voting of, such security and/or (b) the power to dispose, or to direct the disposition of, such security. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of July 16, 2021, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.
(2)	Percentages based upon 669,390,677 shares of common stock outstanding as of July 16, 2021.

40

Securities Authorized for Issuance Under Equity Compensation Plans

On September 10, 2012, our Board of Directors and stockholders owning a majority of our outstanding shares adopted our 2012 Equity Incentive Plan. A total of 666,667 shares of our common stock were originally reserved for issuance under the 2012 Plan but effective December 31, 2015, this amount was increased to 20,000,000 (post-split basis). If an incentive award granted under the 2012 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2012 Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2020, with respect to the shares of common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted- Average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by security holders	1,8000,000	0.0045	2,753,312
Equity compensation plans not approved by securities holders	—	—	—

TOTAL	1,8000,000	0.0045	2,753,312

See “Executive Compensation” for information regarding individual equity compensation arrangements received by our executive officers pursuant to their employment agreements with us.

2012 Equity Incentive Plan

The Board of Directors and stockholders owning a majority of our outstanding shares adopted the 2012 Equity Incentive Plan (the “2012 Plan”) on September 10, 2012. A total of 20,000,000 shares of our common stock were reserved for issuance under the 2012 Plan, 5,800,000 of which were issued and outstanding at December 31, 2019 and 11,446,688 of which have been exercised. If an incentive award granted under the 2012 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2012 Plan.

Shares issued under the 2012 Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity are not expected to reduce the maximum number of shares available under the 2012 Plan. In addition, the number of shares of common stock subject to the 2012 Plan and the number of shares and terms of any incentive award are expected to be adjusted in the event of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

41

Administration

It is expected that the compensation committee of the Board, or the Board in the absence of such a committee, will administer the 2012 Plan. Subject to the terms of the 2012 Plan, the compensation committee would have complete authority and discretion to determine the terms of awards under the 2012 Plan.

Eligible Recipients

Any officer or other employee of the Company or its affiliates, or an individual that the Company or an affiliate has engaged to become an officer or employee, or a consultant or advisor who provides services to the Company or its affiliates, including a non-employee director of the Board, is eligible to receive awards under the 2012 Plan.

Grants

The 2012 Plan authorizes the grant to eligible recipients of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and stock appreciation rights, as described below:

Options granted under the 2012 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The exercise price for shares of common stock covered by an option cannot be less than the fair market value of the common stock on the date of grant unless agreed to otherwise at the time of the grant. Such awards may include vesting requirements.

Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

The compensation committee may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

Stock awards are permissible. The compensation committee will establish the number of shares of common stock to be awarded and the terms applicable to each award, including performance restrictions.

Stock appreciation rights or SARs, entitle the participant to receive a distribution in an amount not to exceed the number of shares of common stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of common stock on the date of exercise of the SAR and the market price of a share of common stock on the date of grant of the SAR.

Duration, Amendment, and Termination

The Board may amend, suspend or terminate the 2012 Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of common stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year. Unless sooner terminated, the 2012 Plan terminates ten years after it is adopted.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions Involving LFAP and/or LFAP Stockholders

On January 25, 2019, in connection with the closing of the January 25, 2019 Securities Exchange Agreement we issued 120,959,996 shares of our common stock and one share of our Series A Convertible Preferred Stock to Maxim in exchange for all of the membership interests of LGBT Loyalty LLC. Effective March 26, 2019, the share of Series A Convertible Preferred Stock was automatically converted into 8,598,578 shares of our common stock.

On November 1, 2018, we entered into an Employment Services Agreement with Lawrence Roan (see “Executive Compensation – Employment Agreements”).

42

On December 5, 2018 we issued 10,946,688 shares of our restricted common stock to Robert Gayman pursuant to the exercise of (i) 6,000,000 stock options at an exercise price of $0.0026 per share or an aggregate of $15,600, and (ii) 4,946,688 stock options at an exercise price of $0.01 per share or an aggregate of $49,467, the payment for which was made by making a corresponding deduction to amounts owed by us to Mr. Gayman.

On January 25, 2019 we issued common stock purchase warrants to Brian Neal (the “Neal Warrants”) and Robert Gayman (the “Gayman Warrants”) in consideration of amounts due to Brian Neal, Robert Gayman and Robert Blair at the close of business on December 31, 2018. Effective March 26, 2019, the Neal Warrants were automatically converted into 4,609,458 shares of our common stock and the Gayman Warrants were automatically converted into 3,990,840 shares of our common stock (see “Business”).

In March 2019, Bobby Blair was granted the right to participate in the commission program relating to our LGBTQ Loyalty Sponsorship Program with a 20% commission for a direct sale and 5% commission for assisting the sale of a Sponsorship.

In connection with the March and April 2019 appointments of Barney Frank, Billy Bean, Martina Navratilova, Robert Tull and LZ Granderson (former member) to our Board of Directors, we issued 1,000,000 shares of our restricted common stock to each of them. We also agreed to pay each of them an annual fee of $25,000 for serving as a Director, payable in monthly installments. As of December 31, 2019, an aggregate of 1,358,382 shares of common stock are issuable pursuant to the monthly fees under the director compensation agreements. We also granted each of them the right to participate in the commission program we intend to establish with respect to direct (20% commission) and indirect (10% commission) sales related to our LGBT Loyalty Sponsorship Programs.

In March 2020, Orlando Reece joined the board in replacement of LZ Granderson. We issued 1,000,000 shares of restricted stock to Mr. Reece in connection to joining.

During 2020, we issued an aggregate of 12,942,161 shares of common stock to the board members, including the Chief Executive Officer, who serves on the board.

In March 2021, we issued an aggregate of 163,330,000 to board members and directors of the Company

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “Independent Directors.”

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under the Delaware General Corporate Law, our directors and officers are not individually liable to us or our stockholders for any damages as a result of any act or failure to act in their capacity as an officer or director unless it is proven that:

●	His or her act or failure to act constituted a breach of his or her fiduciary duty as a director or officer; and

●	His or her breach of these duties involved intentional misconduct, fraud or a knowing violation of law.

Delaware law allows corporations to provide broad indemnification to its officers and directors. At the present time, our Articles of Incorporation and Bylaws also provide for broad indemnification of our current and former directors, trustees, officers, employees and other agents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

43

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports and other information with the SEC. You may obtain information on the operation of the public reference room and their copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing to us at 2435 Dixie Highway, Wilton Manors, FL 33305.

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act to register the shares offered by this prospectus. The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the shares we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference facilities and Internet site referred to above.

44

LGBTQ LOYALTY HOLDINGS, INC.

F-1

LGBTQ LOYALTY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash	$20,556	$30,312
Other receivables	100,000	100,000
Other current assets	18,297	20,983
Total current assets	138,853	151,295
Intangible assets, net	71,837	78,285
Total assets	$210,690	$229,580

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$978,856	$920,569
Accrued salaries and consulting fees	491,860	605,857
Accrued interest and dividends	264,074	226,108
Notes payable	127,486	127,986
Notes payable to related party	17,885	17,885
Convertible notes payable, net of debt discount	1,781,571	1,661,520
Derivative liability on convertible notes payable	1,715,864	1,930,235
Total liabilities	5,377,596	5,490,160

Commitments and contingencies

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares authorized
Series A, 1 share designated, no shares issued or outstanding as of March 31, 2021 and December 31, 2020	-	-
Series B, 500,000 shares designated, 50,000 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	50	50
Series C, 129,559 shares designated, 129,559 and no shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	130	130
Series D, 1,000 shares designated, no shares issued and outstanding as of March 31, 2021 and December 31, 2020	-	-
Common stock, $0.001 par value, 2,000,000,000 shares authorized, 473,098,618 and 263,725,234 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	473,097	263,725
Additional paid-in capital	9,218,133	7,714,704
Accumulated deficit	(14,858,316)	(13,239,189)
Total stockholders’ equity (deficit)	(5,166,906)	(5,260,580)
Total liabilities and stockholders’ equity (deficit)	$210,690	$229,580

See the accompanying notes to the unaudited condensed consolidated financial statements

F-2

LGBTQ LOYALTY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Revenue	$-	$560
Cost of net revenue	-	-
Gross profit	-	560

Operating expenses:
Personnel costs	1,295,998	214,955
Consulting fees	33,000	74,500
Legal and professional fees	105,123	126,995
Sales and marketing	-	7,545
General and administrative	28,123	49,992
Depreciation and amortization	6,448	6,448
Total operating expenses	1,468,692	480,435

Loss from operations	(1,468,692)	(479,875)

Other income (expense):
Interest expense	(561,687)	(360,839)
Change in derivative liability	412,974	(117,754)
Total other income (expense), net	(148,713)	(478,594)

Provision for income taxes	-	-
Net loss	$(1,617,405)	$(958,468)

Weighted average common shares outstanding - basic and diluted	279,934,215	171,097,582
Net loss per common share - basic and diluted	$(0.01)	$(0.01)

See the accompanying notes to the unaudited condensed consolidated financial statements

F-3

LGBTQ LOYALTY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(1,617,405)	$(958,468)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount and original issue discount	243,045	202,239
Change in fair value of derivative liability	(412,974)	117,754
Financing related costs - debt	264,460	125,879
Stock-based compensation expense	1,218,114	17,800
Depreciation and amortization	6,448	6,448
Changes in operating assets and liabilities:
Other current assets	2,686	-
Accounts payable	58,287	12,048
Accrued salaries and consulting fees	24,333	152,719
Accrued interest and dividends	53,750	27,809
Net cash used in operating activities	(159,256)	(295,772)
Cash flows from investing activities:
Investment in intangible assets	-	(31,000)
Net cash used in investing activities	-	(31,000)
Cash flows from financing activities:
Proceeds from issuance of convertible debenture agreements	150,000	175,000
Net proceeds (repayments) from promissory note agreements	(500)	47,500
Proceeds from exercise of warrants	-	93,342
Net cash provided by financing activities	149,500	315,842
Net decrease in cash	(9,756)	(10,930)
Cash at beginning of period	30,312	13,188
Cash at end of period	$20,556	$2,258

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$2,500

Supplemental disclosure of non-cash financing activities:
Conversion of accrued consulting fees into common shares	$138,334	$318,000
Exercise of common stock warrants - derivative liability	$-	$32,742
Amortization of preferred stock discount	$-	$15,910
Dividends on preferred stock	$1,722	$2,588

See the accompanying notes to the unaudited condensed consolidated financial statements

F-4

LGBTQ LOYALTY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(Unaudited)

	Preferred Stock										Additional		Total
	Series A		Series B		Series C		Series D		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balances at December 31, 2020	-	$-	50,000	$50	129,559	$130	-	$-	263,725,234	$263,725	7,714,704	$(13,239,189)	$(5,260,580)
Common shares issued to board of directors	-	-	-	-	-	-	-	-	140,000,000	140,000	980,000	-	1,120,000
Common shares issued for services and compensation	-	-	-	-	-	-	-	-	31,834,386	31,834	204,614	-	236,448
Debenture conversions	-	-	-	-	-	-	-	-	37,538,998	37,539	318,815	-	356,354
Dividends on preferred stock	-	-	-	-	-	-	-	-	-	-	-	(1,722)	(1,722)
Net loss	-	-	-	-	-	-	-	-	-	-	-	(1,617,405)	(1,617,405)
Balances at March 31, 2021	-	$-	50,000	$50	129,559	$130	-	$-	473,098,618	$473,098	$9,218,133	$(14,858,316)	$(5,166,906)

Balances at December 31, 2019	-	$-	75,000	$75	129,559	$130	129,559	$130	169,217,460	$169,217	6,035,547	$(9,077,614)	$(2,872,645)
Common shares issued in connection with notes payable	-	-	-	-	-	-	-	-	294,994	295	9,705	-	10,000
Common shares issued for accrued services	-	-	-	-	-	-	-	-	6,662,312	6,662	311,338	-	318,000
Common shares issued to board of directors	-	-	-	-	-	-	-	-	1,000,000	1,000	16,800	-	17,800
Exercise of common stock warrants	-	-	-	-	-	-	-	-	4,170,000	4,170	121,914	-	126,084
Amortization of preferred stock discount	-	-	-	-	-	-	-	-	-	-	15,910	(15,910)	-
Dividends on preferred stock	-	-	-	-	-	-	-	-	-	-	-	(2,588)	(2,588)
Net loss	-	-	-	-	-	-	-	-	-	-	-	(958,468)	(958,468)
Balances at March 31, 2020	-	$-	75,000	$75	129,559	$130	129,559	$130	181,344,766	$181,344	$6,511,211	$(10,054,580)	$(3,361,820)

See the accompanying notes to the unaudited condensed consolidated financial statements

F-5

LGBTQ LOYALTY HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

March 31, 2021

Note 1. Nature of Business

Throughout this report, the terms “our,” “we,” “us,” and the “Company” refer to LGBTQ Loyalty Holdings, Inc. (formerly LifeApps Brands Inc.), including its subsidiaries.

On January 25, 2019, we acquired LGBT Loyalty LLC, a New York limited liability company, with the goal of creating the first LGBTQ Loyalty Preference Index ETF (the “Index ETF”) to provide the LGBTQ community with the power to influence the allocation of capital within a financial Index ETF based upon LGBTQ consumer preferences. The Index ETF is intended to link the growing economic influence of the LGBTQ community and their allies with many of the top Fortune 500 companies that support and implement diversity, inclusion and equality policies within their organizations. The incorporation of diversity and inclusion in a company’s recruitment and human resource policies is becoming a key concern to investors as part of their growing focus on ESG allocations. Our data and analytics unequivocally reinforce that corporations that have embraced diversity and inclusion policies within their corporate culture perform at a higher level financially than their peers. This includes advancing a more invigorated workforce that attracts and retains the best talent. Innovation and agility have been identified as great benefits of diversity, and there is an increasing awareness of what has come to be known as ‘the power of difference’.

On October 30, 2019, through our wholly-owned subsidiary Loyalty Preference Index, Inc. (“LPI”) and our strategically aligned partnerships with crowd sourced data and analytic providers, we launched the LGBTQ100 ESG Index which integrates LGBTQ community survey data into the methodology for a benchmark listing of the nation’s highest financially performing large-cap publicly listed corporations that our respondents believe are most committed to advancing equality. LPI is the index provider for the LGBTQ + ESG100 ETF; LGBTQ Loyalty was the Sponsor for the prospectus that was filed by the licensed Fund Adviser ProcureAM, and was approved by the Securities and Exchange Commission (“SEC”) in early January 2020. The LGBTQ + ESG100 ETF (the “Fund”) seeks to track the investment results (before fees and expenses) of the LGBTQ100 ESG Index. The Fund earns management fees based on assets under management (“AUM”) and is expected to launch in the second quarter of 2021 on the NASDAQ. In late 2020, LPI was renamed to Advancing Equality Preference, Inc.

F-6

Note 2. Summary of Significant Accounting Policies

Going Concern

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“US GAAP”), which contemplates our continuation as a going concern. We have incurred losses to date of $14,858,316 and have negative working capital of $5,238,743 as of March 31, 2021. To date we have funded our operations through advances from a related party, issuance of convertible debt, and the sale of our common stock. We intend to raise additional funding through third party equity or debt financing. There is no certainty that funding will be available as needed. These factors raise substantial doubt about our ability to continue operating as a going concern. Our ability to continue our operations as a going concern, realize the carrying value of our assets, and discharge our liabilities in the normal course of business is dependent upon our ability to raise capital sufficient to fund our commitments and ongoing losses, and ultimately generate profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Basis of Presentation

We have prepared the accompanying condensed consolidated financial statements pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial reporting. These condensed consolidated financial statements are unaudited and, in our opinion, include all adjustments, consisting of normal recurring adjustments and accruals necessary for a fair presentation of our balance sheets, operating results, and cash flows for the periods presented. Operating results for the periods presented are not necessarily indicative of the results that may be expected for fiscal year 2021. Certain information and footnote disclosures normally included in condensed consolidated financial statements prepared in accordance with US GAAP have been omitted in accordance with the rules and regulations of the SEC. These condensed consolidated financial statements should be read in conjunction with the audited financial statements and accompanying notes.

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and our wholly owned subsidiaries, LGBTQ Loyalty, LLC, and Advancing Equality Preference, Inc. All material inter-company transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the years reported. Actual results may differ from these estimates.

F-7

Fair Value Measurements

ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 – Pricing inputs are other than quoted prices in active markets, but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts, or priced with models using highly observable inputs.

Level 3 – Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights and derivative liabilities.

Our financial instruments consist of cash, other current assets, accounts payables, accruals, and notes payable. The carrying values of these instruments approximate fair value because of the short-term maturities. The fair value of the Company’s convertible debentures and promissory notes approximates their carrying values as the underlying imputed interest rates approximates the estimated current market rate for similar instruments. The derivative is measured as a Level 3 instrument due to the various inputs which requires significant management judgment. Refer to Note 6 for detail.

The following table is a summary of our financial instruments measured at fair value:

	Fair Value Measurements
	as of March 31, 2021:
	Level 1	Level 2	Level 3	Total
Liabilities:
Derivative liability on convertible notes payable	$-	$-	$1,715,864	$1,715,864
	$-	$-	$1,715,864	$1,715,864

	Fair Value Measurements
	as of December 31, 2020:
	Level 1	Level 2	Level 3	Total
Liabilities:
Derivative liability on convertible notes payable	$-	$-	$1,930,235	$1,930,235
	$-	$-	$1,930,235	$1,930,235

Other Receivables – Related Party

Other receivables represent amounts held in escrow at the Fund’s custodian. The Company expects to retrieve the funds upon commencement of the Fund’s operations.

F-8

Earnings per Share

We calculate earnings per share in accordance with ASC Topic 260 Earnings Per Share, which requires a dual presentation of basic and diluted earnings per share. Basic earnings per share are computed using the weighted average number of shares outstanding during the fiscal year. Diluted earnings per share represent basic earnings per share adjusted to include the potentially dilutive effect of outstanding stock options and warrants. The diluted earnings per share were not calculated because we recorded net losses for the three months ended March 31, 2021 and 2020, and the outstanding stock options and warrants are anti-dilutive. For the three months ended March 31, 2021 and 2020, the following number of potentially dilutive shares have been excluded from diluted net loss since such inclusion would be anti-dilutive:

	Three Months Ended
	March 31,
	2021	2020
Stock options outstanding	1,800,000	5,800,000
Warrants	235,833,333	7,000,000
Shares to be issued upon conversion of notes	372,689,648	190,488,453
	610,322,981	203,288,453

Recent Pronouncements

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s consolidated financial statements upon adoption.

Note 3. Intangible Assets

The Company capitalizes costs pertaining to the development of the LGBTQ100 ESG Index website. The Company began amortizing upon the launch of the index, and will amortize the costs over a three-year useful life.

At March 31, 2021 and December 31, 2020, intangible assets, net was $71,837 and $78,285, respectively. Amortization expense was $6,448 for both the three months ended March 31, 2021 and 2020.

F-9

Note 4. Notes Payable

As of March 31, 2021 and December 31, 2020, the Company has a note payable outstanding in the amount of $2,486 and $2,986, respectively. The note is past due at March 31, 2021 and is therefore in default. The note accrues interest at a rate of 2% per annum. During the three months ended March 31, 2021, the Company repaid $500 pertaining to this note.

In December 2019, the Company issued a promissory note to Pride Partners LLC (“Pride”) for $75,000. The note is secured, accrues interest at a rate of 10% per annum, and matured on June 20, 2020. As of March 31, 2021, the full principal amount was outstanding and in default.

Note 5. Convertible Notes Payable

On January 21, 2021, the Company entered into a Securities Purchase Agreement with Power Up Lending Group Ltd (“Power Up January 2021 Note”). Pursuant to the terms of the Power Up January 2021 Note, the lender agreed to purchase from the Company, for a purchase price of $75,000, a 10% convertible note in the principal amount of $86,350. The Power Up January 2021 Note matures and becomes due and payable on March 5, 2022 and accrues interest at a rate of 10% per annum. The Power Up January 2021 Note, plus all accrued but unpaid interest, may be prepaid at any time prior to the maturity date.

The Power Up January 2021 Note is convertible into shares of the Company’s common stock at any time at a conversion price (the “Conversion Price”), which shall equal the Variable Conversion Price. The “Variable Conversion Price” shall mean 60% multiplied by the Market Price, which is the lowest Trading Price for the common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date. The conversion price is subject to customary adjustments. The conversion price is not subject to a floor.

On March 5, 2021, the Company entered into a Securities Purchase Agreement with Power Up Lending Group Ltd (“Power Up March 2021 Note”). Pursuant to the terms of the Power Up March 2021 Note, the lender agreed to purchase from the Company, for a purchase price of $75,000, a 10% convertible note in the principal amount of $86,350. The Power Up March 2021 Note matures and becomes due and payable on March 5, 2022 and accrues interest at a rate of 10% per annum. The Power Up March 2021 Note, plus all accrued but unpaid interest, may be prepaid at any time prior to the maturity date.

F-10

The Power Up March 2021 Note is convertible into shares of the Company’s common stock at any time at a conversion price (the “Conversion Price”), which shall equal the Variable Conversion Price. The “Variable Conversion Price” shall mean 60% multiplied by the Market Price, which is the lowest Trading Price for the common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date. The conversion price is subject to customary adjustments. The conversion price is not subject to a floor.

During the three months ended March 31, 2021 and 2020, the Company recorded amortization of debt discount and original discount of $217,754 and $202,239, respectively, for all convertible debentures. This amount is included in interest expense in our consolidated statements of operations.

The following is a summary of the activity of the convertible notes payable and convertible debenture for the three months ended March 31, 2021:

Convertible
Debenture
Balance as of December 31, 2020	$1,661,520
Issuance of convertible debenture - principal amount	172,700
Issuance of convertible debenture - debt discount and original issue discount	(172,700)
Amortization of debt discount and original issue discount	217,754
Conversion to common stock, net of discount	(97,703)
Balance as of March 31, 2021	$1,781,571

The following comprises the balance of the convertible debenture outstanding at March 31, 2021 and December 31, 2020:

	March 31,	December 31,
	2021	2020
Principal amount outstanding	$2,490,224	$2,458,024
Less: Unamortized original issue discount	(80,684)	(94,857)
Less: Unamortized debt discount	(627,969)	(701,647)
	$1,781,571	$1,661,520

F-11

As of March 31, 2021 and December 31, 2020 convertible notes payable includes a balance of $615,134 pertaining to a parity default penalty booked in 2020. The EMA Note has an original principal of $85,000. The Company is currently settling the remaining note into shares and warrants to be issued to EMA, and expects the ultimate value to be less than the stated balance included in the consolidated balance sheet.

Note 6. Derivative Liability

We evaluated the terms of the conversion features of each of the outstanding convertible debentures in accordance with ASC Topic No. 815 - 40, Derivatives and Hedging - Contracts in Entity’s Own Stock, and determined they are indexed to the Company’s common stock and that the conversion features meet the definition of a liability. Therefore, we bifurcated the conversion feature and accounted for it as a separate derivative liability.

To determine the fair value of our embedded derivatives, management evaluates assumptions regarding the probability of certain future events. Other factors used to determine fair value include our period end stock price, historical stock volatility, risk free interest rate and derivative term. The fair value recorded for the derivative liability varies from period to period. This variability may result in the actual derivative liability for a period either above or below the estimates recorded on our consolidated financial statements, resulting in significant fluctuations in other income (expense) because of the corresponding non-cash gain or loss recorded.

We value the conversion feature at origination of the notes using the Black-Scholes valuation model. We value the derivative liability at the end of each accounting period, and upon conversion of the underlying note or warrant, with the difference in value recognized as gain or loss included in other income (expense) in our consolidated statements of operations.

The original debentures had conversion features that resulted in derivative liabilities. We valued the conversion features at each origination date with the following assumptions, on a weighted-average basis:

	Three Months Ended
	March 31,
	2021	2020
Risk-free interest rate	0.09%	1.04%
Expected term (in years)	1.00	0.86
Expected volatility	233.1%	154.3%
Expected dividend yield	0%	0%
Exercise price of underlying common shares	$0.004	$0.02

F-12

During the three months ended March 31, 2021, the entire value of the principal of the debentures were assigned to the derivative liability and recognized as a debt discount on the convertible debentures. The debt discount is recorded as reduction (contra-liability) to the debentures and are being amortized over the initial term. The balance of $264,460 was recognized as origination interest on the derivative liability and expensed on origination. In accordance with the Company’s sequencing policy, shares issuable pursuant to the convertible debentures would be settled subsequent to the Company’s Series B preferred stock.

The following is a summary of the activity of the derivative liability for the three months ended March 31, 2021:

Derivative
Liability
Balance as of December 31, 2020	$1,930,235
Initial fair value on issuance of convertible debenture	414,421
Conversion of principal amount of debenture to common stock	(215,818)
Change in fair value of derivative liability	(412,974)
Balance as of March 31, 2021	$1,715,864

Note 7. Stockholders’ Equity (Deficit)

Common Stock

2021 Transactions

In March 2021, an aggregate of 140,000,000 shares of common stock were issued to the board members for accrued dividends as well as current compensation the year ended December 31, 2021. Of these shares issuances, $961,666 is included in personnel costs in the consolidated statements of operations.

In March 2021, an aggregate of 31,834,386 shares of common stock were issued to employees and consultants for accrued and current consulting services for a total fair value of $236,448.

During the three months ended March 31, the Company issued 37,538,998 shares of common stock pursuant to conversion of debentures in the principal amount of $140,500.

2020 Transactions

In January 2020, we issued 294,994 shares of common stock to a bridge noteholder in connection with promissory notes received.

In January 2020, we issued 6,662,312 shares to a consultant for 2019 services which were accrued at a fair value of $318,000.

In March 2020, we issued 1,000,000 shares to Orlando Reece pursuant to his appointment to the Board of Directors.

During the three months ended March 31, 2020, we issued an aggregate of 4,170,000 shares of common stock to Pride Partners pursuant to warrant exercises. Refer to Note 8.

Series B Convertible Preferred Stock

As of March 31, 2021, we had $13,800 in remaining accrued Series B dividends.

F-13

Note 8. Options and Warrants

Options

As of March 31, 2021 and December 31, 2020, we had 1,800,000 options remaining outstanding pursuant to the 2012 Equity Incentive Plan.

There was no stock based compensation expense for options for the three months ended March 31, 2021 and 2020. There will be no additional compensation expense recognized in future periods.

Warrants

As of March 31, 2021 and December 31, 2020, we had 235,833,333 warrants outstanding with a weighted average exercise price of $0.02 per share.

Note 9. Related Party Transactions

Parties, which can be a corporation or an individual, are considered to be related if we have the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Notes Payable to Related Party

Notes payable to related parties at March 31, 2021 and December 31, 2020 totaled $17,885 with a 2% annual interest rate. Currently the Company has defaulted on all of their related party loan obligations. Forbearance has been granted by the related parties on all loans.

Accrued Salaries and Compensation

As of March 31, 2021 and December 31, 2020, accrued salaries to our company officers and executive director totaled $319,735 and $299,732, respectively and is included in accrued salaries and consulting fees in our consolidated balance sheets.

In March 2021, we issued 20,0000,000 shares of common stock to the Chief Operating Officer for a total fair value of $160,000.

F-14

Board of Directors

In March 2021, we issued 20,000,000 shares of common stock to each of the seven board members, including the Chief Executive Officer, for an aggregate of 140,000,000 shares. Of these share issuances, $961,666 is included in personnel costs in the consolidated statements of operations and the remaining $138,334 was converted from accrued salaries and consulting fees.

Total accrued directors’ compensation of $0 and $94,584 at March 31, 2021 and December 31, 2020, respectively, is included in accrued salaries and consulting fees on our consolidated balance sheets.

A board member is the co-founder and president of ProcureAM, LLC, the fund advisor for the Fund. As of March 31, 2020 and December 31, 2020, we have $100,000 included as other receivables on our consolidated balance sheet, which represents amounts held in escrow at the Fund’s custodian.

Note 10. Subsequent Events

Management has evaluated all activity up to May 17, 2021 and concluded that no subsequent events have occurred that would require recognition in these financial statements or disclosure in the notes to these financial statements other than the following:

In April 2021, we filed a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Series D COD”) with the Delaware Secretary of State to create a new class of preferred stock, $0.001 par value per share, designated Series D Convertible Preferred Stock and authorized the issuance of up to four hundred (1,000) shares of Series D Preferred Stock. The Series D Preferred Stock has a stated value of $1,200 per share (“Stated Value”) and the holder of the Series D Preferred Stock has the right to receive a dividend equal to eight percent (8%) per annum, payable quarterly, beginning on the issuance date of the Series D Preferred Stock and ending on the date that Series D Preferred Share has been converted or redeemed. Dividends may be paid in cash or in shares of Series D Preferred Stock at the discretion of the Company. Further, the holders of the Series D Preferred Stock has the right to receive assets in the event of liquidation, dissolution or winding up before any distribution or payment shall be made to the holders of any securities junior to the Series D Preferred Stock.

On April 8, 2021, the Company issued 400 shares of Series D Preferred Stock to GHS Investments, LLC pursuant to a Securities Purchase Agreement (“GHS Agreement”) for net proceeds of $427,600. In conjunction with the GHS Agreement, the Company issued warrants to purchase 40,000,000 shares of common stock at an exercise price of $0.001.

On May 4, 2021, the Company entered into a Securities Purchase Agreement with Power Up Lending Group Ltd (“Power Up May 2021 Note”). Pursuant to the terms of the Power Up 2021 Note, the lender agreed to purchase from the Company, for a purchase price of $150,000, a 10% convertible note in the principal amount of $169,125. The Power Up 2021 Note matures and becomes due and payable on May 4, 2022 and accrues interest at a rate of 10% per annum. The Power Up May 2021 Note, plus all accrued but unpaid interest, may be prepaid at any time prior to the maturity date.

The Power Up May 2021 Note is convertible into shares of the Company’s common stock at any time at a conversion price (the “Conversion Price”), which shall equal the Variable Conversion Price. The “Variable Conversion Price” shall mean 60% multiplied by the Market Price, which is the lowest Trading Price for the common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date. The conversion price is subject to customary adjustments. The conversion price is not subject to a floor.

On May 12, 2021, the Company issued 150 shares of Series D Preferred Stock to GHS Investments, LLC pursuant to a Securities Purchase Agreement (“GHS Agreement”) for net proceeds of $146,500. In conjunction with the GHS Agreement, the Company issued warrants to purchase 1,500,000 shares of common stock at an exercise price of $0.001.

Through the issuance date, the Company issued an aggregate of 100,448,779 shares of common stock pursuant to conversions of Power Up, EMA and JSJ debentures.

In May 2021, the Company issued an aggregate of 41,000,000 shares of common stock to Pride Partners pursuant to conversion of 41,000 shares of Series C preferred stock.

F-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of (the Company) as of , and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of , and the results of its operations and its cash flows for each of the years in the two-year period ended , in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has recognized recurring losses, negative cash flows from operations, and currently has negative working capital. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-16

Critical Audit Matter Description

As described further in Notes 5, 6, 7, and 8 of the financial statements, during the year ended December 31, 2020 and in prior periods, the Company issued convertible debt and warrants that required management to assess whether the conversion features of the convertible debt required bifurcation and separate valuation as a derivative liability and whether the warrants required accounting as derivative liabilities. The Company determined that the conversion features of certain of its convertible debt and certain warrants issued in financing arrangements required to be accounted for as derivative liabilities due to: (1) variable conversion prices; (2) the inclusion of ratchet provisions in some of the instruments; (3) and in some cases the Company could not assert it had sufficient authorized but unissued shares available to settle instruments considering all other stock-based commitments. The derivative liabilities were recorded at fair value when issued and subsequently re-measured to fair value upon settlement or at the end of each reporting period. The Company utilized a Black-Scholes option pricing model to determine the fair value of the derivative liabilities, which uses certain assumptions related to exercise price, term, expected volatility, and risk-free interest rate.

We identified auditing the determination and valuation of the derivative liabilities as a critical audit matter due to the significant judgements used by the Company in determining whether the embedded conversion features and warrants required derivative accounting treatment and the significant judgements used in determining the fair value of the derivative liabilities. Auditing the determination and valuation of the derivative liabilities involved a high degree of auditor judgement, and specialized skills and knowledge were needed.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures included the following, among others:

●	We inspected and reviewed debt agreements, warrant agreements, and conversion notices to evaluate the Company’s determination of whether derivative accounting was required, including assessing and evaluating management’s application of relevant accounting standards to such transactions.
●	We tested the reasonableness, accuracy, and completeness of the data and assumptions used by the Company in the Black-Scholes option pricing model, including exercise price, expected term, expected volatility, and risk-free interest rate.
●	We developed independent expectations for comparison to the Company’s estimates.
●	We evaluated the accuracy and completeness of the Company’s presentation of these instruments in the financial statements and related disclosures in Notes 5, 6, 7, and 8, including evaluating whether such disclosures were in accordance with relevant accounting standards.

Haynie & Company
Salt Lake City, Utah
April 15, 2021

F-17

LGBTQ LOYALTY HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2020	2019
ASSETS
Current assets:
Cash	$30,312	$13,188
Other receivables	100,000	100,000
Other current assets	20,983	9,220
Total current assets	151,295	122,408
Property and equipment, net	-	1,800
Intangible assets, net	78,285	73,076
Total assets	$229,580	$197,284

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$920,569	$772,065
Accrued salaries and consulting fees	605,857	650,133
Accrued interest and dividends	226,108	71,212
Notes payable	127,986	82,986
Notes payable to related party	17,885	17,885
Convertible notes payable, net of debt discount	1,661,520	363,769
Derivative liability on convertible notes payable	1,930,235	1,111,879
Total liabilities	5,490,160	3,069,929

Commitments and contingencies

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares authorized
Series A, 1 share designated, no shares issued or outstanding as of September 30, 2020 and December 31, 2019	-	-
Series B, 500,000 shares designated, 50,000 and 75,000 shares issued and outstanding as of December 31, 2020 and 2019, respectively	50	75
Series C, 129,559 shares designated, 129,559 and no shares issued and outstanding as of December 31, 2020 and 2019, respectively	130	130
Series D, 400 shares designated, no shares issued and outstanding as of December 31, 2020 and 2019	-	-
Common stock, $0.001 par value, 2,000,000,000 shares authorized, 263,725,234 and 169,217,460 shares issued and outstanding as of December 31, 2020 and 2019, respectively	263,725	169,217
Additional paid-in capital	7,714,704	6,035,547
Accumulated deficit	(13,239,189)	(9,077,614)
Total stockholders’ equity (deficit)	(5,260,580)	(2,872,645)
Total liabilities and stockholders’ equity (deficit)	$229,580	$197,284

See the accompanying notes to the consolidated financial statements

F-18

LGBTQ LOYALTY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended
	December 31,
	2020	2019
Revenue	$560	$3,337
Cost of net revenue	-	-
Gross profit	560	3,337

Operating expenses:
Personnel costs	827,201	1,499,585
Consulting fees	300,659	734,403
Legal and professional fees	490,742	733,960
Merger costs	-	388,675
Sales and marketing	33,432	50,147
General and administrative	137,037	288,911
Depreciation and amortization	27,592	4,499
Total operating expenses	1,816,663	3,700,180

Loss from operations	(1,816,103)	(3,696,843)

Other income (expense):
Interest expense	(2,463,310)	(1,024,179)
Other income	3,000	-
Change in derivative liability	167,658	(430,458)
Total other income (expense), net	(2,292,652)	(1,454,637)

Provision for income taxes	-	-
Net loss	$(4,108,755)	$(5,151,480)

Weighted average common shares outstanding - basic and diluted	203,791,785	210,883,281
Net loss per common share - basic and diluted	$(0.02)	$(0.02)

See the accompanying notes to the consolidated financial statements

F-19

LGBTQ LOYALTY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Preferred Stock										Additional			Total
	Series A		Series B		Series C		Series D		Common Stock		Paid-in	Deferred	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Compensation	Deficit	Deficit

Balances at December 31, 2018	-	$-	-	$-	-	$-	-	$-	121,984,192	$121,984	$3,242,449	$(195,054)	$(3,880,234)	$(710,855)
Merger with Maxim Partners	1	-	-	-	-	-	-	-	129,558,574	129,559	259,116	-	-	388,675
Maxim exchange agreement	(1)	-	-	-	129,559	130	-	-	(129,558,574)	(129,559)	129,429	-	-	-
Issuance of Series B preferred stock, net of discount	-	-	125,000	125	-	-	-	-	-	-	124,875	-	-	125,000
Conversion of Series B preferred stock for common shares	-	-	(50,000)	(50)	-	-	-	-	1,465,949	1,466	(1,416)	-	-	-
Issuance of Series B dividend common shares	-	-	-	-	-	-	-	-	38,287	38	3,125	-	-	3,163
Common shares issued to board of directors	-	-	-	-	-	-	-	-	5,000,000	5,000	550,400	-	-	555,400
Common shares issued for related party debt conversions	-	-	-	-	-	-	-	-	8,600,298	8,600	393,034	-	-	401,634
Common shares issued pursuant to note conversions	-	-	-	-	-	-		-	26,586,234	26,586	768,089	-	-	794,675
Common shares issued pursuant to debenture conversion	-	-	-	-	-	-	-	-	427,500	428	45,620	-	-	46,048
Common shares issued for services performed	-	-	-	-	-	-	-	-	250,000	250	7,250	-	-	7,500
Exercise of stock options	-	-	-	-	-	-	-	-	500,000	500	4,500	-	-	5,000
Exercise of common stock warrants	-	-	-	-	-	-	-	-	4,365,000	4,365	301,930	-	-	306,295
Warrants issued to board of directors	-	-	-	-	-	-	-	-	-	-	170,734	-	-	170,734
Amortization of deferred compensation	-	-	-	-	-	-	-	-	-	-	-	195,054	-	195,054
Amortization of preferred stock discount	-	-	-	-	-	-	-	-	-	-	36,412	-	(36,412)	-
Dividends on preferred stock	-	-	-	-	-	-	-	-	-	-	-	-	(9,488)	(9,488)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(5,151,480)	(5,151,480)
Balances at December 31, 2019	-	-	75,000	75	129,559	130	-	-	169,217,460	169,217	6,035,547	-	(9,077,614)	(2,872,645)
Common shares issued in connection with notes payable	-	-	-	-	-	-	-	-	294,994	295	9,705	-	-	10,000
Common shares issued for accrued services	-	-	-	-	-	-	-	-	6,662,312	6,662	311,338	-	-	318,000
Common shares issued to board of directors	-	-	-	-	-	-	-	-	12,942,161	12,942	219,452	-	-	232,394
Common shares issued for services and compensation	-	-	-	-	-	-	-	-	16,279,273	16,279	264,353	-	-	280,632
Exercise of common stock warrants	-	-	-	-	-	-	-	-	4,170,000	4,170	121,914	-	-	126,084
Exercise of stock options	-	-	-	-	-	-	-	-	4,000,000	4,000	6,400	-	-	10,400
Warrants issued in connection with convertible debenture	-	-	-	-	-	-	-	-	-	-	328,815	-	-	328,815
Debenture conversions	-	-	-	-	-	-	-	-	49,110,485	49,110	369,698	-	-	418,808
Conversion of Series B preferred stock for common shares	-	-	(25,000)	(25)	-	-	-	-	958,333	958	(933)	-	-	-
Issuance of Series B dividend common shares	-	-	-	-	-	-	-	-	90,216	90	3,360	-	-	3,450
Amortization of preferred stock discount	-	-	-	-	-	-	-	-	-	-	45,056	-	(45,056)	-
Dividends on preferred stock	-	-	-	-	-	-	-	-	-	-	-	-	(7,764)	(7,764)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(4,108,755)	(4,108,755)
Balances at December 31, 2020	-	$-	50,000	$50	129,559	$130	-	$-	263,725,234	$263,723	$7,714,705	$-	$(13,239,189)	$(5,260,580)

See the accompanying notes to the consolidated financial statements.

F-20

LGBTQ LOYALTY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(4,108,755)	$(5,151,480)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount and original issue discount	862,209	368,257
Change in fair value of derivative liability	(167,658)	430,468
Financing related costs - debt	1,353,874	595,248
Merger expenses	-	388,675
Stock-based compensation expense	213,276	786,954
Officer deferred compensation	-	195,054
Depreciation and amortization	27,592	4,499
Changes in operating assets and liabilities:
Other receivables	-	(100,000)
Other current assets	(11,763)	(8,625)
Accounts payable	148,504	520,959
Accrued salaries and consulting fees	586,157	649,647
Accrued interest and dividends	154,896	44,490
Net cash used in operating activities	(941,668)	(1,275,855)
Cash flows from investing activities:
Purchases of property and equipment	-	(2,000)
Investment in intangible assets	(32,800)	(77,375)
Net cash used in investing activities	(32,800)	(79,375)
Cash flows from financing activities:
Proceeds from issuance of convertible debenture agreements	856,000	1,000,000
Net proceeds from promissory note agreements	47,250	162,500
Repayments of notes payable	(5,000)	(97,514)
Proceeds from Series B preferred stock	-	125,000
Proceeds from exercise of warrants	93,342	137,524
Net cash provided by financing activities	991,592	1,327,510
Net increase (decrease) in cash	17,124	(27,720)
Cash at beginning of period	13,188	40,908
Cash at end of period	$30,312	$13,188

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$27,500	$2,500

Supplemental disclosure of non-cash financing activities:
Conversion of accrued consulting fees into common shares	$617,750	$-
Conversion of convertible debenture and notes	$418,809	$53,553
Conversion of related party debt	$-	$393,034
Exercise of common stock warrants - derivative liability	$126,084	$168,771
Amortization of preferred stock discount	$45,056	$36,412
Exercise of options	$10,400	$5,000
Warrants issued in connection with debt	$328,815	$-
Dividends on preferred stock	$7,763	$9,488

See the accompanying notes to the consolidated financial statements

F-21

LGBTQ LOYALTY HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Nature of Business

Throughout this report, the terms “our,” “we,” “us,” and the “Company” refer to LGBTQ Loyalty Holdings, Inc. (formerly LifeApps Brands Inc.), including its subsidiaries.

On January 25, 2019, we acquired LGBT Loyalty LLC, a New York limited liability company, with the goal of creating the first LGBTQ Loyalty Preference Index ETF (the “Index ETF”) to provide the LGBTQ community with the power to influence the allocation of capital within a financial Index ETF based upon LGBTQ consumer preferences. The Index ETF is intended to link the growing economic influence of the LGBTQ community and their allies with many of the top Fortune 500 companies that support and implement diversity, inclusion and equality policies within their organizations. The incorporation of diversity and inclusion in a company’s recruitment and human resource policies is becoming a key concern to investors as part of their growing focus on ESG allocations. Our data and analytics unequivocally reinforce that corporations that have embraced diversity and inclusion policies within their corporate culture perform at a higher level financially than their peers. This includes advancing a more invigorated workforce that attracts and retains the best talent. Innovation and agility have been identified as great benefits of diversity, and there is an increasing awareness of what has come to be known as ‘the power of difference’.

On October 30, 2019, through our wholly-owned subsidiary Loyalty Preference Index, Inc. (“LPI”) and our strategically aligned partnerships with crowd sourced data and analytic providers, we launched the LGBTQ100 ESG Index which integrates LGBTQ community survey data into the methodology for a benchmark listing of the nation’s highest financially performing large-cap publicly listed corporations that our respondents believe are most committed to advancing equality. LPI is the index provider for the LGBTQ + ESG100 ETF; LGBTQ Loyalty was the Sponsor for the prospectus that was filed by the licensed Fund Adviser ProcureAM, and was approved by the Securities and Exchange Commission (“SEC”) in early January 2020. The LGBTQ + ESG100 ETF (the “Fund”) seeks to track the investment results (before fees and expenses) of the LGBTQ100 ESG Index. The Fund earns management fees based on assets under management (“AUM”) and is expected to launch in the fourth quarter of 2021 on the NASDAQ. In late 2020, LPI was renamed to Advancing Equality Preference, Inc.

Note 2. Summary of Significant Accounting Policies

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”), which contemplates our continuation as a going concern. We have incurred losses to date of $13,239,189 and have negative working capital. To date we have funded our operations through advances from a related party, issuance of convertible debt, and the sale of our common stock. We intend to raise additional funding through third party equity or debt financing. There is no certainty that funding will be available as needed. These factors raise substantial doubt about our ability to continue operating as a going concern. Our ability to continue our operations as a going concern, realize the carrying value of our assets, and discharge our liabilities in the normal course of business is dependent upon our ability to raise capital sufficient to fund our commitments and ongoing losses, and ultimately generate profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and our wholly owned subsidiaries, LGBTQ Loyalty, LLC, and Advancing Equality Preference, Inc. All material inter-company transactions and balances have been eliminated in consolidation.

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Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the years reported. Actual results may differ from these estimates.

Reclassifications

The Company has reclassified certain previously reported amounts in its consolidated financial statements. Accordingly, prior year amounts were reclassified to conform to the current year presentation.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company generally maintains balances in various operating accounts at financial institutions that management believes to be of high credit quality, in amounts that may exceed federally insured limits. The Company has not experienced any losses related to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships. At December 31, 2020 and 2019, all of the Company’s cash and cash equivalents were held at one accredited financial institution.

Financial Instruments

The estimated fair values for financial instruments were determined at discrete points in time based on relevant market information. These estimates involved uncertainties and could not be determined with precision. The carrying amounts of accounts payable and accrued liabilities approximated fair value because of the short-term maturities of these instruments. The fair value of notes payable approximated to their carrying value as generally their interest rates reflected our effective annual borrowing rate.

Fair Value Measurements

ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 – Pricing inputs are other than quoted prices in active markets, but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts, or priced with models using highly observable inputs.

Level 3 – Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights and derivative liabilities.

Our financial instruments consist of cash, other current assets, accounts payables, accruals, and notes payable. The carrying values of these instruments approximate fair value because of the short-term maturities. The Company’s restricted cash is based on Level 1 inputs. The fair value of the Company’s convertible debentures and promissory notes approximates their carrying values as the underlying imputed interest rates approximates the estimated current market rate for similar instruments. The derivative is a measured as Level 3 instrument due to the various inputs which requires significant management judgment. Refer to Note 6 for detail.

The following table is a summary of our financial instruments measured at fair value:

	Fair Value Measurements
	as of December 31, 2020:
	Level 1	Level 2	Level 3	Total
Liabilities:
Derivative liability on convertible notes payable	$-	$-	$1,930,235	$1,930,235
	$-	$-	$1,930,235	$1,930,235

	Fair Value Measurements
	as of December 31, 2019:
	Level 1	Level 2	Level 3	Total
Liabilities:
Derivative liability on convertible notes payable	$-	$-	$1,111,879	$1,111,879
	$-	$-	$1,111,879	$1,111,879

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Other Receivables – Related Party

Other receivables represent amounts held in escrow at the Fund’s custodian. The Company expects to retrieve the funds upon commencement of the Fund’s operations.

Intangibles

Intangibles, which include website development costs, databases acquired, internet domain name costs, and customer lists, are being amortized over the expected useful lives which we estimate to be three to five years. In accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) Topic 350 Intangibles – Goodwill and Other (“ASC 350”), the costs to obtain and register internet domain names were capitalized.

Derivative Financial Instruments

The Company has financial instruments that are considered derivatives or contain embedded features subject to derivative accounting. Embedded derivatives are valued separately from the host instrument and are recognized as derivative liabilities in the Company’s balance sheet. The Company measures these instruments at their estimated fair value and recognizes changes in their estimated fair value in results of operations during the period of change. The Company has a sequencing policy regarding share settlement wherein instruments with a fixed conversion price or floor would be settled first, and interest payable in shares settle next. Thereafter, share settlement order is based on instrument issuance date – earlier dated instruments settling before later dated. The sequencing policy also considers contingently issuable additional shares, such as those issuable upon a stock split, to have an issuance date to coincide with the event giving rise to the additional shares. The policy includes all shares issuable pursuant to debenture and preferred stock instruments as well as shares issuable under service and employment contracts and interest on short term loans.

Revenue Recognition

ASC Topic 606, “Revenue from Contracts with Customers” establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers.

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

●	identify the contract with a customer;

●	identify the performance obligations in the contract;

●	determine the transaction price;

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●	allocate the transaction price to performance obligations in the contract; and

●	recognize revenue as the performance obligation is satisfied.

Revenue was derived primarily from the sale of sports and fitness apparel and equipment.

Stock-Based Compensation

The Company accounts for stock-based compensation for employees and non-employees in accordance with ASC 718, Compensation - Stock Compensation. Under the fair value recognition provisions of ASC 718, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period, which is generally the option vesting period. The Company uses the Black-Scholes option pricing model to determine the fair value of stock options.

Income Taxes

The provision for income taxes is determined in accordance with the provisions of ASC Topic 740, Accounting for Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements, uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the years ended December 31, 2020 and 2019 we did not have any interest, penalties or any significant unrecognized uncertain tax positions.

Earnings per Share

We calculate earnings per share in accordance with ASC Topic 260 Earnings Per Share, which requires a dual presentation of basic and diluted earnings per share. Basic earnings per share are computed using the weighted average number of shares outstanding during the fiscal year. Diluted earnings per share represent basic earnings per share adjusted to include the potentially dilutive effect of outstanding stock options and warrants. The diluted earnings per share were not calculated because we recorded net losses for the years ended December 31, 2020 and 2019, and the outstanding stock options and warrants are anti-dilutive. For the years ended December 31, 2020 and 2019, the following number of potentially dilutive shares have been excluded from diluted net loss since such inclusion would be anti-dilutive:

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	Year Ended December 31,
	2020	2019
Stock options outstanding	1,800,000	5,800,000
Warrants	235,833,333	8,885,000
Shares to be issued upon conversion of notes	600,479,598	47,170,778
	838,112,931	61,855,778

Recent Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes (Topic 740)(“ASU 2019-12”). The objective of the standard is to improve areas of GAAP by removing certain exceptions permitted by ASC Topic 740 Income Taxes and clarifying existing guidance to facilitate consistent application. The standard will become effective for the Company beginning on January 1, 2021. The Company is currently evaluating the new standard to determine the potential impact of ASU 2019-12 on its consolidated financial statements and related disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

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Note 3. Intangible Assets

The Company capitalized costs pertaining to the development of the LGBTQ100 ESG Index website. The Company began amortizing upon the launch of the index, and will amortize the costs over a three-year useful life.

At December 31, 2020 and 2019, intangible assets, net was $78,285 and $73,076, respectively. Amortization expense was $25,792 and $4,499, respectively, for the years ended December 31, 2020 and 2019

Note 4. Notes Payable

As of December 31, 2020 and 2019, the Company has a note payable outstanding in the amount of $2,986 and $7,986, respectively. The note is past due at December 31, 2020 and is therefore in default. The note accrues interest at a rate of 2% per annum. During the years ended December 31, 2020 and 2019, the Company repaid $5,000 and $10,014 pertaining to this note.

During the year ended December 31, 2018, the Company issued notes to an investor aggregating $15,000. On March 7, 2019, the lender agreed to convert the $15,000 in loan principal into shares of our common stock at a conversion price of $0.08 per share, resulting in an issuance of 187,500 shares, The lender also agreed to waive all interest due on the loans.

During the year ended December 31, 2019, the Company received $87,500 in bridge loans from a lender. As of December 31, 2019, the Company fully repaid these loans. The Company incurred $18,300 in interest expense pertaining to these notes, including $2,500 in interest paid and $15,800 in shares of our common stock to be issued. The shares were issued in 2020 and the value was included as accrued interest as of December 31, 2019.

In December 2019, the Company issued a promissory note to Pride Partners LLC (“Pride”) for $75,000. The note is secured, accrues interest at a rate of 10% per annum, and matured on June 20, 2020. As of December 31, 2020, the full principal amount was outstanding and in default.

Note 5. Convertible Notes Payable

Convertible Note

In February 2019, the holder of a 2018 Note in the original principal amount of $35,000 converted the remaining $19,000 in principal and $4,255 in interest into an aggregate of 26,398,734 shares of our common stock at a conversion price of $0.0015 per share. As the result of such conversions, the 2018 Note has been repaid in full and terminated.

F-27

Convertible Debenture

Pride

On June 4, 2019 (the “Closing Date”), we entered into and closed a Securities Purchase Agreement (the “SPA”) with Pride (or the “Purchaser” or “Pride”) pursuant to which for a purchase price of $500,000, the Purchaser purchased $550,000 in principal amount of a 10% Original Issue Discount Senior Convertible Debenture (the “Debenture”) due 15 months following the date of issuance and an 18 month common stock purchase warrant (the “Warrant”) exercisable for up to 6,250,000 shares (subject to adjustment thereunder) of our common stock.

Subject to earlier conversion or redemption, the Debenture is due on June 4, 2020 (the “Maturity Date”). At any time after June 4, 2019, the Debenture is convertible, in whole or in part, into shares of common stock (the “Conversion Shares”) at the option of the holder, at any time and from time to time (subject to a 4.99% beneficial ownership limitation). If, on the Maturity Date, the outstanding principal balance of the Debenture is $50,000 or less, the Debenture, including all accrued and unpaid interest then due thereon, is automatically convertible into common stock. Subject to adjustment, the per share conversion price for the Debenture on any conversion date is the lesser of (i) $0.1069 or (ii) 85% of the lowest single trading date volume weighted average price for our Common stock during the 5 trading days prior to the conversion date. No later than the earlier of (i) 2 trading days after our receipt of a notice of conversion and (ii) the number of trading days comprising the standard settlement period after our receipt of a notice of conversion, we are required to deliver Conversion Shares which, when permitted under applicable securities laws, will be delivered free of restrictive legends and trading restrictions. In the event that we fail to deliver Conversion Shares by the applicable delivery date, the holder may rescind such conversion until such time that the Conversion Shares are received by the holder. Our failure to timely deliver Conversion Shares subjects us to the payment of liquidated damages to the holder as well as buy-in liability under circumstances where the holder is required to purchase Common Stock in the open market in satisfaction of a sale by the holder of Conversion Shares which the holder was entitled to receive. We are required to reserve and keep available from our authorized and unissued shares of Common Stock a sufficient number of shares to cover conversions of the Debenture. The number and amount of Conversion Shares issuable upon conversion is subject to adjustment in the event of stock splits and stock dividends. The Debenture also provides for full ratchet anti-dilution price adjustments under circumstances where, during the term of the Debenture, we issue Common Stock or common stock equivalents, exclusive of certain exempt issuances, at prices below the then applicable Debenture conversion price. The Debenture further provides for adjustments in the event of certain rights offerings, pro rata distributions to shareholders and fundamental transactions. The Debenture is subject to optional redemption by us, for cash, in whole or in part, upon 20 trading days prior written notice by us but only in the event, unless waived by the holder, we satisfy certain equity conditions (as such term is defined in the Debenture) during such 20 trading day period. Penalty interest is payable by us if we fail to effect an optional redemption by the applicable optional redemption date. The Debenture subjects us to negative covenants while the Debenture is outstanding.

On August 27, 2019, the Company entered into Amendment No. 1 to the Securities Purchase Agreement (the “First Amendment”) with Pride. Pursuant to the terms of the Amendment, Pride agreed to purchase an additional $220,000 in principal amount of 10% Original Issue Discount Senior Convertible Debenture for $200,000 in cash proceeds. As a result of this additional investment, the Company amended the currently outstanding 10% Original Issue Discount Senior Convertible Debenture that was issued to Pride on June 4, 2019 to increase the face value of the debenture from $550,000 to $770,000. No additional warrants were included in the amended agreement.

On October 14, 2019 the Company entered into Amendment No. 2 to the Securities Purchase Agreement (the “Second Amendment”) with Pride. Pursuant to the terms of Amendment. Pride agreed to purchase an additional $330,000 in principal amount of 10% Original Issue Discount Senior Convertible Debenture for $300,000 in cash proceeds. As a result of this additional investment, the Company amended the currently outstanding 10% Original Issue Discount Senior Convertible Debenture that was issued to Pride on June 4, 2019 and amended on August 27, 2019 to increase the face value of the debenture from $770,000 to $1,100,000.

F-28

Pursuant to the terms of the Second Amendment, the shares of common stock underlying the additional $330,000 in principal amount of 10% Original Issue Discount Senior Convertible Debenture (the “Additional Underlying Shares”) are not subject to the registration rights agreement entered into between the parties on June 4, 2019, but the Company has granted certain demand registration rights to Pride in connection with the Additional Underlying Shares.

From July to August 2019, Pride converted $21,910 in principal into 427,500 shares of our common stock. The Company recognized $18,925 of interest expense related to the write-off of discounts related to the conversion amounts.

Cavalry

On February 12, 2020, the Company entered into a Securities Purchase Agreement with Cavalry Fund I LP (the “Calvary Note”). Pursuant to the terms of the Calvary Note, the lender agreed to purchase from the Company, for a purchase price of $100,000, a 10% convertible note in the principal amount of $115,500. The Cavalry Note matured and became due and payable on November 11, 2020 and accrues interest at a rate of 10% per annum. The Calvary Note, plus all accrued but unpaid interest, may be prepaid at any time prior to the maturity date.

The Calvary Note is convertible into shares of the Company’s common stock at any time at a conversion price (the “Conversion Price”) equal to the lower of: (i) the lowest closing price of the common stock during the preceding twenty (20) trading day period ending on the latest complete trading day prior to the issuance date of the Note (the “Closing Price”), (ii) $0.04, or (iii) 60% of the lowest traded price for the Common Stock on the principal market on which the Common Stock is then trading during the twenty (20) consecutive trading days on which at least 100 shares of Common Stock were traded including and immediately preceding the date of conversion. Upon an event of default, the holder may elect to convert at an alternate conversion price which is the lower of: (i) the closing price of the Common Stock on the Principal Market on the Trading Day immediately preceding the issue date of the Calvary Note or (ii) 60% of either the lowest traded price or the closing bid price, whichever is lower for the common stock on the principal market during any trading day in which the event of default has not been cured. The conversion price of the Note will be further adjusted by another 15% reduction, regardless of whether there is an event of default, if (A) the Common stock is no longer a reporting company pursuant to the Securities Exchange Act of 1934, as amended, (B) the Note cannot be converted into free trading shares after 181 days from the issuance date of the Note, (C) the Common Stock is chilled for deposit at DTC or becomes chilled at any point while the Note remains outstanding, (D) deposit or other additional fees are payable due to a Yield Sign, Stop Sign or other trading restrictions, or (E) if the closing price at any time falls below $0.015. The conversion price is subject to customary adjustments. The conversion price is not subject to a floor.

Effective July 14, 2020, the Company and Calvary Fund I LP entered into an amendment to the Calvary Note to extend the maturity date of the note from November 11, 2020 to December 31, 2020, prohibit any conversions of the note prior to October 31, 2020, and extend the prepayment option from August 9, 2020 to December 31, 2020.

Power Up

On March 10, 2020, the Company entered into a Securities Purchase Agreement with Power Up Lending Group Ltd (“Power Up Note”). Pursuant to the terms of the Power Up Note, the lender agreed to purchase from the Company, for a purchase price of $75,000, a 10% convertible note in the principal amount of $85,800. The Power Up Note matures and becomes due and payable on March 10, 2021 and accrues interest at a rate of 10% per annum. The Power Up Note, plus all accrued but unpaid interest, may be prepaid at any time prior to the maturity date.

The Power Up Note is convertible into shares of the Company’s common stock at any time at a conversion price (the “Conversion Price”), which shall equal the Variable Conversion Price. The “Variable Conversion Price” shall mean 60% multiplied by the Market Price, which is the lowest Trading Price for the common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date. The conversion price is subject to customary adjustments. The conversion price is not subject to a floor.

On May 26, 2020, the Company entered into a Securities Purchase Agreement with Power Up Lending Group Ltd (“Power Up May Note”). Pursuant to the terms of the Power Up May Note, the lender agreed to purchase from the Company, for a purchase price of $75,000, a 10% convertible note in the principal amount of $85,800. The Power Up May Note matures and becomes due and payable on May 26, 2021 and accrues interest at a rate of 10% per annum. The Power Up Note, plus all accrued but unpaid interest, may be prepaid at any time prior to the maturity date.

The Power Up May Note is convertible into shares of the Company’s common stock at any time at a conversion price (the “Conversion Price”), which shall equal the Variable Conversion Price. The “Variable Conversion Price” shall mean 60% multiplied by the Market Price, which is the lowest Trading Price for the common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date. The conversion price is subject to customary adjustments. The conversion price is not subject to a floor.

F-29

On September 29, 2020, the Company entered into a Securities Purchase Agreement with Power Up (“Power Up September Note”). Pursuant to the terms of the Power Up September Note, the lender agreed to purchase from the Company, for a purchase price of $80,000, a 10% convertible note in the principal amount of $91,300. The Power Up September Note matures and becomes due and payable on September 29, 2021 and accrues interest at a rate of 10% per annum. The Power Up September Note, plus all accrued but unpaid interest, may be prepaid at any time prior to the maturity date.

The Power Up September Note is convertible into shares of the Company’s common stock at any time at a conversion price (the “Conversion Price”), which shall equal the Variable Conversion Price. The “Variable Conversion Price” shall mean 60% multiplied by the Market Price, which is the lowest Trading Price for the common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date. The conversion price is subject to customary adjustments. The conversion price is not subject to a floor.

As of December 31, 2020, Power Up fully converted the March and May notes, consisting of $150,000 in principal and accrued interest, into an aggregate of 49,110,485 shares of common stock.

Auctus

On August 11, 2020, the Company entered into a Securities Purchase Agreement (the “SPA”) with Auctus Fund, LLC (“Auctus”). Pursuant to the terms of the SPA, the Purchaser agreed to purchase from the Company, for a purchase price of $132,000, a 12% Convertible Note in the principal amount of $150,000. The Note matures and becomes due and payable on August 11, 2021 and accrues interest at a rate of 12% per annum while the Note remains outstanding. The Note may be prepaid on a monthly basis commencing six months after closing. The Note is convertible into shares of the Company’s common stock at any time at a conversion price (“Conversion Price”) equal to the lesser of (i) Current Market Price and (ii) the Variable Conversion Price. The Variable Conversion Price shall mean 100% multiplied by the Market Price (representing a discount rate of 0%). Market Price means the average of the previous 5 days volume weighted average price. In connection with the Note, the Company issued two common stock purchase warrants to purchase up to an aggregate of 15,000,000 shares of common stock (separately, “Warrant A” and “Warrant B”, and together, the “Warrants” and each a “Warrant”), upon the terms and subject to the limitations and conditions set forth in the Note. As of December 31, 2020, one warrant to purchase 7,500,000 shares was issued and outstanding to Auctus. The fair value of the warrants was determined to be $45,068 and was recorded as a debt discount to the note.

On October 8, 2020, the Company entered into a Securities Purchase Agreement (the “Auctus October Note”) with Auctus Fund, Pursuant to the terms of the Auctus October Note, Auctus agreed to purchase from the Company, for a purchase price of $300,000: (i) a Convertible Promissory Note in the principal amount of $300,000 (the “Auctus Note”); (ii) a common stock purchase warrant permitting Auctus to purchase up to 100,000,000 shares of the Company’s common stock at an exercise price of $0.015 per share (the “Warrant A”); and (iii) a common stock purchase warrant permitting Auctus to purchase up to 100,000,000 shares of the Company’s Common Stock at an exercise price of $0.015 per share (the “Warrant B”) and together with the Warrant A, the “Warrants”). As of December 31, 2020, two warrants to purchase an aggregate of 200,00,000 shares was issued and outstanding to Auctus. The fair value of the warrants was determined to be $1,237,906, which was recorded as origination interest and included in interest expense in the consolidated statements of operations.

The Auctus October Note accrues interest at a rate of 12% per annum and matures on October 8, 2021. The Auctus October Note is convertible into shares of the Company’s Common Stock, subject to the adjustments described therein. The conversion price shall be the “Market Price” which is defined as the volume weighted average price for the Common Stock during the 5 trading day period ending on the latest complete trading day prior to the conversion date.

JSJ

On September 28, 2020, the Company entered into a convertible promissory note (“JSJ Note”) with JSJ Investments, Inc., pursuant to which JSJ purchased from the Company, at a purchase price of $100,000, a 10% Convertible Note in the principal amount of $108,000.

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The JSJ Note accrues interest at a rate of 10% per annum and matures on September 28, 2021. The JSJ Note, plus all accrued but unpaid interest and other amounts due on the JSJ Note, may be prepaid at any time prior to the maturity date. Upon an event of default, the interest rate shall increase to 18% for as long as the event of default is continuing (“Default Interest”). At any time on or after the Maturity Date, the Company may repay the then outstanding principal plus accrued interest and Default Interest, if any, to JSJ.

The JSJ Note is convertible into shares of the Company’s common stock at any time after 180 days from the issuance date. The conversion price is 60% multiplied by the lowest trading price for the common stock during the 20 trading day period ending on the latest complete trading day prior to the date of a conversion notice.

EMA

On March 11, 2020, the Company entered into a Securities Purchase Agreement (the “EMA Note”) with EMA Financial, LLC. Pursuant to the terms of the EMA Note, EMA agreed to purchase from the Company, for a purchase price of $75,000, a 10% Convertible Note in the principal amount of $85,000.

The EMA Note accrues interest at a rate of 10% per annum and matures on November 5, 2020. The EMA Note, plus all accrued but unpaid interest and other amounts due on the EMA Note, may be prepaid at any time prior to the maturity date.

The EMA Note is convertible into shares of the Company’s common stock. The conversion price shall be the lower of: (i) the lowest closing price of the common stock during the preceding 20 trading day period ending on the latest complete trading day prior to March 11, 2020, (ii) $0.04, or (iii) 60% of the lowest traded price for the common stock on the principal market during the 20 consecutive trading days on which at least 100 shares of common stock were traded including and immediately preceding the conversion date. Additional discounts to the conversion price and penalties will apply if certain events occur, including if the closing price drops below $0.015, if the Company’s stock is subject to a DTC chill, or if the EMA Note cannot be converted in free trading shares after 181 days from the issuance date.

Effective as of September 29, 2020, the Company and EMA entered into an Amendment to the Note (the “EMA Amendment”), pursuant to which EMA and the Company agreed to amend the issuance date of the EMA Note from March 11, 2020 to September 29, 2020 and to extend the maturity date of the EMA Note from November 5, 2020 to September 29, 2021.

As of December 31, 2020, the EMA Note was in default and the parity value of the EMA Note was determined to be $615,134. As a result, the Company recorded an expense of $530,134, which is included in interest expense in the consolidated statements of operations.

In connection with the EMA Note, in October 2020 the Company issued a warrant to purchase 28,333,333 shares of common stock at an exercise price of $0.015 per share. The fair value of the warrants was determined to be $99,935, which was recorded as origination interest and included in interest expense in the consolidated statements of operations.

During the years ended December 31, 2020 and 2019, the Company, recorded amortization of debt discount and original discount of $862,209 and $368,257, respectively, for all convertible debentures. This amount is included in interest expense in our consolidated statements of operations.

F-31

The following is a summary of the activity of the convertible notes payable and convertible debenture for the year ended December 31, 2020 and 2019:

	Note	Debenture	Total
Balance as of December 31, 2018	$34,065	$-	$34,065
Issuance of convertible debenture - principal amount	-	1,100,000	1,100,000
Issuance of convertible debenture - debt discount and original issue discount	-	(1,100,000)	(1,100,000)
Amortization of debt discount and original issue discount	-	368,257	368,257
Conversion to common stock, net of discount	(34,065)	(4,487)	(38,552)
Balance as of December 31, 2019	-	363,769	363,769
Issuance of convertible debenture - principal amount	-	1,021,400	1,021,400
Issuance of convertible debenture - debt discount and original issue discount	-	(1,021,400)	(1,021,400)
Amortization of debt discount and original issue discount	-	862,209	862,209
Default penalty	-	530,134	530,134
Conversion to common stock, net of discount	-	(94,593)	(94,593)
Balance as of December 31, 20120	$-	$1,661,520	$1,661,520

The following comprises the balance of the convertible debenture outstanding at December 31, 2020:

Principal amount outstanding	$2,458,024
Less: Unamortized original issue discount	(94,857)
Less: Unamortized debt discount	(701,647)
$1,661,520

Note 6. Derivative Liability

We evaluated the terms of the conversion features of the debentures and related debenture warrants as noted above in accordance with ASC Topic No. 815 - 40, Derivatives and Hedging - Contracts in Entity’s Own Stock, and determined they are indexed to the Company’s common stock and that the conversion features meet the definition of a liability. Therefore, we bifurcated the conversion feature and accounted for it as a separate derivative liability.

To determine the fair value of our embedded derivatives, management evaluates assumptions regarding the probability of certain future events. Other factors used to determine fair value include our period end stock price, historical stock volatility, risk free interest rate and derivative term. The fair value recorded for the derivative liability varies from period to period. This variability may result in the actual derivative liability for a period either above or below the estimates recorded on our consolidated financial statements, resulting in significant fluctuations in other income (expense) because of the corresponding non-cash gain or loss recorded.

We value the conversion feature at origination of the notes using the Black-Scholes valuation model. We value the derivative liability at the end of each accounting period, and upon conversion of the underlying note or warrant, with the difference in value recognized as gain or loss included in other income (expense) in our consolidated statements of operations.

2018 Note

In February 2019, the 2018 Note was converted into common stock and the remaining derivative liability balance of $42,104 was recorded to additional paid-in capital and change in fair value.

Convertible Debentures and Warrants

The Pride debentures and warrants issued in 2019, as well as the Calvary, Power Up, JSJ, EMA and Auctus debentures issued in 2020 have conversion features that resulted in derivative liabilities. We valued the conversion features at each origination date with the following assumptions, on a weighted-average basis:

Year Ended
December 31,
2020
Risk-free interest rate	0.14%
Expected term (in years)	0.89
Expected volatility	188.3%
Expected dividend yield	0%
Exercise price of underlying common shares	$0.01

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	Year Ended December 31, 2019
	Tranche 1	Tranche 2	Tranche 3	Warrants
Risk-free interest rate	2.11%	1.75%	1.67%	2.11%
Expected term (in years)	1.25	1.03	0.89	1.25
Expected volatility	312.4%	303.70%	326.88%	312.4%
Expected dividend yield	0%	0%	0%	0%
Exercise price of underlying common shares	$0.09	$0.04	$0.04	$0.08

During the years ended December 31, 2020 and 2019, the entire value of the principal of the debentures were assigned to the derivative liability and recognized as a debt discount on the convertible debentures. The debt discount is recorded as reduction (contra-liability) to the debentures and are being amortized over the initial term. Any excess balance was recognized as origination interest on the derivative liability and expensed on origination. In accordance with the Company’s sequencing policy, shares issuable pursuant to the convertible debentures would be settled subsequent to the Company’s Series B preferred stock.

The following is a summary of the activity of the derivative liability for the years ended December 31, 2020 and 2019:

	Debenture	Warrants	Total
Balance as of December 31, 2018	$42,104	$-	$42,104
Conversion of convertible notes payable to common stock	(737,813)	-	(737,813)
Initial fair value on issuance of convertible debenture	1,077,117	492,921	1,570,038
Common stock warrant exercises	-	(168,771)	(168,771)
Conversion of principal amount of debenture to common stock	(24,137)	-	(24,137)
Change in fair value of derivative liability	690,707	(260,249)	430,458
Balance as of December 31, 2019	1,047,977	63,902	1,111,879
Initial fair value on issuance of convertible debenture	1,265,775	-	1,265,775
Debenture conversions	(247,209)	-	(247,209)
New warrant issuances	-	39,690	39,690
Common stock warrant exercises	-	(72,244)	(72,244)
Change in fair value of derivative liability	(136,310)	(31,348)	(167,658)
Balance as of December 31, 2020	$1,930,235	$-	$1,930,235

Note 7. Stockholders’ Equity

On March 26, 2019, we filed a Certificate of Amendment to our Certificate of Incorporation to increase our authorized capitalization from 500,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share, to 1,000,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share.

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Common Stock

2020 Transactions

In January 2020, we issued 294,994 shares of common stock to a bridge noteholder in connection with promissory notes received.

During the year ended December 31, 2020, we issued an aggregate of 10,052,318 shares of common stock to consultants for 2019 services which were accrued at a fair value of $459,417.

In March 2020, we issued 1,000,000 shares to Orlando Reece pursuant to his appointment to the Board of Directors.

In May 2020, we issued an aggregate of 11,942,161 shares to directors as compensation.

In April 2020, we issued 90,216 shares and 958,333 shares of common stock to a Series B Preferred Stock investor for accrued dividends and conversion of 25,000 shares of the Series B Preferred Stock.

In May 2020, we issued an aggregate of 12,889,267 shares of common stock to executives, officers and consultants for services rendered for a total fair value of $139,215.

In June 2020, two option holders exercised their outstanding options for a total of 4,000,000 shares of common stock at an exercise price of $0.0026. The value of $10,400 was converted from outstanding accounts payable.

During the year ended December 31, 2020, we issued an aggregate of 4,170,000 shares of common stock to Pride Partners pursuant to warrant exercises. Refer to Note 8.

From September through December 2020, the Company issued 49,110,845 shares of common stock pursuant to conversion of debentures in the principal amount of $171,600.

2019 Transactions

On January 25, 2019, we entered into and closed a securities exchange under a Securities Exchange Agreement (the “Securities Exchange Agreement”) with LGBT Loyalty LLC (“LGBT Loyalty”) and Maxim Partners, LLC (“Maxim”), pursuant to which we acquired all of the membership interests of LGBT Loyalty, making LGBT Loyalty a wholly owned subsidiary of ours, in exchange for 120,959,996 shares (the “Shares”) of our restricted common stock and one share of our newly created Series A Convertible Preferred Stock (the “Series A Preferred Stock”). The Shares issued to Maxim represented, upon issuance, 49.99% of our then issued and outstanding shares of common stock. On March 29, 2019 an additional 8,598,578 shares were issued to Maxim for the conversion of the Series A Convertible Preferred Stock. LGBT Loyalty has no assets, liabilities nor operations at the exchange date, therefore, the value ascribed to the issued stock ($388,675) has been charged to operations as expenses of the merger.

In February 2019, we issued an aggregate of 750,000 shares of common stock to a consultant in accordance with a service contract that provided for a 250,000 stock grant for services performed of $7,500, as well as the exercise of 500,000 stock options in exchange for the cancellation of $5,000 then outstanding accounts payable due to the consultant for prior services.

In March 2019, we issued an aggregate of 8,600,298 shares of our common stock pursuant to the automatic exercise of warrants issued to two current and prior company officers. The warrants were issued in exchange for the cancellation of an aggregate of $348,312 of salary and interest accruals through December 31, 2018.

During the year ended December 31, 2019, we issued an aggregate of 26,586,234 shares of our common stock to two lenders pursuant to note conversions. Additionally, we issued 427,500 shares to Pride pursuant to debenture conversions. Refer to Note 5 above.

During the year ended December 31, 2019, we issued an aggregate of 5,000,000 shares of common stock to five unrelated individuals in accordance with their appointment as directors of the Company.

During the year ended December 31, 2019, we issued an aggregate of 4,365,000 shares of common stock to Pride pursuant to warrant exercises. Refer to Note 8.

During the year ended December 31, 2019, we issued an aggregate of 38,287 shares and 1,465,949 shares of common stock to two Series B Preferred Stock investors for accrued dividends and conversion of 50,000 shares of the Series B Preferred Stock.

Series B Convertible Preferred Stock

On April 3, 2019 we filed a Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock with the Delaware Secretary of State to create a new class of preferred stock, $0.001 par value per share, designated Series B Convertible Preferred Stock (“Series B Preferred Stock”) and authorized the issuance of up to 1,500,000 shares of Series B Preferred Stock. The Series B Preferred Stock has no voting, liquidation or other rights other than the right to receive dividends and to convert into common stock.

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The stated value of each share of Series B Convertible Preferred Stock for purposes of conversions and dividends is $1.15 (the “Conversion/Dividend Stated Value”). The stated value of each share of Series B Convertible Preferred for purposes of redemptions is $1.35 (the “Redemption Stated Value”). On April 3, 2019 we received an aggregate of $125,000 from the issuance of 125,000 shares of the Series B Convertible Preferred Stock. Each $25,000 of the preferred stock is convertible into $28,750 worth of common stock. The discount between the $28,750 and $25,000 for each $25,000 investment has been recognized and amortized. Additionally, the Preferred Stock contains a Beneficial Conversion Feature (BCF) that has been recognized. The BCF is the difference between the conversion price and the market price at inception multiplied by the number of common shares into which the Preferred Stock is convertible. The BCF is also treated as a discount on the Preferred Stock, which is amortized over the life of the instrument. Amortization of the discount will continue through April 3, 2021 and amounted to $36,412 for the year ended December 31, 2019. Subject to earlier conversion or redemption, the Series B Preferred Stock will automatically convert into fully paid and non-accessible shares of our common stock 24 months following the date of issuance of such Series B Preferred Stock without any action or payment required on the part of the holder of the Series B Convertible Preferred Stock. Subject to a floor price limitation of $0.03 per share, the automatic conversion price to which the Conversion/Dividend Stated Value will be applied will be the lower of (i) $0.10 per share of common stock; or (ii) a 20% discount to the lowest volume weighted average price (“VWAP”) for our common stock on our principal trading market during the five (5) trading days immediately prior to the automatic conversion date.

In April 2020, we issued 90,216 shares and 958,333 shares of common stock to a Series B Preferred Stock investor for accrued dividends and conversion of 25,000 shares of the Series B Preferred Stock.

In September 2019, a Series B investor converted 25,000 shares of Series B Preferred Stock for 734,918 shares of common stock. In October 2019, a Series B investor converted 25,000 shares of Series B Preferred Stock for 731,031 shares of common stock. Additionally, we issued an aggregate of 38,287 shares for Series B dividends.

As of December 31, 2020, we had $12,075 in remaining accrued Series B dividends.

Series C Convertible Preferred Stock

On June 3, 2019 we filed a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Series C COD”) with the Delaware Secretary of State to create a new class of preferred stock, $0.001 par value per share, designated Series C Convertible Preferred Stock (“Series C Preferred Stock”) and authorized the issuance of up to 129,559 shares of Series C Preferred Stock. On the Closing Date, all of the 129,559 shares of Series C Preferred Stock were issued to Pride, the assignee of Maxim. On June 4, 2019 we entered into a Securities Exchange Agreement with Maxim (the “Holder”) pursuant to which the Holder exchanged 129,558,574 shares of Common Stock for 129,559 shares (the “Exchange Shares”) of our Series C Preferred Stock (the “Share Exchange”). At the request of the Holder, the Exchange Shares were issued to Holder’s assignee. The Series C Preferred Stock has no voting or other rights other than the right to receive dividends on a pari passu basis with holders of our Common Stock, the right to receive assets in the event of liquidation, dissolution or winding up on a pari passu basis with holders of our Common Stock and the right to convert into common stock. The stated value of each share of Series C Convertible Preferred for purposes of conversions is $1,000 (the “Stated Value”).

Each share of Series C Preferred Stock is convertible, at any time and from time to time, at the option of the holder thereof, into that number of shares of Common Stock (subject in each case to a 4.99% beneficial ownership limitation) determined by dividing the Stated Value of such share of Series C Preferred Stock by the Series C Preferred Stock conversion price of $1.00 per share. Consequently, each Share of Series C Preferred Stock is presently convertible into 1,000 shares of Common Stock.

Deferred Officer Compensation

We recorded $195,054 of amortization of deferred officer compensation during the year ended December 31, 2019. As of December 31, 2019, all deferred officer compensation had been fully amortized.

Note 8. Options and Warrants

Options

The following is a summary of stock options issued pursuant to the 2012 Equity Incentive Plan:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Intrinsic Value
Outstanding as of December 31, 2018	6,300,000	$0.0049	2.4	$-
Granted	-	-	-	-
Exercised	(500,000)	0.01	-	-
Forfeited	-	-	-	-
Outstanding as of December 31, 2019	5,800,000	$0.00	1.5	$-
Granted	-	-	-	-
Exercised	(4,000,000)	0.01	-	-
Forfeited	-	-	-	-
Outstanding as of December 31, 2020	1,800,000	$0.00	0.5	$-

Exercisable as of December 31, 2020	1,800,000	$0.0045	0.5	$-

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As of December 31, 2020 and 2019, we had 1,800,000 and 5,800,000 options, respectively, remaining outstanding pursuant to the 2012 Equity Incentive Plan.

There was no stock based compensation expense for options for the years ended December 31, 2020 and 2019. There will be no additional compensation expense recognized in future periods.

Warrants

2020 Transactions

During the year ended December 31, 2020, Pride exercised an aggregate of 4,170,000 shares of common stock pursuant to the exercise provisions of the warrant, including a simultaneous grant and exercise of 2,285,000 warrants. As of December 31, 2020, Pride had no outstanding warrants remaining. The Company received total proceeds of $93,342 a result of the warrant exercises.

In May 2020, we cancelled warrants that were issued in 2019 to board members to purchase an aggregate of 7,000,000 shares of our common stock. See Note 9.

In August 2020, we issued 7,500,000 warrants to Auctus in connection with the Auctus Note. The exercise price of the Auctus Warrants is $0.15 per share. In October 2020, we issued 200,000,000 warrants in connection with the Auctus October Note with an exercise price of $0.15 per share. Furthermore, we issued 28,333,333 warrants to EMA in connection with the EMA note. The exercise price of the EMA Warrants is $0.15 per share.

2019 Transactions

On January 25, 2019 we issued warrants to two Company executives in exchange for the cancellation of an aggregate of $348,312 of salary and interest accruals through December 31, 2018. The warrants were fully exercised as described in Note 7 above.

On January 25, 2019 we issued warrants to two Company executives in exchange for the cancellation of an aggregate of $348,312 of salary and interest accruals through December 31, 2018. The warrants were fully exercised as described in Note 7 above.

On June 4, 2019 we issued a warrant to Pride to purchase an aggregate of 6,250,000 shares of our common stock. The warrant is exercisable through December 4, 2020. The exercise price per share of common stock under this warrant shall be the lesser of (i) $0.0855, or (ii) 75% of the lowest single trading day closing price during the five trading days prior to the exercise date.

During the year ended December 31, 2019, Pride exercise an aggregate of 4,365,000 shares of common stock pursuant to the exercise provisions of the warrant. The Company received total proceeds of $137,524 a result of the warrant exercises.

On December 13, 2019, we issued warrants to board members to purchase an aggregate of 7,000,000 shares of our common stock. The exercise price per share of common stock is $0.03 and the warrants were exercisable immediately.

The following is a summary of the warrant activity for the years ended December 31, 2020 and 2019:

	Warrants	Weighted Average Exercise Price
Outstanding as of December 31, 2018	-	$-
Granted	21,850,298	0.05
Exercised	(12,965,298)	0.05
Forfeited	-	-
Outstanding as of December 31, 2019	8,885,000	$0.04
Granted	238,118,333	0.02
Exercised	(4,170,000)	0.08
Forfeited	(7,000,000)	0.03
Outstanding as of December 31, 2020	235,833,333	$0.02

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Note 9. Related Party Transactions

Parties, which can be a corporation or an individual, are considered to be related if we have the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Notes Payable to Related Party

Notes payable to related parties at December 31, 2020 and 2019 totaled $17,885 with a 2% annual interest rate. Currently the Company has defaulted on all of their related party loan obligations. Forbearance has been granted by the related parties on all loans.

Accrued Salaries

In March 2019, we issued an aggregate of 8,600,298 shares of our common stock pursuant to the automatic exercise of warrants issued to two current and prior company officers. The warrants were issued in exchange for the cancellation of an aggregate of $348,312 of salary and interest accruals through December 31, 2018.

As of December 31, 2020 and 2019, accrued salaries to our company officers and executive director totaled $299,732 and $91,352, respectively and is included in accrued salaries and consulting fees in our consolidated balance sheets.

Board of Directors

In March 2020, the Company issued 1,000,000 shares to Orlando Reece pursuant to his appointment to the board, and recognized $17,800 in compensation expense.

In May 2020, we issued an aggregate of 11,942,161 shares to directors as compensation, including 3,942,161 shares pursuant to accrued monthly fees and 8,000,000 shares pursuant to 2020 annual compensation. In conjunction with this transaction, we cancelled 7,000,000 warrants that were issued to the board in December 2019. We accounted for the modification in accordance with ASC 718-20-35. Total fair value of the shares issued and warrant modification was $214,595.

In March and April 2019, we issued an aggregate of 5,000,000 shares of common stock to five unrelated individuals in accordance with their appointment as directors of the Company, and recognized $555,401 in compensation expense.

In 2019, we began the accrual of director’s fees for five individuals at the rate of $25,000 per annum. Four of the directors have agreed to receive their fee payments in shares of the Company’s common stock with the number of shares to be issued based on the 5-day average trading price of the stock at the end of each month.

Total accrued directors’ compensation of $94,584 and $80,000 at December 31, 2020 and 2019, respectively, is included in accrued salaries and consulting fees on our consolidated balance sheets.

A board member is the co-founder and president of ProcureAM, LLC, the fund advisor for the Fund. As of December 31, 2020 and 2019, we have $100,000 included as other receivables on our consolidated balance sheet, which represents amounts held in escrow at the Fund’s custodian.

Accounts Payable

As of December 31, 2020, the Company had $18,981 included in accounts payable to related parties including officers and board members.

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Note 10. Income Taxes

Income tax provision (benefit) for the years ended December 31, 2020 and 2019 is summarized below:

	Year Ended
	December 31,
	2020	2019
Current income tax provision:
Federal	$-	$-
State	-	-
Total current income tax provision	-	-

Deferred income tax benefit:
Federal	(139,793)	(497,200)
State	(36,607)	(130,200)
Total deferred income tax benefit	(176,400)	(627,400)
Change in deferred tax asset valuation allowance	176,400	627,400
Total provision for income taxes	$-	$-

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences as of December 31, 2020 and 2019 are as follows:

	Year Ended
	December 31,
	2020	2019
Federal statutory income tax rate	21.0%	21.0%
State income taxes, net of federal benefit	5.5	5.5
Change in deferred tax asset valuation allowance	(26.5)	(26.5)
Effective income tax rate	-%	-%

Components of the net deferred income tax assets at December 31, 2020 and 2019 were as follows:

	December 31,
	2020	2019
Net operating loss carryforwards	$1,363,000	$1,155,600
Depreciation and amortization	(31,000)	-
Valuation allowance	(1,332,000)	(1,155,600)
Net deferred tax assets	$-	$-

	December 31,
	2020	2019
Valuation allowance as of beginning of year	$1,155,600	$528,200
Increases recorded to income tax provision	176,400	627,400
Valuation allowance as of end of year	$1,332,000	$1,155,600

In accordance with ASC 740, at December 31, 2020 we determined that a valuation allowance should be recognized against deferred tax assets because, based on the weight of available evidence, it is more likely than not (i.e., greater than 50% probability) that some portion or all of the deferred tax asset will not be realized in the future. We recognized a reserve of 100% of the amounts of the deferred tax benefit in the amount of $1,332,000.

As of December 31, 2020, we had cumulative net operating loss carry forwards of approximately $6,539,000 which have varying expirations.

There are open statutes of limitations for taxing authorities in federal and state jurisdictions to audit our tax returns from 2010 through the current period. Our policy is to account for income tax related interest and penalties in income tax expense in the consolidated statement of operations. There have been no income tax related interest or penalties assessed or recorded.

Note 11. Commitments and Contingencies

Employment Agreements

On December 19, 2017 we entered into an Employment Services Agreements with our Chief Executive Officer and our President and an Executive Management Consulting Agreement with our former Chief Executive Officer. The Agreements have a two-year term and are subject to automatic renewal for successive periods of one year unless either we or the counterparties give the other written notice of intention to not renew at least 30 days prior to the end of the existing term. The Agreements with our current and former Chief Executive Officers provide for base compensation of $150,000. Effective January 1, 2020, the Board approved that the Chief Executive Officer’s salary is $200,000 per year.

F-38

Each of the foregoing Agreements contain customary termination provisions including terminations with or without cause, for good reason or voluntarily, non-competition and non-solicitation provisions, and an inventions and patents provision which provides that all the work produced by the counterparties, which is created, designed, conceived or developed by them in the course of their employment under the Agreements belong to us. Effective January 1, 2018, the Agreements were modified to remove the conversion right provisions. On February 15, 2019 the Executive Management Consulting Agreement with our former Chief Executive Officer was terminated by mutual agreement.

Contingencies

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matters will have a material adverse effect on its business, financial condition or results of operations.

Note 12. Subsequent Events

On February 5, 2021, we amended our Certificate of Incorporation to increase our authorized capitalization from 1,000,000,000 shares of common stock, par value $0.001 per share, to 2,000,000,000 shares of common stock.

On March 5, 2021, the Company entered into a Securities Purchase Agreement with Power Up Lending Group Ltd (“Power Up 2021 Note”). Pursuant to the terms of the Power Up 2021 Note, the lender agreed to purchase from the Company, for a purchase price of $78,500, a 10% convertible note in the principal amount of $86,350. The Power Up 2021 Note matures and becomes due and payable on March 5, 2022 and accrues interest at a rate of 10% per annum. The Power Up 2021 Note, plus all accrued but unpaid interest, may be prepaid at any time prior to the maturity date.

The Power Up 2021 Note is convertible into shares of the Company’s common stock at any time at a conversion price (the “Conversion Price”), which shall equal the Variable Conversion Price. The “Variable Conversion Price” shall mean 60% multiplied by the Market Price, which is the lowest Trading Price for the common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date. The conversion price is subject to customary adjustments. The conversion price is not subject to a floor.

Through the issuance date, the Company issued an aggregate of 37,538,998 shares of common stock pursuant to conversions of Calvary and Power Up debentures.

 In April 2021, we filed a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Series D COD”) with the Delaware Secretary of State to create a new class of preferred stock, $0.001 par value per share, designated Series D Convertible Preferred Stock and authorized the issuance of up to four hundred (400) shares of Series D Preferred Stock. The Series D Preferred Stock has a stated value of $1,200 per share (“Stated Value”) and the holder of the Series D Preferred Stock has the right to receive a dividend equal to eight percent (8%) per annum, payable quarterly, beginning on the issuance date of the Series D Preferred Stock and ending on the date that Series D Preferred Share has been converted or redeemed. Dividends may be paid in cash or in shares of Series D Preferred Stock at the discretion of the Company. Further, the holders of the Series D Preferred Stock has the right to receive assets in the event of liquidation, dissolution or winding up before any distribution or payment shall be made to the holders of any securities junior to the Series D Preferred Stock.

On April 8, 2021, the Company issued 400 shares of Series D Preferred Stock to GHS Investments, LLC pursuant to a Securities Purchase Agreement (“GHS Agreement”) for net proceeds of $427,600. In conjunction with the GHS Agreement, the Company issued warrants to purchase 40,000,000 shares of common stock at an exercise price of $0.001.

Management has evaluated all activity and concluded that no subsequent events have occurred that would require recognition in these financial statements or disclosure in the notes to these financial statements.

F-39

LGBTQ LOYALTY HOLDINGS, INC.

236,906,002 Shares of Common Stock

PROSPECTUS

July 22, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the shares of our common stock. The selling stockholders will not be responsible for any of the expenses of this offering.

EXPENSE	AMOUNT

SEC registration fee		$516.93
Legal fees and expenses	$	[ ]
Miscellaneous	$	[ ]
Total	$	[ ]

Item 14. Indemnification of Officers and Directors

We are incorporated under the laws of the State of Delaware. Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by the Delaware General Corporation Law, our amended and restated bylaws and amended and restated certificate of incorporation provide that: (1) we shall indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law; (2) we may, in our discretion, pay the expenses of our directors and officers (including attorney’s fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the officer or director to repay all amounts advanced if it should ultimately be determined that the director or officer is not entitled to indemnification; and (3) we are authorized to enter into indemnification agreements with our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

II-1

Item 15. Recent Sales of Unregistered Securities

During the last three years, the Company has issued the unregistered securities below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and, unless otherwise indicated below, the Company believes that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) and/or Rule 506 of Regulation D promulgated thereunder, and/or Regulation S promulgated thereunder regarding offshore offers and sales. All recipients had adequate access, though their relationships with the Company, to information about the Company.

Effective January 8, 2018 we issued an aggregate of 2,500,000 shares of our restricted common stock to two designees of a consultant pursuant to a January 8, 2018 Consulting Agreement.

Effective January 28, 2018 we issued 500,000 shares of our restricted common stock to Uptick Capital LLC., pursuant to a January 26, 2018 Advisory Agreement.

On March 6, 2018 we issued a $35,000 convertible promissory note to Power Up Lending Group Ltd. (“Power Up”). During the period September 20, 2018 through February 11, 2019, Power Up converted the note including penalty amounts and interest into an aggregate of 33,481,522 shares of our common stock.

During the period ended June 30, 2018 we issued 3,000,000 shares of common stock in connection with consulting agreements with two unrelated entities. The shares were valued at the respective trading prices of our common stock on the dates the agreements were signed.

On October 25, 2018 we issued 1,000,000 shares to an advisor in consideration of $24,875 in accounting, tax and advisory services.

On December 5, 2018 we issued an aggregate of 2,750,000 shares of our restricted common stock to one person pursuant to (i) an August 7, 2018 $10,000 promissory note, as amended, due on February 15, 2019 (750,000 shares) and (ii) a $10,000 Securities Purchase Agreement dated August 7, 2018 (2,000,000 shares). The shares were deemed to have been issued as of August 7, 2018.

On December 5, 2018 we issued 10,946,688 shares of our restricted common stock to Robert Gayman pursuant to the exercise of (i) 6,000,000 stock options at an exercise price of $0.0026 per share or an aggregate of $15,600, and (ii) 4,946,688 stock options at an exercise price of $0.01 per share or an aggregate of $49,467, the payment for which was made by making a corresponding deduction to amounts owed by us to Mr. Gayman.

On December 5, 2018 we issued 500,000 shares to our corporate counsel in consideration of its deferment, on a temporary basis, of legal fees due to it by us for services rendered.

Effective December 27, 2018 we issued and sold an aggregate of 8,000,000 shares of our common stock to two persons at a price of $0.005 per share or an aggregate of $40,000.

Effective January 25, 2019, in connection with the closing under the January 25, 2019 Securities Exchange Agreement, we issued 120,959,996 shares of our common stock and one share of our Series A Convertible Preferred Stock to Maxim Partners, LLC.

Effective March 26, 2019 the share of Series A Convertible Preferred Stock was automatically converted into 8,598,578 shares of our common stock.

Effective January 25, 2019 we issued common stock purchase warrants to Brian Neal and Robert Gayman in consideration of amounts due by us to Brian Neal, Robert Gayman and Robert Blair as of, but not including, January 1, 2019. Effective March 26, 2019 the warrants held by Brian Neal were automatically converted into 4,609,458 shares of our common stock and the warrants held by Robert Gayman were automatically converted into 3,990,840 shares of our common stock.

Effective February 20, 2019 we issued 250,000 shares to a consultant pursuant to a Consulting Agreement made as of February 20, 2019 and issued an additional 500,000 shares to the consultant pursuant to his exercise of 500,000 stock options at a price of $0.01 per share or an aggregate of $5,000.

Effective March 8, 2019, we issued 1,000,000 shares to each of Barney Frank and Billy Bean in connection with their respective appointments to our Board of Directors. Effective March 25, 2019 we issued 1,000,000 shares to Martina Navratilova in connection with her appointment to our Board of Directors. In June 2019, we issued 1,000,000 shares to each of LZ Granderson and Robert Tull in connection with their respective appointments to our Board of Directors on April 18, 2019.

Effective March 26, 2019 we issued an aggregate of 8,600,298 shares of our restricted common stock pursuant to the automatic exercise of warrants issued to two current and prior company officers on January 25, 2019. The warrants were issued in exchange for the cancellation of an aggregate of $348,312 of salary and interest accruals through December 31, 2018

Effective April 3, 2019, we issued 125,000 shares of our Series B Convertible Preferred Stock to five persons at a price of $1.00 per share or an aggregate of $125,000.

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On June 4, 2019 we issued a convertible warrant, a convertible debenture and 129,559 shares of our Series C convertible preferred stock to Pride Partners LLC.

During the six months ended June 30, 2019 we issued an aggregate of 5,000,000 shares of restricted common stock to three unrelated individuals in accordance with their appointment as directors of the Company.

In June 2019 we issued 187,500 shares to a lender in consideration of the lender’s March 7, 2019 agreement to convert the $15,000 in principal then owed to him into shares of our common stock at a conversion price of $0.08 per share.

In June 2019 we issued 1,000,000 shares to an investor in connection with a December 18, 2018 share purchase agreement under which the investor purchased such shares at a price of $0.005 per share.

In December 2019, the Company issued an aggregate of 7,000,000 warrants to purchase common stock to the board of directors, and recognized $170,734 in compensation expense.

In March 2020, Orlando Reece joined the board in replace of LZ Granderson. We issued 1,000,000 shares of restricted stock to Mr. Reece in connection to joining.

From September to December 2020, we issued an aggregate of 49,110,485 shares of common stock to Power Up pursuant to conversion of convertible notes and interest.

On April 9, 2021, the Company issued 400 shares of Series D Preferred Stock to GHS Investments, LLC (“GHS”) pursuant to a Securities Purchase Agreement (“GHS Agreement”) for net proceeds of $427,600. In conjunction with the GHS Agreement, the Company issued warrants to purchase 40,000,000 shares of common stock at an exercise price of $0.001.

On January 21, 2021, the Company entered into a Securities Purchase Agreement with Power Up Lending Group Ltd (“Power Up January 2021 Note”). Pursuant to the terms of the Power Up January 2021 Note, the lender agreed to purchase from the Company, for a purchase price of $75,000, a 10% convertible note in the principal amount of $86,350. The Power Up January 2021 Note matures and becomes due and payable on March 5, 2022 and accrues interest at a rate of 10% per annum. The Power Up January 2021 Note, plus all accrued but unpaid interest, may be prepaid at any time prior to the maturity date.

The Power Up January 2021 Note is convertible into shares of the Company’s common stock at any time at a conversion price (the “Conversion Price”), which shall equal the Variable Conversion Price. The “Variable Conversion Price” shall mean 60% multiplied by the Market Price, which is the lowest Trading Price for the common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date. The conversion price is subject to customary adjustments. The conversion price is not subject to a floor.

On March 5, 2021, the Company entered into a Securities Purchase Agreement with Power Up Lending Group Ltd (“Power Up March 2021 Note”). Pursuant to the terms of the Power Up March 2021 Note, the lender agreed to purchase from the Company, for a purchase price of $75,000, a 10% convertible note in the principal amount of $86,350. The Power Up March 2021 Note matures and becomes due and payable on March 5, 2022 and accrues interest at a rate of 10% per annum. The Power Up March 2021 Note, plus all accrued but unpaid interest, may be prepaid at any time prior to the maturity date.

The Power Up March 2021 Note is convertible into shares of the Company’s common stock at any time at a conversion price (the “Conversion Price”), which shall equal the Variable Conversion Price. The “Variable Conversion Price” shall mean 60% multiplied by the Market Price, which is the lowest Trading Price for the common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date. The conversion price is subject to customary adjustments. The conversion price is not subject to a floor.

On May 4, 2021, the Company entered into a Securities Purchase Agreement with Power Up Lending Group Ltd (“Power Up May 2021 Note”). Pursuant to the terms of the Power Up 2021 Note, the lender agreed to purchase from the Company, for a purchase price of $150,000, a 10% convertible note in the principal amount of $169,125. The Power Up 2021 Note matures and becomes due and payable on May 4, 2022 and accrues interest at a rate of 10% per annum. The Power Up May 2021 Note, plus all accrued but unpaid interest, may be prepaid at any time prior to the maturity date.

The Power Up May 2021 Note is convertible into shares of the Company’s common stock at any time at a conversion price (the “Conversion Price”), which shall equal the Variable Conversion Price. The “Variable Conversion Price” shall mean 60% multiplied by the Market Price, which is the lowest Trading Price for the common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date. The conversion price is subject to customary adjustments. The conversion price is not subject to a floor.

On May 21, 2021, the Company issued 150 shares of Series D Preferred Stock to GHS pursuant to a Securities Purchase Agreement dated May 27, 2021.

On July 13, 2021, the Company issued 250 shares of Series D Preferred Stock to GHS pursuant to a Securities Purchase Agreement dated July 13, 2021.

Item 16 Exhibits

The Exhibit Index is incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

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EXHIBIT INDEX

Exhibit No.	Description

2.1†	Agreement and Plan of Merger and Reorganization, dated as of September 20, 2012, by and among Registrant, LifeApps Acquisition Corp., and LifeApps Inc.
2.2†	Articles of Merger, dated as of September 20, 2012, for the merger of LifeApps Acquisition Corp. into LifeApps Inc.
2.3†	Asset Acquisition Agreement, dated March 29, 2013, among the Registrant, LifeApps Inc. and Edward D. Laffey
3.1†	Amended and Restated Certificate of Incorporation of Registrant, dated August 23, 2012
3.2†	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Registrant, dated December 31, 2015
3.3†	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Registrant, dated March 26, 2019
3.4†	Amended and Restated By-Laws of the Registrant
3.5†	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Registrant as filed with the Delaware Secretary of State on January 24, 2019
3.6†	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Registrant as filed with the Delaware Secretary of State on April 2, 2019
3.7†	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock of Registrant as filed with the Delaware Secretary of State on June 3, 2019
3.8†	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock of Registrant as filed with the Delaware Secretary of State on April 7, 2021
3.9†	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock of Registrant as filed with the Delaware Secretary of State on May 12, 2021
4.1†	Form of Investor Warrant issued the investors in the September 2012 Private Placement Offering
4.2†	Form of Non-Qualified Stock Option Agreement under 2012 Equity Incentive Plan
5.1**	Legal Opinion of McCarter & English, LLP
10.1†	Split-Off Agreement, dated as of September 20, 2012, by and among the Registrant, Prime Time Travel Split Corp., and Andrew Listerman
10.2†	General Release Agreement, dated as of September 20, 2012, by and among the Registrant, Prime Time Travel Split Corp. and Andrew Listerman
10.3†	Form of Subscription Agreement between Registrant and the investors in the Private Placement Offering
10.4†	Subscription Escrow Agreement, dated August 27, 2012, by and among the Registrant and Gottbetter & Partners, LLP
10.5†	Employment Agreement, dated September 20, 2012, between Registrant and Robert R. Gayman
10.6†	Registrant’s 2012 Equity Incentive Plan
10.7†	Form of Lock-Up Agreement
10.8†	Mobile App Agreement, dated May 7, 2012, between LifeApps and Rachel Buehler
10.9†	Debt Conversion Agreement, dated March 25, 2015, by and between the Registrant and Robert Gayman
10.10†	Debt Conversion Agreement, dated as of October 27, 2016, between Registrant and Lesly A. Thompson
10.11†	Employment Services Agreement, dated December 19, 2017, with Robert A. Blair
10.12†	Employment Services Agreement, dated December 19, 2017, with Brian Neal
10.13†	Executive Management Consulting Agreement, dated December 19, 2017, with Robert Gayman
10.14†	Consulting Agreement, dated as of January 8, 2018, with Wellfleet Partners, Inc.
10.15†	Convertible Promissory Note, dated March 6, 2018, between Registrant and Power Up Lending Group Limited
10.16†	Securities Purchase Agreement, dated March 6, 2016, between Registrant and Power Up Lending Group Limited
10.17†	Amendment No. 1 dated as of January 1, 2018, to Employment Services Agreement with Robert A. Blair

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10.18†	Amendment No. 1 dated as of January 1, 2018, to Employment Services Agreement with Brian Neal
10.19†	Amendment No. 1 dated as of January 1, 2018, to Employment Services Agreement with Robert Gayman
10.20†	Employment Services Agreement with Lawrence P. Roan entered into as of November 1, 2018.
10.21†	Securities Exchange Agreement, dated January 25, 2019, between Registrant, LGBT Loyalty LLC and Maxim Partners, LLC
10.22†	Management Warrant, dated January 25, 2019, issued to Brian Neal (for cancelled debt of $161,629)
10.23†	Management Warrant, dated January 25, 2019, issued to Brian Neal (for cancelled debt of $25,054)
10.24†	Management Warrant, dated January 25, 2019, issued to Robert Gayman (for cancelled debt of $161,629)
10.25†	Securities Purchase Agreement, dated as of June 4, 2019, between Registrant and Pride Partners LLC
10.26†	10% Original Issue Discount Senior Convertible Debenture of Registrant dated June 4, 2019 issued to Pride Partners LLC
10.27†	Common Stock Purchase Warrant of Registrant, dated June 4, 2019, issued to Pride Partners LLC
10.28†	Registration Rights Agreement, dated as of June 4, 2019, between Registrant and Pride Partners LLC
10.29†	Securities Exchange Agreement, dated as of June 4, 2019, between Registrant and Maxim Partners LLC
10.30†	Form of Lock-Up Agreement, dated as of June 4, 2019
10.31†	Leak-Out Agreement, dated as of June 4, 2019, between Registrant and Brian Neal
10.32†	Management and Consulting Agreement executed on June 4, 2019 between Registrant and Beacon Media Interactive, Inc.
10.33†	Initial Statement of Work (including Compensation Addendum) executed on June 4, 2019 between Registrant and Beacon Media Interactive, Inc.
10.34†	Restricted Stock Grant Agreement executed on June 4, 2019 between Registrant and Beacon Media Interactive, Inc.
10.35†	Form of Amendment No. 1 to Securities Purchase Agreement, Debentures and Registration Rights Agreement, dated as of August 26, 2019, between the Registrant and Pride Partners LLC
10.36†	Form of Amendment No. 2 to Securities Purchase Agreement, Debentures and Registration Rights Agreement, dated as of October 14, 2019, between Registrant and Pride Partners LLC
10.37†	Securities Purchase Agreement, dated as of February 11, 2020, between Registrant and Cavalry Fund I LP
10.38†	10% Convertible Note, dated February 11, 2020, by Registrant in favor of Cavalry Fund I LP
10.39†	First Amendment to Note, dated as of July 14, 2020, by Registrant in favor of Cavalry Fund I LP
10.40†	Securities Purchase Agreement, dated as of August 11, 2020, by and between Registrant and Auctus Fund, LLC.
10.41†	Promissory Note, dated August 11, 2020, by Registrant in favor of Auctus Fund, LLC
10.42†	Form of Common Stock Purchase Warrant (Warrant A), dated August 11, 2020
10.43†	Amendment No. 3 to Debentures, dated as of September 10, 2020, between Registrant and Pride Partners LLC
10.44†	Securities Purchase Agreement, dated as of October 8, 2020, by and between Registrant and Auctus Fund, LLC
10.45†	Promissory Note, dated as of October 8, 2020, by Registrant in favor of Auctus Fund, LLC
10.46†	Form of Common Stock Purchase Warrant
10.47†	Securities Purchase Agreement, dated as of September 29, 2020, by and between Registrant and Power Up Lending Group Ltd
10.48†	Convertible Promissory Note, dated as of September 29, 2020, by Registrant in favor of Power Up Lending Group Ltd
10.49†	10% Convertible Promissory Note, dated as of September 28, 2020, by Registrant in favor of JSJ Investments, Inc.
10.50†	Securities Purchase Agreement, dated as of March 11, 2020, by and between Registrant and EMA Financial, LLC
10.51†	10% Convertible Note, dated as of March 11, 2020, by Registrant in favor of EMA Financial, LLC
10.52†	Amendment to Securities Purchase Agreement dated as of September 16, 2020 by and between Registrant and EMA Financial, LLC
10.53†	Securities Purchase Agreement, dated as of March 5, 2021, by and between Registrant and Power Up Lending Group Ltd
10.54†	Convertible Promissory Note, dated as of March 5, 2021, by Registrant in favor of Power Up Lending Group Ltd
10.55†	Securities Purchase Agreement, dated as of May 11, 2021, by and between Registrant and GHS Investments LLC
10.56†	Common Stock Purchase Warrant, dated as of May 11, 2021, by Registrant to GHS Investments, LLC
10.57†	Securities Purchase Agreement, dated as of May 27, 2021, by and between Registrant and GHS Investments, LLC
10.58†	Rescission Agreement, dated June 23, 2021, by and between Registrant and GHS Investments, LLC
10.59†	Amended and Restated Securities Purchase Agreement (April 2021), dated as of June 23, 2021, by and between Registrant and GHS Investments, LLC
10.60†	Amended and Restated Securities Purchase Agreement (May 2021), dated as of June 23, 2021, by and between Registrant and GHS Investments, LLC
10.61†	Securities Purchase Agreement dated July 13, 2021 by and between Registrant and GHS Investments, LLC
21.1*	List of Subsidiaries
23.1*	Consent of Independent Registered Public Accounting Firm
23.3**	Consent of McCarter & English, LLP (included in Exhibit 5.1)
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*	Filed herewith.
**	To be filed by amendment.
†	Previously filed.
#	Indicates a management contract or compensatory plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on July 22, 2021.

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Blair as attorney-in-fact, with power of substitution, in any and all capacities, to sign any and all amendments and post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

LGBTQ LOYALTY HOLDINGS, INC.

By:	/s/ Robert A. Blair
Name:	Robert A. Blair
Title:	Chief Executive Officer
(Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Robert A. Blair	Chief Executive Officer and Director	July 22, 2021
Robert A. Blair	(Principal Executive Officer)

/s/ Eric Sherb	Chief Financial Officer	July 22, 2021
Eric Sherb	(Principal Financial Officer)

/s/ Lawrence P. Roan	Executive Director	July 22, 2021
Lawrence P. Roan

/s/ Barney Frank	Director	July 22, 2021
Barney Frank

/s/ William D. Bean	Director	July 22, 2021
William D. Bean

/s/ Martina Navratilova	Director	July 22, 2021
Martina Navratilova

/s/ Robert Tull	Director	July 22, 2021
Robert Tull

/s/ Orlando Reece	Director	July 22, 2021
Orlando Reece

/s/ Paul Berry aka Andrea Breanna	Director	July 22, 2021
Paul Berry aka Andrea Breanna

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